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As filed with the Securities and Exchange Commission on August 21, 2007

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-4
REGISTRATION STATEMENT
Under
THE SECURITIES ACT OF 1933

iPCS, INC.
(Exact Name of Registrant as Specified in Its Charter)

(For Co-registrants, Please See Co-Registrant Information on the Following Page)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	4812 (Primary Standard Industrial Classification Code Number)	36-4350876 (I.R.S. Employer Identification No.)

1901 North Roselle Road
Schaumburg, Illinois 60195
(847) 885-2833
(Address, Including Zip Code, and Telephone Number, Including Area Code,
of Registrant's Principal Executive Offices)

Timothy M. Yager
President and Chief Executive Officer
1901 North Roselle Road
Schaumburg, Illinois 60195
Telephone No.: (847) 885-2833
Facsimile No.: (847) 885-7125
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

With copies to:

Edmund L. Quatmann, Jr. Vice President, General Counsel and Secretary iPCS, Inc. 1901 North Roselle Road Schaumburg, Illinois 60195 Telephone No.: (847) 885-2833 Facsimile No.: (847) 885-7125	Paul W. Theiss, Esq. Robert J. Wild, Esq. Mayer, Brown, Rowe & Maw LLP 71 South Wacker Drive Chicago, Illinois 60606 Telephone No.: (312) 782-0600 Facsimile No.: (312) 701-7711

        Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

        If the securities being registered on this Form are to be offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.    ☐

        If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

        If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

CALCULATION OF REGISTRATION FEE

Title of each Class of Securities to be Registered	Amount to be registered	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee

$300,000,000 First Lien Senior Secured Floating Rate Notes due 2013	$300,000,000	100%(1)	$300,000,000(1)	$9,210

$175,000,000 Second Lien Senior Secured Floating Rate Notes due 2014	$175,000,000	100%(1)	$175,000,000(1)	$5,373

Subsidiary Guarantees of $300,000,000 First Lien Senior Secured Floating Rate Notes due 2013	None	None	None	None(2)

Subsidiary Guarantees of $175,000,000 Second Lien Senior Secured Floating Rate Notes due 2014	None	None	None	None(2)

Total	$475,000,000	100%	$475,000,000	$14,583

(1)
Calculated based on the book value of the securities to be received by the registrant in the exchange offer in accordance with Rule 457(f)(2) under the Securities Act.

(2)
Pursuant to Rule 457(n) under the Securities Act, no separate filing fee is payable in respect of the subsidiary guarantees.

        The co-registrants hereby amend this registration statement on such date or dates as may be necessary to delay its effective date until the co-registrants shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

CO-REGISTRANT INFORMATION

Exact name of registrant as specified in its charter	State of incorporation or organization	I.R.S. Employer Identification No.	Primary standard industrial classification code number
iPCS Wireless, Inc.	Delaware	36-4364612	4812
iPCS Equipment, Inc.	Delaware	36-4364609	4812
Horizon Personal Communications, Inc.	Ohio	31-0802877	4812
Bright PCS Holdings, Inc.	Delaware	20-3957995	4812
Bright Personal Communications Services, LLC	Ohio	34-1903266	4812

c/o iPCS, Inc.
1901 North Roselle Road
Schaumburg, Illinois 60195
(847) 885-2833
(Address, including zip code, and telephone number, including area code, of each of the co-registrant's principal executive offices)

Subject to Completion, dated August 21, 2007

The information in this preliminary prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS

iPCS, Inc.

OFFER TO EXCHANGE

$300,000,000 New First Lien Senior Secured Floating Rate Notes due 2013 for a Like Amount of $300,000,000 First Lien Senior Secured Floating Rate Notes due 2013
$175,000,000 New Second Lien Senior Secured Floating Rate Notes due 2014 for a Like Amount of $175,000,000 Second Lien Senior Secured Floating Rate Notes due 2014

        We are offering to exchange up to $300,000,000 aggregate principal amount of registered First Lien Senior Secured Rate Floating Rate Notes due 2013 and $175,000,000 aggregate principal amount of registered Second Lien Senior Secured Floating Rate Notes due 2014 (collectively, the "new notes") for a like principal amount of unregistered $300,000,000 First Lien Senior Secured Floating Rate Notes due 2013 and unregistered $175,000,000 Second Lien Senior Secured Floating Rate Notes due 2014, respectively (collectively, the "old notes"). The new notes will represent the same debt as the related old notes and we will issue the new notes under the same indentures of the related old notes.

  •
  The exchange offer expires at 5:00 p.m., New York City time, on                        , 2007, unless extended.

  •
  The exchange offer is subject only to the conditions that the exchange offer will not violate any applicable law or any interpretation of applicable law by the staff of the Securities and Exchange Commission (the "SEC").

  •
  All old notes that are validly tendered and not validly withdrawn will be exchanged.

  •
  Tenders of old notes may be withdrawn at any time before 5:00 p.m., New York City time, on the expiration date of the exchange offer.

  •
  The exchange of old notes will not be a taxable exchange for U.S. federal income tax purposes.

  •
  We will not receive any proceeds from the exchange offer.

  •
  The form and terms of the new notes to be issued are substantially identical to your old notes, except that (i) the new notes will not have transfer restrictions, (ii) if you are eligible to participate in this exchange offer, you will not have registration rights, and (iii) a portion (or, if necessary, all) of the capital stock of each subsidiary currently pledged to secure the related old notes will be automatically released from the collateral for the new notes to the extent that the pledge would require the preparation and filing of separate audited financial statements of such subsidiary under Rule 3-16 of Regulation S-X.

  •
  There is no established trading market for the new notes, and we do not intend to apply for listing of the new notes on any securities exchange.

        Investing in the new notes involves various risks. For a discussion of factors that you should consider before you participate in the exchange offer, see "Risk Factors" beginning on page 12 of this prospectus.

        Neither the SEC nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

        The date of this prospectus is                        , 2007.

TABLE OF CONTENTS

IMPORTANT NOTICE TO READERS	ii
DEALER PROSPECTUS DELIVERY OBLIGATION	ii
FORWARD-LOOKING STATEMENTS	ii
INDUSTRY AND MARKET DATA	iv
DOCUMENTS INCORPORATED BY REFERENCE AND AVAILABLE INFORMATION	v
PROSPECTUS SUMMARY	1
RISK FACTORS	12
RATIO OF EARNINGS TO FIXED CHARGES	21
USE OF PROCEEDS	21
THE EXCHANGE OFFER	22
DESCRIPTION OF NEW NOTES	32
CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS	78
PLAN OF DISTRIBUTION	85
LEGAL MATTERS	86
EXPERTS	86

i

IMPORTANT NOTICE TO READERS

        You should rely only on the information contained in this prospectus. We have not authorized any person to provide you with any information or represent anything about us or this exchange offer that is not contained in this prospectus. If given or made, any such other information or representation should not be relied upon as having been authorized by us. We are not making an offer of these securities in any state or other jurisdiction where the offer is not permitted. You should not assume that the information contained in this prospectus is accurate as of any date other than the date printed on the front of this prospectus.

DEALER PROSPECTUS DELIVERY OBLIGATION

        Each broker-dealer that receives new notes for its own account pursuant to this exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such new notes. The letter of transmittal accompanying this prospectus states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act of 1933, as amended. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of new notes received in exchange for outstanding old notes where such outstanding old notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. We have agreed that, for a period of not less than 180 days after the expiration of this exchange offer, we will make this prospectus available to any broker-dealer for use in connection with any such resale. See "Plan of Distribution."

FORWARD-LOOKING STATEMENTS

        This prospectus contains statements about future events and expectations that are "forward-looking statements." These statements relate to future events or our future financial performance, and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as "may," "will," "should," "expects," "intends," "plans," "anticipates," "believes," "estimates," "predicts," "potential," or the negative use of these terms or other comparable terminology. Any statement in this prospectus that is not a statement of historical fact may be deemed to be a forward-looking statement. These forward-looking statements include:

  •
  statements regarding our anticipated revenues, expense levels, capital expenditures, liquidity and capital resources and operating losses; and

  •
  statements regarding expectations or projections about markets in our territory.

        Although we believe that the expectations reflected in such forward-looking statements are reasonable, we can give no assurance that such expectations will prove to be correct. Important factors with respect to any such forward-looking statements, including certain risks and uncertainties that could cause actual results to differ materially from our expectations, include, but are not limited to:

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  our dependence on our affiliation with Sprint;

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  the impact and final outcome of our litigation and arbitration against Sprint, Nextel and Sprint PCS;

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  changes in Sprint's affiliation strategy as a result of the Sprint/Nextel merger and Sprint's acquisitions of other PCS Affiliates of Sprint;

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  the ability of Sprint PCS to alter the terms of our affiliation agreements with it, including fees paid or charged to us and other program requirements;

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  our dependence on back office services, such as billing and customer care, provided by Sprint PCS, and the costs we incur to obtain such services;

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  changes or advances in technology in general, or specifically related to Sprint and its affiliates;

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  competition in the industry and markets in which we operate;

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  our ability to attract and retain skilled personnel;

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  our potential need for additional capital or the need for refinancing any indebtedness;

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  our potential inability to expand our services and related products in the event of substantial increases in demand for these services and related products;

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  changes in government regulation;

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  the competitiveness and impact of Sprint PCS's pricing plans and PCS products and services on us;

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  our subscriber credit quality;

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  the potential for us to experience a continued high rate of subscriber turnover;

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  inaccuracies in our financial information provided to us by Sprint PCS;

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  our failure to establish and maintain effective internal controls to satisfy the requirements of Section 404 of the Sarbanes-Oxley Act, which requires annual management assessments of the effectiveness of internal control over financial reporting;

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  our rates of penetration in the wireless industry and in our territories;

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  our significant level of indebtedness;

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  adequacy of bad debt and other reserves;

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  our anticipated future losses;

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  our subscriber purchasing patterns;

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  subscriber satisfaction with our network and operations, including with services provided to us by Sprint, such as billing and customer care;

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  availability of an adequate supply of subscriber equipment to Sprint PCS and to us specifically;

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  risks related to future growth and expansion, including subscriber growth;

  •
  general economic and business conditions;

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  effects of mergers and consolidations within the wireless telecommunications industry, particularly business combinations involving Sprint Nextel or affiliates of Sprint Nextel, and unexpected announcements or developments from others in the wireless telecommunications industry; and

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  additional terrorist attacks.

        These forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements. Forward-looking statements should, therefore, be considered in light of various factors, including those set forth in this prospectus under "Risk Factors" and elsewhere in this prospectus, as well as other factors incorporated herein by reference. Moreover, we caution you not to place undue reliance on these forward looking statements, which speak only as of the date they were made. We do not undertake any obligation to publicly release any revisions to these forward-looking statements to reflect events or circumstances after the date of this prospectus or to reflect the occurrence of unanticipated events.

INDUSTRY AND MARKET DATA

        Market data and other statistical information used throughout this prospectus are based on independent industry publications, government publications, reports by market research firms and other published independent sources, as well as information provided to us by Sprint PCS. Some data is also based on our good faith estimates, which estimates are derived from our review of internal surveys and independent sources, including information provided to us by Sprint, the U.S. Census Bureau and Kagan World Media. Although we believe these sources are reliable, we have not independently verified the information.

DOCUMENTS INCORPORATED BY REFERENCE
AND AVAILABLE INFORMATION

        We file annual, quarterly and current reports and other information with the SEC. The following reports are incorporated into this prospectus by reference:

  •
  Annual Report on Form 10-K for the year ended December 31, 2006, and Quarterly Reports on Form 10-Q for the quarters ended March 31, 2007 and June 30, 2007.

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  Current Reports on Form 8-K filed with the SEC on January 8, 2007; January 24, 2007; March 13, 2007; April 9, 2007; April 25, 2007; April 27, 2007; April 30, 2007; May 9, 2007; May 15, 2007; and August 8, 2007 (other than information furnished under Item 2.02) and Current Report on Form 8-K/A filed with the SEC on June 14, 2007.

  •
  Proxy Statement for the 2007 Annual Meeting of Stockholders of iPCS, Inc.

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  Current Report on Form 8-K/A (Amendment No. 1) filed with the SEC on August 1, 2005 with respect to the financial information required by Rule 3-05 and Article 11 of Regulation S-X related to our acquisition of Horizon PCS, Inc.

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  Current Report on Form 8-K/A (Amendment No. 2) filed with the SEC on October 19, 2006 with respect to the financial information required by Rule 3-05 and Article 11 of Regulation S-X related to our acquisition of Horizon PCS, Inc.

        We also incorporate by reference our future filings with the SEC under the Exchange Act of 1934, as amended (the "Exchange Act") (excluding any information furnished pursuant to Item 2.02 or Item 7.01 of any such current report on Form 8-K that is filed in the future and is not deemed filed under the Exchange Act), until the exchange offer is complete. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information, as well as the information included in this prospectus.

        The reports are available at the SEC's website at http://www.sec.gov as well as on our website at http://www.ipcswirelessinc.com. You may also read and copy any document we file with the SEC at the SEC's public reference room located at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information about the operation of the public reference room. You can also obtain copies of these documents at prescribed rates by writing to the SEC at 100 F Street, N.E., Washington, D.C. 20549.

        Statements contained or deemed to be incorporated by reference in this prospectus as to the contents of any contract or other document are not necessarily complete, and in each instance we refer you to the copy of the contract or document filed as an exhibit to a document incorporated or deemed to be incorporated by reference in this prospectus, each such statement being qualified in all respects by such reference.

v

PROSPECTUS SUMMARY

        This summary contains basic information about this exchange offer. This summary does not contain all of the information that may be important to you in deciding whether to participate in the exchange offer. We encourage you to read the entire prospectus, including the information described under the heading "Risk Factors" before you participate in this exchange offer.

        Unless the context otherwise requires: (i) "we," "us," "our" and "the Company" refer to iPCS, Inc. ("iPCS") and its wholly owned subsidiaries: iPCS Wireless, Inc., iPCS Equipment, Inc., Horizon Personal Communications, Inc., Bright PCS Holdings, Inc. and Bright Personal Communications Services, LLC; (ii) "Sprint PCS" refers to the affiliated entities of Sprint Nextel Corporation that are parties to our affiliation agreements; (iii) "Sprint" refers to Sprint Nextel Corporation and its affiliates; (iv) a "PCS Affiliate of Sprint" is an entity whose sole or predominant business is operating (directly or through one or more subsidiaries) a personal communications service business pursuant to affiliation agreements with Sprint Spectrum, L.P. and/or its affiliates or their successors; (v) "Sprint PCS products and services" refers to digital wireless personal communications services, including wireless voice and data services, and related retail products, including handsets, in any case, offered under the Sprint brand name; and (vi) "our subscribers" refers to Sprint PCS subscribers who reside in our territory, excluding reseller subscribers.

        The use of the terms "we," "us," "our," and "the Company" are not intended to imply that iPCS and iPCS's subsidiaries are not separate and distinct legal entities.

        Statements in this prospectus regarding Sprint or Sprint PCS are derived from information contained in our affiliation agreements with Sprint PCS, periodic reports and other documents filed by Sprint and Sprint Spectrum, L.P. with the SEC or press releases issued by Sprint or Sprint PCS.

Company Overview

        We are a PCS Affiliate of Sprint with the exclusive right to provide digital wireless personal communications services ("PCS") under the Sprint brand name in 80 markets primarily located in Illinois, Michigan, Pennsylvania, New York, Indiana, Iowa, Ohio and Tennessee. The territory includes key markets such as Grand Rapids (MI), Fort Wayne (IN), the Tri-Cities region of Tennessee (Johnson City, Kingsport and Bristol), Scranton (PA), Saginaw-Bay City (MI), and the Quad Cities region of Illinois and Iowa (Bettendorf and Davenport, IA, and Moline and Rock Island, IL). As of June 30, 2007, our licensed territory had a total population of approximately 15.0 million residents, of which our PCS network covered approximately 11.9 million residents, and we had approximately 612,000 subscribers.

        We own and are responsible for building, operating and managing the portion of the 100% digital, 100% PCS network of Sprint PCS located in our territory. Our PCS network is designed to offer a seamless connection with the PCS network of Sprint PCS. We offer national calling plans designed by Sprint PCS as well as local plans tailored to our markets. We market Sprint PCS products and services through a number of distribution outlets located in our territory, which are comprised of our company-owned retail stores, Sprint co-branded dealers, major national retailers and local third party distributors.

Additional Information

        Our principal executive office is located at 1901 North Roselle Road, Schaumburg, Illinois 60195. Our telephone number is (847) 885-2833.

The Exchange Offer

        We sold the $300,000,000 First Lien Senior Secured Floating Rate Notes due 2013, which we refer to in this prospectus as the old first lien notes, and the $175,000,000 Second Lien Senior Secured Floating Rate Notes due 2014, which we refer to in this prospectus as the old second lien notes (and together with old first lien notes, which we refer to as the "old notes") to the initial purchasers on April 23, 2007. The initial purchasers resold the old notes in reliance on Rule 144A and Regulation S under the Securities Act of 1933, as amended (the "Securities Act").

        We entered into registration rights agreements with the initial purchasers on April 23, 2007 (the "registration rights agreements") in which we agreed, among other things, to:

  •
  file a registration statement with the SEC relating to the exchange offer by August 21, 2007 (which is 120 days after the issuance of the old notes);

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  deliver to you this prospectus; and

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  cause the registration statement, which includes a form of this prospectus, to become effective on or prior to November 19, 2007 (which is 210 days after the issuance of the old notes).

        If we effect the exchange offer, we will be entitled to close the exchange offer 30 days after the commencement thereof, provided that we have accepted all the old notes theretofore validly tendered in accordance with the terms of the exchange offer.

        You are entitled to exchange your old first lien notes for the new registered $300,000,000 First Lien Senior Secured Floating Rate Notes due 2013, which we refer to in this prospectus as the new first lien notes, and your old second lien notes for the new registered $175,000,000 Second Lien Senior Secured Floating Rate Notes due 2014, which we refer to in this prospectus as the new second lien notes (and along with the new first lien notes, which we refer to as the "new notes") with substantially identical terms as the applicable old notes except that a portion (or, if necessary, all) of the capital stock of each subsidiary currently pledged to secure the related old notes will be automatically released from the collateral for the new notes to the extent that the pledge would require the preparation and filing of separate audited financial statements of such subsidiary under Rule 3-16 of Regulation S-X. If we do not complete the exchange offer on or before 30 business days after the registration statement becomes effective, we are required to pay certain liquidated damages. You should read the discussion under the heading "The Exchange Offer-Purpose and Effect; Registration Rights" and "Description of New Notes" for further information regarding the new notes that we are offering in exchange for your old notes.

        We believe that you may resell the new notes issued in the exchange offer without compliance with the registration and prospectus delivery provisions of the Securities Act, subject to the conditions described under "The Exchange Offer." You should read that section for further information regarding the exchange offer.

Summary of the Terms of the Exchange Offer

        The exchange offer relates to the exchange of up to $300,000,000 First Lien Senior Secured Floating Rate Notes due 2013 and $175,000,000 Second Lien Senior Secured Floating Rate Notes due 2014 for an equal aggregate principal amount of new registered $300,000,000 First Lien Senior Secured Floating Rate Notes due 2013 and the new registered $175,000,000 Second Lien Senior Secured Floating Rate Notes due 2014, respectively. The new notes will be obligations of iPCS, Inc. and will be governed by the same indentures that govern the related old notes.

Background	On April 23, 2007, we completed a private placement of old first lien notes and old second lien notes. In connection with that private placement, we entered into registration rights agreements for the old notes in which we agreed to, among other things, complete a registered exchange offer for the old notes. The registration rights agreements require us to use our commercially reasonable efforts to cause this exchange offer to be completed by December 31, 2007. In the event this exchange offer is not completed by such date, we will be required to pay additional interest with respect to the old notes until the exchange offer is completed.
New Notes
We are offering registered (i) new first lien notes for your old first lien notes and (ii) new second lien notes for your old second lien notes. The form and terms of the new notes and your old notes are substantially identical, except:
	•	the new notes will be registered under the Securities Act;
	•	the new notes will not bear any legends restricting transfer;
	•	except under limited circumstances, your rights under the registration rights agreements, including your right to receive liquidated damages, will terminate; and
•
except that a portion (or, if necessary, all) of the capital stock of each subsidiary currently pledged to secure the related old notes will be automatically released from the collateral for the new notes to the extent that the pledge would require the preparation and filing of separate audited financial statements of such subsidiary under Rule 3-16 of Regulation S-X.
The Exchange Offer
We are offering registered (i) new first lien notes for your old first lien notes and (ii) new second lien notes for your old second lien notes. Old notes may be tendered in integral multiples of $1,000 principal amount. As of the date of this prospectus, $475.0 million aggregate principal amount of the old notes is outstanding.
Expiration Date	You have until 5:00 p.m., New York City time, on , 2007 to validly tender your old notes if you want to exchange your old notes for new notes. We may extend that date under certain conditions.

Conditions of the Exchange Offer; Extensions; Amendments
The exchange offer is not subject to any conditions other than that it does not violate applicable law or any applicable interpretation of the staff of the SEC. The exchange offer is not conditioned upon any minimal principal amount of old notes being tendered. We may waive any condition or amend the terms of the exchange offer. If we materially amend the exchange offer, we will notify you.

We may also delay or extend the exchange offer and, whether or not the conditions are met, we may terminate the exchange offer. We will notify you of any delay, extension or termination of the exchange offer.
Interest
You will receive interest on the new notes from the date interest was last paid on your old notes. If no interest was paid on your old notes, you will receive interest from April 23, 2007. If your old notes are exchanged for new notes, you will not receive any accrued interest on your old notes.
Procedures for Tendering Old Notes; Special Procedures for Beneficial Owners
If you want to participate in the exchange offer, you must transmit a properly completed and signed letter of transmittal, and all other documents required by the letter of transmittal, to the exchange agent. Please send these materials to the exchange agent at the address set forth in the accompanying letter of transmittal prior to 5:00 p.m., New York City time, on the expiration date. You must also send one of the following:
• certificates of your old notes;
• a timely confirmation of book-entry transfer of your old notes into the exchange agent's account at The Depository Trust Company; or
• the items required by the guaranteed delivery procedures described below.

If you are a beneficial owner of your old notes and your old notes are registered in the name of a nominee, such as a broker, dealer, commercial bank or trust company, and you wish to tender your old notes in the exchange offer, you should instruct your nominee to promptly tender the old notes on your behalf.

If you are a beneficial owner and you want to tender your old notes on your own behalf, you must, before completing and executing the letter of transmittal and delivering your old notes, make appropriate arrangements to either register ownership of your old notes in your name or obtain a properly completed bond power from the registered holder of your old notes.
By executing the letter of transmittal, you will represent to us that:
	•	you are not our "affiliate" (as defined in Rule 405 under the Securities Act);
	•	you will acquire the new notes in the ordinary course of your business;
•
you are not a broker-dealer that acquired your old notes directly from us in order to resell them pursuant to Rule 144A under the Securities Act or any other available exemption under the Securities Act;
	•	if you are a broker-dealer that acquired your notes as a result of market-making or other trading activities, you will deliver a prospectus in connection with any resale of new notes; and
	•	you are not participating, do not intend to participate and have no arrangement or understanding with any person to participate in the distribution of the new notes.
If your old notes are not accepted for exchange for any reason, we will return your old notes to you at our expense.
Guaranteed Delivery Procedures	If you wish to tender your old notes and:
	•	your old notes are not immediately available;
	•	you are unable to deliver on time your old notes or any other document that you are required to deliver to the exchange agent; or
	•	you cannot complete the procedures for delivery by book-entry transfer on time;
then you may tender your old notes according to the guaranteed delivery procedures that are discussed in the letter of transmittal and in "The Exchange Offer—Guaranteed Delivery Procedures."
Acceptance of Old Notes and Delivery of New Notes
We will accept all old notes that you have properly tendered on time when all conditions of the exchange offer are satisfied or waived. The new notes will be delivered promptly after we accept the old notes.

Withdrawal Rights	You may withdraw tenders of your old notes at any time prior to 5:00 p.m., New York City time, on the expiration date.
Use of Proceeds	We will not receive any proceeds from the issuance of the new notes in the exchange offer.
The Exchange Agent	U.S. Bank National Association is the exchange agent. Its address and telephone number are set forth in "The Exchange Offer—The Exchange Agent; Assistance."
Fees and Expenses	We will pay all expenses relating to the exchange offer and compliance with the registration rights agreements. We will also pay certain transfer taxes, if applicable, relating to the exchange offer.
Resales of New Notes
We believe, based on an interpretation by the staff of the SEC contained in interpretive letters issued to third parties in other transactions, that the new notes may be offered for resale, resold and otherwise transferred by you without further compliance with the registration and prospectus delivery requirements of the Securities Act if:
• you are not our "affiliate" (as defined in Rule 405 under the Securities Act);
• you acquire the new notes in the ordinary course of your business;
• you are not a broker-dealer that purchased old notes from us to resell them pursuant to Rule 144A under the Securities Act or any other available exemption under the Securities Act; and
• you are not participating, and have no arrangement or understanding with any person to participate, in a distribution (within the meaning of the Securities Act) of the new notes.

You should read the information under the heading "The Exchange Offer—Resales of the New Notes" for a more complete description of why we believe that you can freely transfer new notes received in the exchange offer without registration or delivery of a prospectus.

All broker-dealers that are issued new notes for their own accounts in exchange for old notes that were acquired as a result of market-making or other trading activities must acknowledge that they will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of the new notes. If you are a broker-dealer and are required to deliver a prospectus, you may use this prospectus for an offer to resell, a resale or other transfer of the new notes.

Certain U.S. Federal Income Tax Considerations of the Exchange
The issuance of the new notes will not constitute a taxable exchange for U.S. federal income tax purposes. You will not recognize any gain or loss upon receipt of the new notes. See "Certain U.S. Federal Income Tax Considerations."
Registration Rights Agreements
In connection with the sale of the old notes, we entered into registration rights agreements with the initial purchasers of the old notes that grants the holders of the old notes registration rights. As a result of making and consummating this exchange offer, we will have fulfilled most of our obligations under the registration rights agreements. If you do not tender your old notes in the exchange offer, you will not have any further registration rights under the registration rights agreements or otherwise unless you were not eligible to participate in the exchange offer or do not receive freely transferable new notes in the exchange offer. See "The Exchange Offer—Purpose and Effect; Registration Rights."

Consequences of Not Exchanging Old Notes

        If you do not exchange your old notes for new notes in the exchange offer, your old notes will continue to be subject to the restrictions on transfer contained in the legend on the old notes. In general, the old notes may not be offered or sold unless they are registered under the Securities Act. However, you may offer or sell your old notes under an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. If you do not exchange your old notes for the new notes in the exchange offer, your old notes will continue to be secured by all of the capital stock of each of our subsidiaries.

Summary of the Terms of the New Notes

Issuer	iPCS, Inc.
New Notes Offered	$300,000,000 aggregate principal amount of first lien senior secured floating rate notes due 2013.
$175,000,000 aggregate principal amount of second lien senior secured floating rate notes due 2014.
Maturity	New first lien notes: May 1, 2013.
New second lien notes: May 1, 2014.
Interest
Interest on the new first lien notes will accrue at a rate per annum equal to three-month LIBOR plus 2.125% and will be payable in cash quarterly on each February 1, May 1, August 1 and November 1, commencing August 1, 2007.

Interest on the new second lien notes will be payable quarterly in arrears on each February 1, May 1, August 1 and November 1, commencing on August 1, 2007. Following the first interest payment date, we may elect to pay interest on the new second lien notes (1) entirely in cash ("cash interest") or (2) entirely by increasing the principal amount of the outstanding second lien notes ("PIK interest"). Cash interest on the new second lien notes will accrue at a rate per annum equal to three-month LIBOR plus 3.25% (the "cash interest rate"). PIK interest will accrue on the new second lien notes at a rate per annum equal to the cash interest rate plus 0.75%.
See "Description of New Notes—Principal, Maturity and Interest."
Guarantees
The new first lien notes will be guaranteed on a first priority senior secured basis and the new second lien notes will be guaranteed on a second priority senior secured basis by all of our existing and future domestic restricted subsidiaries. See "Description of New Notes—Subsidiary Guarantees."

Collateral for the New Notes
The new first lien notes and related guarantees will be secured by a first priority security interest, subject to permitted liens, in substantially all of our and the subsidiary guarantors' assets, with certain exceptions (the "collateral"). The new second lien notes and related guarantees will be secured by a second priority security interest, subject to permitted liens, in the collateral. A portion (or, if necessary, all) of the capital stock of each subsidiary guarantor currently pledged to secure the related old notes that is collateral securing the new first and second lien notes will automatically be released from the liens and will no longer be deemed to be collateral for the new first and second lien notes to the extent the pledge of such subsidiary guarantor's capital stock would require the preparation and filing of separate audited financial statements of such subsidiary guarantor with the SEC pursuant to Rule 3-16 of Regulation S-X. See "Description of New Notes—Security for the New Notes" for a description of the assets excluded from the collateral. The indentures for the new first lien notes and the new second lien notes will permit us, subject to certain conditions, to incur additional first lien indebtedness secured on a pari passu basis with the new first lien notes on the collateral and additional second lien indebtedness secured on a pari passu basis with the new second lien notes on the collateral, except that any capital stock of a subsidiary guarantor automatically released from the liens shall not be pledged for any obligations other than the old lien notes that are not exchanged for new notes and certain hedging obligations in existence on the date hereof.

No appraisals of any collateral have been prepared in connection with the offering of the new notes. The value of the collateral at any time will depend on market and other economic conditions, including availability of suitable buyers for the collateral.
Ranking	The new first lien notes and related guarantees will be our and the subsidiary guarantors' senior secured obligations and will:
• rank equally with all of our and the subsidiary guarantors' senior indebtedness;
•
rank effectively senior to all of our and the subsidiary guarantors' existing and future indebtedness (other than additional first lien indebtedness which will rank equally with the new first lien notes and related guarantees) to the extent of the value of the collateral;

	•	be effectively junior in right of payment to all our and the subsidiary guarantors' existing and future indebtedness that is secured by any assets not constituting collateral; and
	•	be structurally subordinated to all of the existing and future liabilities (including trade payables and lease obligations) of each of our subsidiaries, if any, that do not guarantee the new notes.
The new second lien notes and related guarantees will be our and the subsidiary guarantors' senior secured obligations and will:
	•	rank equally with all of our and the subsidiary guarantors' senior indebtedness;
	•	rank effectively junior to the new first lien notes and related guarantees and any additional first lien indebtedness to the extent of the value of the collateral;
	•	rank effectively equally to any additional second lien indebtedness to the extent of the value of the collateral;
	•	be effectively junior in right of payment to all our and the subsidiary guarantors' existing and future indebtedness that is secured by any assets not constituting collateral; and
	•	be structurally subordinated to all of the existing and future liabilities (including trade payables and lease obligations) of each of our subsidiaries, if any, that do not guarantee the new notes.
As of June 30, 2007, we and our subsidiaries had $475.5 million of indebtedness outstanding and all of our subsidiaries are subsidiary guarantors.
Optional Redemption
We may redeem the new first lien notes and the new second lien notes, at our option, in whole or in part, on the redemption dates and at the redemption prices listed under "Description of New Notes—Optional Redemption" plus accrued and unpaid interest.
Change of Control	If we experience certain kinds of changes of control, we must offer to purchase the new notes at 101% of their principal amount, plus accrued and unpaid interest, if any, to the repurchase date.
Certain Covenants	The indentures contain covenants that limit, among other things, our ability and the ability of our restricted subsidiaries to:
	•	make restricted payments (including paying dividends on, redeeming or repurchasing our capital stock);

	•	incur or guarantee additional indebtedness or issue preferred stock;
	•	grant liens on our assets;
	•	dispose of our assets;
	•	place restrictions on the ability of our subsidiaries to pay dividends or make payments to us;
	•	enter into transactions with affiliates; and
	•	merge or consolidate or transfer substantially all of our assets.

These covenants will be subject to important exceptions, limitations and qualifications. Additionally, certain of these covenants will not apply during any period where the new notes have an investment grade rating. For more details, see "Description of New Notes."
Certain U.S. Federal Income Tax Considerations of the New Notes
We intend to treat the new notes as "variable rate debt instruments" and the new second lien notes as having been issued with original issue discount for U.S. federal income tax purposes. See "Certain U.S. Federal Tax Considerations."

        You should refer to the section entitled "Risk Factors" for an explanation of certain risks of investing in the new notes.

RISK FACTORS

        You should carefully consider the following risks, as well as the other information contained in or incorporated by reference in this prospectus, including our subsequent filings with the SEC, before investing in the new notes. The risks described below are not the only risks we face. Any of the following risks could materially adversely affect our business, financial condition or results of operations. Additional risks and uncertainties not currently known to us or that we currently deem to be immaterial may also materially adversely affect our business operations. In such case, you may lose all or part of your original investment.

Risks Related to the Exchange Offer

The market for old notes may be significantly more limited after the exchange offer.

        If old notes are tendered and accepted for exchange pursuant to the exchange offer, the trading market for old notes that remain outstanding may be significantly more limited. As a result, the liquidity of the old notes not tendered for exchange may be adversely affected. The extent of the market for old notes and the availability of price quotations would depend upon a number of factors, including the number of holders of old notes remaining outstanding and the interest of securities firms in maintaining a market in the old notes. An issue of securities with a similar outstanding market value available for trading, which is called the "float," may command a lower price than would be comparable to an issue of securities with a greater float. As a result, the market price for old notes that are not exchanged in the exchange offer may be affected adversely as old notes exchanged pursuant to the exchange offer reduce the float. The reduced float also may make the trading price of the old notes that are not exchanged more volatile.

An active trading market may not develop for the new notes.

        The new notes are new securities for which there is currently no market. We cannot assure you as to the liquidity of markets that may develop for the new notes, your ability to sell the new notes or the price at which you would be able to sell the new notes. If such markets were to exist, the new notes could trade at prices lower than their principal amount or purchase price depending on many factors, including prevailing interest rates and the markets for similar securities.

Restrictions on the exchange offer.

        Issuance of new notes in exchange for old notes pursuant to the exchange offer will be made only after timely receipt by the exchange agent of a properly completed and duly executed letter of transmittal, or an agent's message in lieu thereof, including all other documents required by such letter of transmittal. Therefore, holders of old notes desiring to tender such old notes in exchange for new notes should allow sufficient time to ensure timely delivery. We and the exchange agent are under no duty to give notification of defects or irregularities with respect to the tenders of old notes for exchange. Each broker-dealer that receives exchange notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes. See "The Exchange Offer—Resales of the New Notes" and "Plan of Distribution."

Risks Related to the New Notes

Our substantial leverage could adversely affect our ability to incur additional indebtedness if needed and could negatively affect our ability to service our debt.

        We are highly leveraged. As of June 30, 2007, our total outstanding indebtedness, including capital lease obligations, was approximately $475.5 million. As of that date, such indebtedness represented approximately 106% of our total capitalization. The indentures governing the new notes will give us the flexibility to incur additional indebtedness secured on a pari passu basis with the new first lien notes of up to $50.0 million without otherwise complying with any financial ratios. In addition, subject to the limits contained in the indentures governing the new notes, we may be able to incur substantial additional indebtedness from time to time, including additional first lien indebtedness and additional second lien indebtedness to finance working capital, capital expenditures, investments or acquisitions, or for other purposes. If we do so, the risks related to our high level of debt could intensify.

        Our substantial indebtedness could adversely affect our financial health by, among other things:

  •
  increasing our vulnerability to adverse economic conditions;

  •
  limiting our ability to obtain any additional financing we may need to operate, develop and expand our business;

  •
  limiting our flexibility in planning for, or reacting to, changes in our business and the industry in which we operate;

  •
  requiring us to dedicate a substantial portion of any cash flow from our operating activities to service our debt, which reduces the funds available for operations and future business opportunities;

  •
  potentially making us more highly leveraged than our competitors, which could decrease our ability to compete in our industry;

  •
  making it more difficult for us to satisfy our obligations with respect to the new notes and our other debt; and

  •
  increasing our cost of borrowing.

        The ability to make payments on our debt will depend upon our future operating performance, which is subject to general economic and competitive conditions, the outcome of our litigation and arbitration proceedings against Sprint, and financial, business and other factors, many of which we cannot control. If the cash flow from our operating activities is insufficient, we may take actions, such as delaying or reducing capital expenditures, attempting to restructure or refinance our debt, selling assets or operations or seeking additional equity capital. Any or all of these actions may not be sufficient to allow us to service our debt obligations. Further, we may be unable to take any of these actions on satisfactory terms in a timely manner or at all. We may need to refinance all or a portion of our indebtedness on or before maturity. We may not be able to refinance any of our indebtedness on commercially reasonable terms or at all. Our failure to generate sufficient funds to pay our debts or to successfully undertake any of these actions could, among other things, result in our bankruptcy.

We may incur additional indebtedness, which could increase our risk exposure from debt.

        Subject to restrictions in the indentures governing the new notes, we may incur additional indebtedness, which could increase the risks associated with our already substantial indebtedness. If we incur additional debt above the levels described above, the risks associated with our substantial leverage would increase. See "Description of New Notes."

We rely on our subsidiaries for our operating funds, and our subsidiaries have no obligation to supply us with any funds.

        We conduct all of our operations through our subsidiaries, and our subsidiaries will generate substantially all of our operating income and cash flow. Our ability to pay our obligations under the new notes depends on our ability to obtain cash dividends or other cash payments or obtain loans from our subsidiaries, which are separate and distinct legal entities that will have no obligations to pay any dividends or to lend or advance us funds and that may be restricted from doing so by contract, including other financing arrangements, charter provisions or applicable legal or regulatory requirements, and our ability may also depend on the financial condition and regulatory requirements of its subsidiaries.

We may be unable to service our indebtedness, including the new notes.

        Our ability to make scheduled payments on and to refinance our indebtedness, including the new notes, depends on and is subject to our financial and operating performance, which in turn is affected by general and regional economic, financial, competitive, business and other factors beyond our control, including the availability of financing in the international banking and capital markets. We cannot assure you that our business will generate sufficient cash flow from operations or that future borrowings will be available to us in an amount sufficient to enable us to service our debt, including the new notes, to refinance our debt or to fund our other liquidity needs. If we are unable to meet our debt obligations or to fund our other liquidity needs, we will need to restructure or refinance all or a portion of our debt, including the new notes, which could cause us to default on our debt obligations and impair our liquidity. Any refinancing of our indebtedness could be at higher interest rates and may require us to comply with more onerous covenants which could further restrict our business operations.

The indentures governing the new notes impose significant operating and financial restrictions on our company and our subsidiaries, which may prevent us from capitalizing on business opportunities.

        The indentures governing the new notes impose significant operating and financial restrictions on us. These restrictions will limit our ability, among other things, to:

  •
  incur additional indebtedness or issue preferred stock;

  •
  pay certain dividends or make certain distributions on our capital stock or repurchase our capital stock;

  •
  make certain investments or other restricted payments;

  •
  place restrictions on the ability of subsidiaries to pay dividends or make other payments to us;

  •
  engage in transactions with stockholders or affiliates;

  •
  sell certain assets or merge with or into other companies;

  •
  guarantee indebtedness; and

  •
  create liens.

        As a result of these covenants and restrictions, we will be limited in how we conduct our business and we may be unable to raise additional debt or equity financing to compete effectively or to take advantage of new business opportunities. The terms of any future indebtedness we may incur could include more restrictive covenants. We cannot assure you that we will be able to maintain compliance with these covenants in the future and, if we fail to do so, that we will be able to obtain waivers from the lenders and/or amend the covenants.

Our failure to comply with the agreements relating to our outstanding indebtedness, including as a result of events beyond our control, could result in an event of default that could materially and adversely affect our results of operations and our financial condition.

        If there were an event of default under any of the agreements relating to our outstanding indebtedness, the holders of the defaulted debt could cause all amounts outstanding with respect to that debt to be due and payable immediately. We cannot assure you that our assets or cash flow would be sufficient to fully repay borrowings under our outstanding debt instruments if accelerated upon an event of default. Further, if we are unable to repay, refinance or restructure our indebtedness under our secured debt, the holders of such debt could proceed against the collateral securing that indebtedness. In addition, any event of default or declaration of acceleration under one debt instrument could also result in an event of default under one or more of our other debt instruments.

If there is a default, the value of the collateral may not be sufficient to repay holders of the new notes. The collateral securing the new second lien notes is subject to a first priority claim by creditors with first priority liens including claims by holders of the new first lien notes.

        The proceeds from the sale or sales of all of the collateral might not be sufficient to satisfy the amounts outstanding under the new first lien notes and other indebtedness secured by first priority liens. The new second lien notes and other obligations secured by the second priority liens, if any, may not be paid from the proceeds of collateral following a default until after payment in full of all obligations secured by the first priority liens on the collateral. In addition, subject to the restrictions contained in the indentures, we may incur additional debt that will be secured by first priority liens on the collateral or by liens on assets that are not pledged to the holders of notes, all of which would effectively rank senior to the new second lien notes to the extent of the value of the assets securing such debt. No appraisal of the value of the collateral has been made. The value of the collateral securing the new notes in the event of a liquidation will depend upon market and economic conditions, the availability of buyers and similar factors. To the extent that a portion (or, if necessary all) of the capital stock of a subsidiary guarantor is automatically released from the collateral to eliminate the requirement to prepare and file separate audited financial statements of such subsidiary guarantor with the SEC pursuant to Rule 3-16 of Regulation S-X, the value of the collateral may be reduced. In addition, although the holders of the new notes will have security interests in our affiliation agreements with Sprint PCS pursuant to which we operate our network, if a collateral agent were to foreclose upon our assets, it would not have the right to operate our business pursuant to our affiliation agreements with Sprint PCS without the consent of Sprint PCS. We do not intend to obtain any consents from Sprint PCS. A sale of the collateral in a bankruptcy or similar proceeding would likely be made under duress, which would reduce the amounts that could be recovered. Furthermore, such a sale could occur when other companies in our industry also are distressed, which might increase the supply of similar assets and therefore reduce the amounts that could be recovered. The condition of the collateral is likely to deteriorate during any period of financial distress preceding a sale of the collateral. In addition, we have entered into sale leaseback transactions with respect to all of our wireless towers; therefore, the value of our remaining assets may be even more limited. Our ability to sell core assets is subject to several restrictions under the affiliation agreements with Sprint PCS and in certain circumstances Sprint can purchase our operating assets at a discount. In addition, under the affiliation agreements with Sprint PCS, any sale of the stock of one of our operating subsidiaries will require consent of Sprint under its agreement with that subsidiary. Although the affiliation agreements with Sprint PCS require with certain exceptions that the consent of Sprint may not be unreasonably withheld, there can be no assurance that any such consent will be granted by Sprint. Accordingly, the proceeds of any sale of the collateral following an acceleration of maturity with respect to the new notes may not be sufficient to satisfy, and may be substantially less than, amounts due on the new first lien notes or the new second lien notes. The new second lien notes will not be repaid from the proceeds of collateral following a default until the new first lien notes and our other obligations that are secured on a first priority basis are repaid in full. If such proceeds were not sufficient to repay amounts outstanding under either series of notes, then holders of such series of notes (to the extent not repaid from the proceeds of the sale of the collateral) would only have an unsecured claim against our remaining assets. In addition, the right of a secured creditor to receive interest on its claim that accrues after the commencement of a bankruptcy case is subject to the court's determination that the value of such creditor's security interest in the collateral is at least equal to the amount of such creditor's claim (including such post-petition interest).

The intercreditor agreement in connection with the new second lien notes indenture will limit the rights of the holders of the new second lien notes and their control with respect to the collateral securing the new second lien notes.

        The rights of the holders of the new second lien notes with respect to the collateral securing such notes will be substantially limited pursuant to the terms of the intercreditor agreement between the trustee for the new second lien notes and the trustee for the new first lien notes. Under the intercreditor agreement, at any time that obligations that have the benefit of the first priority liens are outstanding, any actions that may be taken in respect of the collateral, including the ability to cause the commencement of enforcement proceedings against the collateral and to control the conduct of such proceedings, and the approval of amendments to and waivers of past default under, the collateral documents, will be at the direction of the holders of the new first lien notes and holders of any other obligations secured by the first priority liens. As a result, the trustee, on behalf of the holders of the new second lien notes, will not have the ability to control or direct such actions, even if the rights of the holders of the new second lien notes are adversely affected. Additionally, releases of collateral from the second priority lien securing the new notes are permitted under some circumstances without the consent of the holders of the new second lien notes.

Bankruptcy laws may limit your ability to realize value from the collateral.

        The right of a trustee or other agent to repossess and dispose of the collateral upon the occurrence of an event of default under the indentures, any future credit facilities or other indebtedness secured by the collateral is likely to be significantly impaired by applicable bankruptcy law if a bankruptcy case were to be commenced by or against us before the collateral agent repossessed and disposed of the collateral. Under the bankruptcy code, a secured creditor is prohibited from repossessing its security from a debtor in a bankruptcy case, or from disposing of security repossessed from such debtor, without bankruptcy court approval. Moreover, the bankruptcy code permits the debtor to continue to retain and to use collateral even though the debtor is in default under the applicable debt instruments, provided that the secured creditor is given "adequate protection." The meaning of the term "adequate protection" may vary according to circumstances, but it is intended in general to protect the value of the secured creditor's interest in the collateral and may include cash payments or the granting of additional security, if and at such times as the court in its discretion determines that the value of the secured creditor's interest in the collateral is declining during the pendency of the bankruptcy case. In view of the lack of a precise definition of the term "adequate protection" and the broad discretionary powers of a bankruptcy court, it is impossible to predict (1) how long payments under the new notes could be delayed following commencement of a bankruptcy case, (2) whether or when the collateral agent could repossess or dispose of the collateral or (3) whether or to what extent holders of the new notes would be compensated for any delay in payment or loss of value of the collateral through the requirement of "adequate protection."

Any future pledges of collateral may be avoidable.

        Any future pledge of collateral in favor of the collateral agents might be avoidable by the pledgor (as debtor in possession) or by its collateral agent in bankruptcy or other third parties if certain events or circumstances exist or occur, including, among others, if the pledge or granting of the security interest is deemed a fraudulent conveyance or the pledgor is insolvent at the time of the pledge or granting of the security interest, the pledge permits the holders of the new notes to receive a greater recovery than if the pledge had not been given and a bankruptcy proceeding in respect of the pledgor is commenced within 90 days following the pledge or, in certain circumstances, a longer period.

The collateral is subject to casualty risks.

        We are obligated under the collateral arrangements to maintain adequate insurance or otherwise insure against hazards to the extent done by corporations operating properties of a similar nature in the same or similar localities. There are, however, certain losses that may be either uninsurable or not economically insurable, in whole or in part. As a result, we cannot assure you that the insurance proceeds will compensate us fully for our losses. If there is a total or partial loss of any of the pledged collateral, we cannot assure you that any insurance proceeds received by us will be sufficient to satisfy all the secured obligations, including the new notes.

We may not have sufficient funds to purchase the new notes and any other debt upon a change of control.

        Upon a change of control, we will be required to make an offer to purchase all outstanding notes. Any future credit arrangements or other debt agreements to which we become party may contain similar agreements. However, we cannot assure you that we will have or will be able to borrow sufficient funds at the time of any change of control to make any required repurchases of notes or our other debt. Our inability to repay the new notes or other debt, if accelerated, or to make a change of control offer and to purchase all of the tendered notes, would constitute an event of default under the indentures and, potentially, other debt.

Rights of holders of the new notes in the collateral may be adversely affected by the failure to perfect security interests in certain collateral or the perfection of liens on the collateral by other creditors.

        Our obligations under the new first lien notes and the obligations of the guarantors under the first lien guarantees will be secured by a first priority lien on the collateral and our obligations under the new second lien notes and the obligations of the guarantors under the new second lien notes will be secured by second priority liens on the collateral, in each case subject to certain permitted liens subject to certain exceptions. The collateral includes substantially all of our and our guarantors' tangible and intangible assets, whether now owned or, in certain cases, hereafter acquired and whether now existing or, in certain cases, hereafter coming into existence. See "Description of New Notes—Security for the New Notes."

        The security interests created by the collateral documents for the benefit of the holders of notes with respect to deposit accounts and security accounts have not been and will not be perfected except to the extent perfection can be obtained through filings under the Uniform Commercial Code. As a result, the new notes may not have the benefit of a perfected security interest in all or a substantial portion of our cash, cash equivalents and other marketable securities or investments. As of June 30, 2007, we had approximately $66.5 million of cash, cash equivalents and other marketable securities and investments. In addition, the new notes will not have a perfected security interest in owned or leased real property, fixtures and certain other personal property to the extent perfection cannot be effected through filings under the Uniform Commercial Code. To the extent that the security interests in favor of the collateral agents in any collateral are not perfected, the collateral agents' rights will be equal to the rights of our general unsecured creditors and the subsidiary guarantors in the event of a bankruptcy. Outside of bankruptcy, the security interests of certain lien holders, such as judgment creditors and any creditors who obtain a perfected security interest in any items of collateral in which the collateral agents' security interests are unperfected, would take priority over the collateral agents' interests in the collateral. Accordingly, there can be no assurance that the assets in which the collateral agents' security interests are unperfected will be available upon the occurrence of an event of default or a default under the other secured obligations to satisfy the obligations under the new notes and the other first lien obligations and second lien obligations.

        In addition, applicable law requires that certain property acquired after the grant of a general security interest can only be perfected at the time such property is acquired and identified. There can be no assurance that the collateral agents will monitor, or that we will inform the collateral agents of, the future acquisition of property that constitutes collateral, and that the necessary action will be taken to properly perfect the security interest in such after acquired collateral. Neither the trustee nor the collateral agent will monitor the future acquisition of property that constitutes collateral, or take action to perfect the security interest in such acquired collateral. Although such failure may constitute an event of default in respect of the new notes, it will not prevent such failure from resulting in the loss of the security interest in such newly acquired property or the priority of the security interest in such property in favor of the holders of the new notes against third parties.

A portion (or, if necessary, all) of the capital stock of each subsidiary guarantor securing the new notes will in certain circumstances be released automatically from the liens and no longer be deemed to be collateral for the new notes to the extent the pledge of such capital stock would require the preparation and filing with the SEC of separate audited financial statements for any such guarantor subsidiary.

        The terms of the new notes will provide that, in the event that Rule 3-16 of Regulation S-X (or any successor regulation) requires the preparation and filing with the SEC of separate audited financial statements of any of our subsidiaries the capital stock of which is pledged as collateral securing the related old notes and the new notes, the portion (or, if necessary, all) of such capital stock necessary to eliminate such filing requirement will automatically be deemed released and not to have been part of the collateral securing the new notes. In such event, we and the trustee will amend or modify the applicable documents without the consent of any holder of the new notes to the extent necessary to evidence such release. As a result, holders of the new notes could lose all or a portion of their security interest in the capital stock of such subsidiary. The Rule 3-16 requirement to prepare and file with the SEC separate audited financial statements of a subsidiary is triggered as to the new notes if the aggregate par value, book value or market value of the capital stock, whichever is greatest, equals 20 percent or more of the principal amount of either the new first lien notes or new second lien notes. Any pledge of the capital stock of any of our subsidiaries under the new notes is automatically released to the extent the greatest of par, book or market value of the capital stock of any individual subsidiary subject to the pledge is in excess of 20 percent of the principal amount of the new notes, or $60.0 million with respect to the new first lien notes or $35.0 million with respect to the new second lien notes as of the date of this prospectus. Based on the greatest of the par, book and market values which we believe exceeded $60.0 million at December 31, 2006 for each of our subsidiaries, the value of the capital stock of any subsidiary as collateral for the new first lien notes would be limited to $60.0 million and the value of the collateral for the new second lien notes would be limited to $35.0 million. We believe that these limitations do not materially reduce the value of the collateral because the primary collateral securing the new notes, which secures and will continue to secure the new notes, is substantially all of our and the subsidiary guarantors' property and assets, which means that even when all of the subsidiary's capital stock does not secure the new notes, the holders of the new notes continue to have a perfected security interest in such subsidiary guarantor's underlying property and assets. The new notes will also have the benefit of the subsidiary guarantees. Any increase in value of the capital stock of our subsidiaries or a decrease in the principal amount of the new first lien or second lien notes may lead to further releases of capital stock from the collateral securing the new notes. We will determine applicable book and market values at each year end as required by Rule 3-16. As Rule 3-16 only applies to the new notes because they will be registered under the Securities Act, these provisions related to the automatic release are not applicable to holders of old notes.

Fraudulent transfer statutes may limit your rights as a holder of the new notes.

        Federal and state fraudulent transfer laws permit a court, if it makes certain findings, to:

  •
  void all or a portion of our obligations to holders of the new notes;

  •
  subordinate our obligations to holders of the new notes to our other existing and future indebtedness, entitling other creditors to be paid in full before any payment is made on the new notes; and

  •
  take other action detrimental to holders of the new notes, including invalidating the new notes.

        In that event, we cannot assure you that you would ever be repaid.

        Under federal and state fraudulent transfer laws, in order to take any of those actions, courts will typically need to find that, at the time the new notes were issued, we:

  (1)
  issued the new notes with the intent of hindering, delaying or defrauding current or future creditors; or

  (2)
  received less than fair consideration or reasonably equivalent value for incurring the indebtedness represented by the new notes; and

  (a)
  were insolvent or were rendered insolvent by reason of the issuance of the new notes;

  (b)
  were engaged, or were about to engage, in a business or transaction for which our assets were unreasonably small; or

  (c)
  intended to incur, or believed or should have believed we would incur, debts beyond our ability to pay as such debts mature.

        Many of the foregoing terms are defined in or interpreted under those fraudulent transfer statutes.

        The measure of insolvency for purposes of the foregoing considerations will vary depending on the law of the jurisdiction that is being applied in any such proceeding. Generally, a company would be considered insolvent if, at the time it incurred the debt:

  •
  the sum of its debts (including contingent liabilities) is greater than its assets, at fair valuation;

  •
  the present fair saleable value of its assets is less than the amount required to pay the probable liability on its total existing debts and liabilities (including contingent liabilities) as they become absolute and matured; or

  •
  it could not pay its debts as they become due.

        We cannot assure you what standard a court would apply in determining our solvency and whether it would conclude that we were solvent when we incurred our obligations under the new notes.

        Our obligations under the new notes will be guaranteed by all of our existing and future domestic restricted subsidiaries, and the guarantees may also be subject to review under various laws for the protection of creditors. It is possible that creditors of the guarantors may challenge the guarantees as a fraudulent transfer or conveyance. The analysis set forth above would generally apply, except that the guarantees could also be subject to the claim that, because the guarantees were incurred for the benefit of the issuer, and only indirectly for the benefit of the guarantors, the obligations of the guarantors thereunder were incurred for less than reasonably equivalent value or fair consideration. A court could void a guarantor's obligation under its guarantee, subordinate the guarantee to the other indebtedness of a guarantor, direct that holders of the new notes return any amounts paid under a guarantee to the relevant guarantor or to a fund for the benefit of its creditors, or take other action detrimental to the holders of the new notes. In addition, the liability of each guarantor under the indentures will be limited to the amount that will result in its guarantee not constituting a fraudulent conveyance or improper corporate distribution. On the basis of historical financial information, recent operating history and other factors, we believe that, after giving effect to the offering of the new notes, the guarantors are not insolvent, do not have unreasonably small capital for the business in which they are engaged and have not incurred debts beyond their ability to pay such debts as they mature. There can be no assurance as to what standard a court would apply in making a determination as to what would be the maximum liability of each guarantor. To the extent that a guarantor's guarantee is voided, it is likely that holders of the new notes will not benefit from the collateral securing that guarantee.

The market price for the new notes may be volatile.

        There is currently no established trading market for the new notes. The initial purchasers have advised us that they intend to make a market in the new notes, but they are not obligated to do so. The initial purchasers may discontinue any market making in the new notes at any time in their sole discretion. Future trading prices of the new notes will depend on many factors, including our operating performance and financial condition, prevailing interest rates and the market for similar securities. If a market for the new notes does not develop, you will not be able to resell your new notes for an extended period of time.

        Historically, the market for non-investment grade debt has been subject to disruptions that have caused substantial volatility in the prices of securities similar to the new notes. The market for the new notes, if any, may be subject to similar disruptions. Any such disruptions may adversely affect the value of your new notes.

We may elect not to pay any cash interest accrued on the new second lien notes.

        Pursuant to the indenture governing the new second lien notes, following the first interest payment date we may elect not to pay cash interest due on the new second lien notes on any interest payment date, and may elect to pay PIK Interest. The failure to pay cash interest on the new second lien notes on any interest payment date will not constitute an event of default under the indenture governing the new second lien notes if an election to pay PIK Interest has been made in accordance with the terms of the second lien indenture. See "Description of New Notes—Principal, Maturity and Interest."

We intend to treat the new second lien notes as having been issued with original issue discount for U.S. federal income tax purposes.

        As a result of the treatment of the new second lien notes as having been issued with original issue discount, U.S. persons will be required to include in their gross income the interest accruing on the new second lien notes, and the rate of such accrual may be higher than the nominal rate on the new second lien notes. In addition, U.S. persons will be required to include interest in their gross income on the new second lien notes even though we may elect not to pay cash interest. See "Certain U.S. Federal Income Tax Considerations."

You may not be able to sell your old notes if you do not exchange them for new notes in the exchange offer.

        If you do not exchange your old notes for new notes in the exchange offer, your old notes will continue to be subject to the restrictions on transfer as stated in the legend on the old notes. In general, you may not offer or sell the old notes unless they are:

  •
  registered under the Securities Act;

  •
  offered or sold pursuant to an exemption from the Securities Act and applicable state securities laws; or

  •
  offered or sold in a transaction not subject to the Securities Act and applicable state securities laws.

        Holders who do not tender their old notes, except for certain instances involving holders of old notes who are not eligible to participate in the exchange offer or who do not receive freely transferable new notes pursuant to the exchange offer, will not have any further registration rights under the registration rights agreements or otherwise and will not have rights to receive additional interest.

Risks Related to Our Business, Strategy and Operations, Our Relationship with Sprint PCS, and the Wireless Telecommunications Industry

        You should carefully consider the risk factors set forth in Part I, Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2006, beginning on page 33, as updated in Part II, Item 1A of our Quarterly Report on Form 10-Q for the quarter ended March 31, 2007, beginning on page 36, for a discussion of risks related to our business, strategy and operations.

RATIO OF EARNINGS TO FIXED CHARGES

        The following table shows our deficiency of earnings to fixed charges for the six months ended June 30, 2007 and 2006, the three months ended December 31, 2005, and each of our last five fiscal years:

	Successor Company					Predecessor Company
						For the Period From July 2, 2004 Through September 30, 2004	For the Period From October 1, 2003 Through July 1, 2004
	For the Six Months Ended June 30,			For the Three Months Ended December 31, 2005				For the Year Ended September 30,
			For the Year Ended December 31, 2006		For the Year Ended September 30, 2005
	2007	2006						2003	2002
	(dollars in thousands)
Ratio of Earnings to Fixed Charges(a)	—	—	—	—	—	—	17.4	—	—
Deficiency of Earnings to Fixed Charges(a)	$(63,081)	$(27,662)	$(46,538)	$(17,231)	$(51,125)	$(5,976)	—	$(71,145)	$(183,540)

(a)
For purposes of computing the deficiency of earnings (before taxes) to fixed charges, fixed charges consist of interest expense, capitalized interest, amortization of deferred financing costs and rental expense. The deficiency of earnings before fixed charges is the amount required for the ratio of earnings to fixed charges to be one-to-one.

USE OF PROCEEDS

        This exchange offer is intended to satisfy our obligations under the registration rights agreements. We will not receive any proceeds from the issuance of the new notes in the exchange offer, but instead, we will receive old notes in like principal amount. We will retire or cancel all of the old dotes tendered in the exchange offer. Accordingly, issuance of the new notes will not result in any change in our capitalization.

THE EXCHANGE OFFER

Purpose and Effect; Registration Rights

        We sold the old notes to the initial purchasers on April 11, 2007. The initial purchasers then resold the old notes under an offering circular dated April 11, 2007 in reliance on Rule 144A and Regulation S under the Securities Act. On April 23, 2007, we entered into registration rights agreements with the initial purchasers. Under the registration rights agreements, we agreed to:

  •
  file a registration statement with the SEC relating to the exchange offer under the Securities Act by August 21, 2007 (which is 120 days after the issuance of the old notes);

  •
  use our commercially reasonable efforts to cause the exchange offer registration statement to be declared effective on or prior to November 19, 2007 (which is 210 days after the issuance of the old notes);

  •
  commence the exchange offer promptly after the exchange offer registration statement is declared effective by the SEC;

  •
  keep the exchange offer open for acceptance for at least 30 days and not longer than 40 days (or longer, if required by applicable law) after notice of the exchange offer is mailed to holders of the old notes; and

  •
  use our commercially reasonable efforts to keep the exchange offer registration statement effective for at least 30 days and not longer than 40 days (or longer, if required by applicable law) after notice of the exchange offer is mailed to holders of the old notes.

        If we effect the exchange offer, we will be entitled to close the exchange offer 30 days after the commencement thereof, provided that we have accepted all the old notes theretofore validly tendered in accordance with the terms of the exchange offer.

        In the registration rights agreements, we agreed to file a shelf registration statement if:

  •
  we are not permitted to effect the exchange offer under applicable law or applicable interpretations of law by the SEC staff;

  •
  we are not permitted to consummate the exchange offer because the exchange offer is not permitted by applicable law or SEC policy;

  •
  have not consummated the exchange offer by the 250th day after the issuance of the old notes; or

  •
  any holder of old notes notifies us prior to the 20th business day following consummation of this exchange offer that: (i) it is prohibited by law or SEC policy from participating in the exchange offer; (ii) it may not resell the new notes acquired by it in the exchange offer to the public without delivering a prospectus and the prospectus contained in the exchange offer registration statement is not appropriate or available for such resales; or (iii) it is a broker-dealer and owns notes acquired directly from us or an affiliate of us.

        If we are required to file a shelf registration statement, we must use all commercially reasonable efforts to file the shelf registration statement relating to the old notes on or before the 30th day after the obligation to file the shelf registration statement arises. We will use all commercially reasonable efforts to cause the shelf registration statement to be declared effective under the Securities Act no later than 90 days after the date that the obligation to file the shelf registration statement arises.

        If the shelf registration statement is filed, we will use our commercially reasonable efforts to keep the shelf registration statement continuously effective, supplemented and amended until the second anniversary of the effective date of the shelf registration statement or a shorter period that will terminate when all the new notes covered by the shelf registration statement have been sold pursuant to the shelf registration statement are no longer restricted securities (as defined in Rule 144 under the Securities Act).

        The registration rights agreements require us to pay the holders of the new notes liquidated damages if a registration default exists. A registration default will exist if:

  •
  we fail to file any of the registration statements required by the registration rights agreements on or prior to the date specified for such filing;

  •
  any of such registration statements is not declared effective by the SEC on or prior to the date specified for such effectiveness;

  •
  the exchange offer is required to be consummated under the registration rights agreements and is not consummated by the 30th business day after the latest date specified for such filing above;

  •
  the shelf registration statement is required to be filed under the registration rights agreements and is not filed within 30 days after such obligation arises or does not become effective within 90 days after such obligation arise; or

  •
  if after the exchange offer registration statement or the shelf registration statement is declared effective (A) such registration statement thereafter ceases to be effective; or (B) such registration statement or the related prospectus ceases to be usable (except as permitted in paragraph (b)) in connection with resales of the old note during the periods specified herein because either (1) any event occurs as a result of which the related prospectus forming part of such registration statement would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made not misleading, or (2) it shall be necessary to amend such registration statement or supplement the related prospectus, to comply with the Securities Act or the Exchange Act or the respective rules thereunder.

        If a registration default exists, we will pay liquidated damages to each holder of the old notes in the amount of $0.05 per week (prorated in the case of a partial week) per $1,000 principal amount for the first 90-day period following the registration default. The amount of liquidated damages will increase by an additional $0.05 (prorated in the case of a partial week) per week per $1,000 principal amount at the beginning of each subsequent 90-day period (or portion thereof) until all registration defaults have been remedied. The maximum amount of liquidated damages for all registration defaults will not exceed $0.50 per week per $1,000 principal amount. Following the cure of all registration defaults, the accrual of liquidated damages on the old notes will cease.

        The exchange offer is intended to satisfy our exchange offer obligations under the registration rights agreements. The above summary of the registration rights agreements is subject to, and qualified by reference to, all of the provisions of the registration rights agreements. Copies of the registration rights agreements are filed as exhibits to the registration statement that includes a form of this prospectus.

        If you participate in the exchange offer, you will, with limited exceptions, receive notes that are freely tradeable and not subject to restrictions on transfer. You should read this prospectus under the heading "—Resales of the New Notes" for more information relating to your ability to transfer new notes.

        The exchange offer is not being made to, nor will we accept tenders for exchange from, holders of old notes in any jurisdiction in which the exchange offer or the acceptance of the exchange offer would not be in compliance with the securities laws or blue sky laws of such jurisdiction.

Expiration Date; Extensions

        The expiration date of the exchange offer is            , 2007 at 5:00 p.m., New York City time. We may extend the exchange offer in our sole discretion. If we extend the exchange offer, the expiration date will be the latest date and time to which the exchange offer is extended. We will notify the exchange agent of any extension by oral or written notice and will make a public announcement of the extension no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date.

        We expressly reserve the right, in our sole and absolute discretion:

  •
  to delay accepting any old notes;

  •
  to extend the exchange offer;

  •
  whether or not the conditions under "—Conditions of the Exchange Offer" have not been satisfied, to terminate the exchange offer; and

  •
  to waive any condition or otherwise amend the terms of the exchange offer in any manner.

        If the exchange offer is amended in a manner we deem to constitute a material change, we will promptly disclose the amendment by means of a prospectus supplement that will be distributed to the registered holders of the old notes. Any delay in acceptance, extension, termination or amendment will be followed promptly by an oral or written notice of the event to the exchange agent. We will also make a public announcement of the event. Without limiting the manner in which we may choose to make any public announcement and subject to applicable law, we have no obligation to publish, advertise or otherwise communicate any such public announcement other than by issuing a release to a national news service.

Terms of the Exchange Offer

        We are offering, upon the terms and subject to the conditions set forth in this prospectus and in the accompanying letter of transmittal, to exchange $1,000 in principal amount of new notes for each $1,000 in principal amount of outstanding old notes. We will accept for exchange any and all old notes that are validly tendered on or before 5:00 p.m., New York City time, on the expiration date. Tenders of the old notes may be withdrawn at any time before 5:00 p.m., New York City time, on the expiration date. The exchange offer is not conditioned upon any minimum principal amount of old notes being tendered for exchange. However, the exchange offer is subject to the terms of the registration rights agreements and the satisfaction of the conditions described under "—Conditions of the Exchange Offer." Old notes may be tendered only in multiples of $1,000. Holders may tender less than the aggregate principal amount represented by their old notes if they appropriately indicate this fact on the letter of transmittal accompanying the tendered old notes or indicate this fact pursuant to the procedures for book-entry transfer described below.

        As of the date of this prospectus, $300.0 million in aggregate principal amount of the old first lien notes and $175.0 million in aggregate principal amount of the old second lien notes were outstanding. Solely for reasons of administration, we have fixed the close of business on                        , 2007 as the record date for purposes of determining the persons to whom this prospectus and the letter of transmittal will be mailed initially. Only a holder of the old notes (or such holder's legal representative or attorney-in-fact) whose ownership is reflected in the records of U.S. Bank National Association, as registrar, or whose notes are held of record by the depositary, may participate in the exchange offer. There will be no fixed record date for determining the eligible holders of the old notes who are entitled to participate in the exchange offer.

        We will be deemed to have accepted validly tendered old notes when, as and if we give oral or written notice of our acceptance to the exchange agent. The exchange agent will act as agent for the tendering holders of old notes and for purposes of receiving the new notes from us. If any tendered old notes are not accepted for exchange because of an invalid tender or otherwise, certificates for the unaccepted old notes will be returned, without expense, to the tendering holder as promptly as practicable after the expiration date.

        Holders of old notes do not have appraisal or dissenters' rights under applicable law or the applicable indenture as a result of the exchange offer. We intend to conduct the exchange offer in accordance with the applicable requirements of the Exchange Act and the rules and regulations under the Exchange Act, including Rule 14e-1.

        Holders who tender their old notes in the exchange offer will not be required to pay brokerage commissions or fees or, subject to the instructions in the letter of transmittal, transfer taxes with respect to the exchange of old notes pursuant to the exchange offer. We will pay all charges and expenses, other than transfer taxes in certain circumstances, in connection with the exchange offer. See "—Fees and Expenses."

        Neither we nor our board of directors makes any recommendation to holders of old notes as to whether to tender any of their old notes pursuant to the exchange offer. In addition, no one has been authorized to make any such recommendation. Holders of old notes must make their own decision whether to participate in the exchange offer and, if the holder chooses to participate in the exchange offer, the aggregate principal amount of old notes to tender, after reading carefully this prospectus and the letter of transmittal and consulting with their advisors, if any, based on their own financial position and requirements.

Conditions of the Exchange Offer

        You must tender your old notes in accordance with the requirements of this prospectus and the letter of transmittal in order to participate in the exchange offer.

        Notwithstanding any other provision of the exchange offer, or any extension of the exchange offer, we will not be required to accept for exchange any old notes, and we may terminate or amend the exchange offer in our sole discretion if we are not permitted to effect the exchange offer under applicable law or any interpretation of applicable law by the staff of the SEC or for any other reason. If we determine in our sole discretion that any of these events or conditions has occurred, we may, subject to applicable law:

  •
  terminate the exchange offer and return all old notes tendered for exchange; or

  •
  waive any condition or amend the terms of the exchange offer.

        We expect that the above conditions will be satisfied. The above conditions are for our sole benefit and may be waived by us at any time in our sole discretion. Our failure at any time to exercise any of the above rights will not be a waiver of those rights and each right will be deemed an ongoing right that may be asserted at any time. Any determination by us concerning the events described above will be final and binding upon all parties.

        The exchange offer is not conditioned upon any minimal principal amount of old notes being tendered.

Interest

        Each new first lien note and new second lien note will bear interest from the most recent date to which interest has been paid or duly provided for on the old first lien note and old second lien note, respectively, surrendered in exchange for such new note or, if no interest has been paid or duly provided for on such old note, from April 23, 2007. Holders of the old notes whose old notes are accepted for exchange will not receive accrued interest on their old notes for any period from and after the last interest payment date to which interest has been paid or duly provided for on their old notes prior to the original issue date of the new notes or, if no such interest has been paid or duly provided for, will not receive any accrued interest on their old notes, and will be deemed to have waived the right to receive any interest on their old notes accrued from and after such interest payment date or, if no such interest has been paid or duly provided for, from and after April 23, 2007.

Procedures for Tendering Old Notes

        The tender of a holder's old notes and our acceptance of old notes will constitute a binding agreement between the tendering holder and us upon the terms and conditions of this prospectus and the letter of transmittal. Unless a holder tenders old notes according to the guaranteed delivery procedures or the book-entry procedures described below, the holder must transmit the old notes, together with a properly completed and executed letter of transmittal and all other documents required by the letter of transmittal, to the exchange agent at its address before 5:00 p.m., New York City time, on the expiration date. The method of delivery of old notes, letters of transmittal and all other required documents is at the election and risk of the tendering holder. If delivery is by mail, we recommend delivery by registered mail, properly insured, with return receipt requested. Instead of delivery of mail, we recommend that each holder use an overnight or hand delivery service. In all cases, sufficient time should be allowed to assure timely delivery.

        Any beneficial owner of the old notes whose old notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and who wishes to tender old notes in the exchange offer should contact that registered holder promptly and instruct that registered holder to tender on its behalf. If the beneficial owner wishes to tender directly, it must, prior to completing and executing the letter of transmittal and tendering old notes, make appropriate arrangements to register ownership of the old notes in its name. Beneficial owners should be aware that the transfer of registered ownership may take considerable time.

        Any financial institution that is a participant in The Depository Trust Company's ("DTC") Book-Entry Transfer Facility system may make book-entry delivery of the old notes by causing DTC to transfer the old notes into the exchange agent's account in accordance with DTC's procedures for such transfer. To be timely, book-entry delivery of old notes requires receipt of a confirmation of a book-entry transfer before the expiration date. Although delivery of the old notes may be effected through book-entry transfer into the exchange agent's account at DTC, the letter of transmittal, properly completed and executed, with any required signature guarantees and any other required documents or an agent's message (as described below), must in any case be delivered to and received by the exchange agent at its address on or before the expiration date, or the guaranteed delivery procedure set forth below must be complied with.

        DTC has confirmed that the exchange offer is eligible for DTC's Automated Tender Offer Program. Accordingly, participants in DTC's Automated Tender Offer Program may, instead of physically completing and signing the applicable letter of transmittal and delivering it to the exchange agent, electronically transmit their acceptance of the exchange offer by causing DTC to transfer old notes to the exchange agent in accordance with DTC's Automated Tender Offer Program procedures for transfer. DTC will then send an agent's message to the exchange agent.

        The term "agent's message" means a message transmitted by DTC, received by the exchange agent and forming part of the book-entry confirmation, which states:

  •
  that DTC has received an express acknowledgment from a participant in DTC's Automated Tender Offer Program that is tendering old notes that are the subject of such book-entry confirmation;

  •
  that the participant has received and agrees to be bound by the terms of the applicable letter of transmittal (or, in the case of an agent's message relating to guaranteed delivery, that the participant has received and agrees to be bound by the applicable notice of guaranteed delivery); and

  •
  that we may enforce such agreement against that participant.

        Each signature on a letter of transmittal or a notice of withdrawal must be guaranteed unless the old notes are tendered:

  •
  by a registered holder who has not completed the box entitled "Special Delivery Instructions"; or

  •
  for the account of an eligible institution (as described below).

        If a signature on a letter of transmittal or a notice of withdrawal is required to be guaranteed, the signature must be guaranteed by a participant in a recognized Medallion Signature Program (a "Medallion Signature Guarantor"). If the letter of transmittal is signed by a person other than the registered holder of the old notes, the old notes surrendered for exchange must be endorsed by the registered holder, with the signature guaranteed by a Medallion Signature Guarantor. If any letter of transmittal, endorsement, bond power, power of attorney or any other document required by the letter of transmittal is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, such person should sign in that capacity when signing. Such person must submit to us evidence satisfactory, in our sole discretion, of his or her authority to so act unless we waive such requirement.

        As used in this prospectus with respect to the old notes, a "registered holder" is any person in whose name the old notes are registered on the books of the registrar. An "eligible institution" is a firm that is a member of a registered national securities exchange or of the National Association of Securities Dealers, Inc., a commercial bank or trust company having an office or correspondent in the United States or any other "eligible guarantor institution" as such term is defined in Rule 17Ad-15 under the Exchange Act.

        We will determine in our sole discretion all questions as to the validity, form, eligibility (including time of receipt), acceptance and withdrawal of old notes tendered for exchange. Our determination will be final and binding. We reserve the absolute right to reject old notes not properly tendered and to reject any old notes if acceptance might, in our judgment or our counsel's judgment, be unlawful. We also reserve the absolute right to waive any defects or irregularities or conditions of the exchange offer as to particular old notes at any time, including the right to waive the ineligibility of any holder who seeks to tender old notes in the exchange offer.

        Our interpretation of the terms and conditions of the exchange offer, including the letter of transmittal and its instructions, will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of old notes for exchange must be cured within such period of time as we determine. Neither we nor the exchange agent is under any duty to give notification of defects in such tenders or will incur any liability for failure to give such notification. The exchange agent will use reasonable efforts to give notification of defects or irregularities with respect to tenders of old notes for exchange but will not incur any liability for failure to give such notification. Tenders of old notes will not be deemed to have been made until such irregularities have been cured or waived.

        By tendering, you will represent to us that, among other things:

  •
  you are not our "affiliate" (as defined in Rule 405 under the Securities Act);

  •
  you will acquire the new notes in the ordinary course of your business;

  •
  you are not a broker-dealer that acquired your old notes directly from us in order to resell them pursuant to Rule 144A under the Securities Act or any other available exemption under the Securities Act;

  •
  if you are a broker-dealer that acquired your old notes as a result of market-making or other trading activities, you will deliver a prospectus in connection with any resale of new notes; and

  •
  you are not participating, do not intend to participate and have no arrangement or understanding with any person to participate in the distribution of the new notes.

        In connection with a book-entry transfer, each participant will confirm that it makes the representations and warranties contained in the letter of transmittal.

Guaranteed Delivery Procedures

        If you wish to tender your old notes and:

  •
  your old notes are not immediately available;

  •
  you are unable to deliver on time your old notes or any other document that you are required to deliver to the exchange agent; or

  •
  you cannot complete the procedures for delivery by book-entry transfer on time;

then you may tender your old notes according to the guaranteed delivery procedures described in the letter of transmittal. Those procedures require that:

  •
  tender must be made by or through an eligible institution and a notice of guaranteed delivery must be signed by the holder;

  •
  on or before the expiration date, the exchange agent must receive from the holder and the eligible institution a properly completed and executed notice of guaranteed delivery by mail or hand delivery setting forth the name and address of the holder, the certificate number or numbers of the tendered old notes and the principal amount of tendered old notes; and

  •
  properly completed and executed documents required by the letter of transmittal and the tendered old notes in proper form for transfer or confirmation of a book-entry transfer of such old notes into the exchange agent's account at DTC must be received by the exchange agent within four business days after the expiration date of the exchange offer.

        Any holder who wishes to tender old notes pursuant to the guaranteed delivery procedures must ensure that the exchange agent receives the notice of guaranteed delivery and letter of transmittal relating to such old notes before 5:00 p.m., New York City time, on the expiration date.

Acceptance of Old Notes for Exchange; Delivery of New Notes

        Upon satisfaction or waiver of all the conditions to the exchange offer, we will accept old notes that are properly tendered in the exchange offer prior to 5:00 p.m., New York City time, on the expiration date. The new notes will be delivered promptly after acceptance of the old notes. For purposes of the exchange offer, we will be deemed to have accepted validly tendered old notes when, as and if we have given notice to the exchange agent.

Withdrawal Rights

        Tenders of the old notes may be withdrawn by delivery of a written or facsimile transmission notice to the exchange agent at its address set forth under "—The Exchange Agent; Assistance" at any time before 5:00 p.m., New York City time, on the expiration date. Any such notice of withdrawal must:

  •
  specify the name of the person having deposited the old notes to be withdrawn;

  •
  identify the old notes to be withdrawn, including the certificate number or numbers and principal amount of such old notes, or, in the case of old notes transferred by book-entry transfer, the name and number of the account at DTC to be credited;

  •
  be signed by the holder in the same manner as the original signature on the letter of transmittal by which old notes were tendered, including any required signature guarantees, or be accompanied by a bond power in the name of the person withdrawing the tender, in satisfactory form as determined by us in our sole discretion, executed by the registered holder, with the signature guaranteed by a Medallion Signature Guarantor, together with the other documents required upon transfer by the indentures; and

  •
  specify the name in which the old notes are to be re-registered, if different from the person who deposited the old notes.

        All questions as to the validity, form and eligibility (including time of receipt) of such notices will be determined by us, in our sole discretion. Any old notes withdrawn will be deemed not to have been validly tendered for exchange for purposes of the exchange offer and will be returned to the holder without cost as soon as practicable after withdrawal. Properly withdrawn old notes may be retendered pursuant to the procedures described under "—Procedures for Tendering Old Notes" at any time on or before the expiration date.

The Exchange Agent; Assistance

        U.S. Bank National Association is the exchange agent. All tendered old notes, executed letters of transmittal and other related documents should be directed to the exchange agent. Questions and requests for assistance and requests for additional copies of the prospectus, the letter of transmittal and other related documents should be addressed to the exchange agent as follows:

        By Regular, Registered or Certified Mail, By Overnight Courier or By Hand:

  U.S. Bank West Side Flats Operation Center
  60 Livingston Avenue
  St Paul, Minnesota 55107
  Attention: Specialized Finance
  To Confirm by Telephone or for Information: (800) 934-6802

Fees and Expenses

        We will bear the expenses of soliciting old notes for exchange. The principal solicitation is being made by mail by the exchange agent. Additional solicitation may be made by telephone, facsimile or in person by our officers and regular employees and our affiliates and by persons so engaged by the exchange agent.

        We will pay the exchange agent reasonable and customary fees for its services and will reimburse the exchange agent for its reasonable out-of-pocket expenses in connection with its services and pay other registration expenses, including fees and expenses of the trustee under the indenture, filing fees, blue sky fees and printing and distribution expenses.

        We have not retained any dealer-manager in connection with the exchange offer and will not make any payments to brokers, dealers or others soliciting acceptance of the exchange offer.

        We will pay all transfer taxes, if any, applicable to the exchange of old notes pursuant to the exchange offer. If, however, a transfer tax is imposed for any reason other than the exchange of old notes pursuant to the exchange offer, then the amount of those transfer taxes, whether imposed on the registered holder or any other persons, will be payable by the tendering holder. If satisfactory evidence of payment of those taxes or exemption is not submitted with the letter of transmittal, the amount of those transfer taxes will be billed directly to such tendering holder.

Accounting Treatment

        The new notes will be recorded at the same carrying value as the old notes, as reflected in our accounting records on the date of the exchange. Accordingly, we will recognize no gain or loss for accounting purposes. The expenses of the exchange offer will be amortized over the term of the new notes.

Consequences of Not Exchanging Old Notes

        As a result of this exchange offer, we will have fulfilled most of our obligations under the registration rights agreements. Holders who do not tender their old notes, except for certain instances involving the initial purchasers or holders of old notes who are not eligible to participate in the exchange offer or who do not receive freely transferable new notes pursuant to the exchange offer, will not have any further registration rights under the registration rights agreements or otherwise and will not have rights to receive additional interest. Accordingly, any holder who does not exchange its old notes for new notes will continue to hold the untendered old notes and will be entitled to all the rights and subject to all the limitations applicable under the indenture, except to the extent that such rights or limitations, by their terms, terminate or cease to have further effectiveness as a result of the exchange offer. If you do not exchange your old notes for new notes in the exchange offer, your old notes will continue to be secured by all of the capital stock of each of our subsidiaries.

        Any old notes that are not exchanged for new notes pursuant to the exchange offer will remain restricted securities within the meaning of the Securities Act. In general, such old notes may be resold only:

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  to us or any of our subsidiaries;

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  inside the United States to a "qualified institutional buyer" in compliance with Rule 144A under the Securities Act;

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  inside the United States to an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act) or an "accredited investor" that, prior to such transfer, furnishes or has furnished on its behalf by a U.S. broker-dealer to the trustee under the indentures a signed letter containing certain representations and agreements relating to the restrictions on transfer of the new notes, the form of which letter can be obtained from the trustee;

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  outside the United States in compliance with Rule 904 under the Securities Act;

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  pursuant to the exemption from registration provided by Rule 144 under the Securities Act, if available; or

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  pursuant to an effective registration statement under the Securities Act.

Resales of the New Notes

        We are making the exchange offer in reliance on the position of the staff of the SEC as set forth in interpretive letters addressed to third parties in other transactions. However, we have not sought our own interpretive letter. Although there has been no indication of any change in the staff's position, we cannot assure you that the staff of the SEC would make a similar determination with respect to the exchange offer as it has in its interpretive letters to third parties. Based on these interpretations by the staff, and except as provided below, we believe that new notes may be offered for resale, resold and otherwise transferred by a holder who participates in the exchange offer and is not a broker-dealer without further compliance with the registration and prospectus delivery provisions of the Securities Act. In order to receive new notes that are freely tradeable, a holder must acquire the new notes in the ordinary course of its business and may not participate, or have any arrangement or understanding with any person to participate, in the distribution (within the meaning of the Securities Act) of the new notes. Holders wishing to participate in the exchange offer must make the representations described in "—Procedures for Tendering Old Notes" above.

        Any holder of old notes:

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  who is our "affiliate" (as defined in Rule 405 under the Securities Act);

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  who did not acquire the new notes in the ordinary course of its business;

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  who is a broker-dealer that purchased old notes from us to resell them pursuant to Rule 144A under the Securities Act or any other available exemption under the Securities Act; or

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  who intends to participate in the exchange offer for the purpose of distributing (within the meaning of the Securities Act) new notes;

will be subject to separate restrictions. Each holder in any of the above categories:

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  will not be able to rely on the interpretations of the staff of the SEC in the above-mentioned interpretive letters;

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  will not be permitted or entitled to tender old notes in the exchange offer; and

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  must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any sale or other transfer of old notes, unless such sale is made pursuant to an exemption from such requirements.

        If you are a broker-dealer, an "affiliate" of ours, or have an arrangement or understanding with any person to participate in a distribution of the new notes issued in the exchange offer, you cannot rely on the position of the staff of the SEC contained in the interpretive letters mentioned above and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction, unless an exemption from registration is otherwise available.

        Each broker-dealer that receives new notes for its own account in exchange for old notes, which the broker-dealer acquired as a result of market-making activities or other trading activities, may be deemed an "underwriter" within the meaning of the Securities Act and must, therefore, deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of the new notes. Each such broker-dealer that receives new notes for its own account in exchange for old notes, where the broker-dealer acquired the old notes as a result of market-making activities or other trading activities, must acknowledge, as provided in the letter of transmittal, that it will deliver a prospectus in connection with any resale of such new notes. For more detailed information, see "Plan of Distribution."

        In addition, to comply with the securities laws of various jurisdictions, if applicable, the new notes may not be offered or sold unless they have been registered or qualified for sale in the jurisdiction or an exemption from registration or qualification is available and is complied with. We have agreed, pursuant to the registration rights agreements and subject to specified limitations therein, to register or qualify the new notes for offer or sale under the securities or blue sky laws of the jurisdictions as any holder of the new notes reasonably requests.

DESCRIPTION OF NEW NOTES

        The old notes were, and the new notes will be, issued under the applicable indentures, dated as of April 23, 2007, among iPCS, Inc., and iPCS Wireless, Inc., iPCS Equipment, Inc., Horizon Personal Communications, Inc., Bright PCS Holdings, Inc. and Bright Personal Communications Services, LLC, as guarantors, and U.S. Bank National Association, as trustee. The form and terms of the new notes are substantially identical to the form and terms of the old notes, except that the new notes:

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  will be registered under the Securities Act;

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  will not bear any legends restricting transfer; and

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  are subject to a portion (or, if necessary, all) of the capital stock of each subsidiary currently pledged to secure the related old notes being automatically released from the collateral for the new notes to the extent that the pledge would require the preparation and filing of separate audited financial statements of such subsidiary under Rule 3-16 of Regulation S-X.

        The new notes will be issued solely in exchange for an equal principal amount of old notes. As of the date of this prospectus, $300.0 million aggregate principal amount of old first lien notes is outstanding and $175.0 million aggregate principal amount of old second lien notes is outstanding.

        In the following description:

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  "new notes" refers to the registered notes being offered by this prospectus;

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  "old notes" refers to your old notes that may be exchanged for new notes in the exchange offer; and

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  "iPCS, Inc." refers only to iPCS, Inc., and not to any of its Subsidiaries.

        The following description is a summary of the material provisions of the indentures, the Collateral Documents, the Intercreditor Agreement (as defined below) and the registration rights agreements relating to the new notes. It does not restate those agreements in their entirety. We urge you to read the indentures, the Collateral Documents, the Intercreditor Agreement and the registration rights agreements because they, and not this description, define your rights as holders of the applicable notes. Copies of the indentures, the Collateral Documents, the Intercreditor Agreement and the registration rights agreements have been filed with the SEC as exhibits to the registration statement are available as set forth below under "—Additional Information." Certain defined terms used in this description but not defined below under "—Certain Definitions" have the meanings assigned to them in the applicable indenture.

        The registered holder of a note will be treated as the owner of it for all purposes. Only registered holders will have rights under the indentures.

Brief Description of the New Notes

  The New First Lien Notes

        The new first lien notes:

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  will be the senior secured obligations of the Company, secured by security interests ("First Priority Liens") in the Collateral on a first priority basis, subject to Permitted Liens, equally and ratably with any other First Lien Obligations;

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  will rank equally in right of payment to all existing and future unsubordinated Indebtedness of the Company;

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  will rank senior in right of payment to any future Indebtedness of the Company, if any, that is expressly subordinated to the new first lien notes;

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  will be effectively subordinated to any Indebtedness of the Company that is secured by any assets not constituting Collateral and to any Indebtedness that is secured by a Permitted Lien ranking prior to the First Priority Liens, in each case, to the extent of the value of the assets securing such secured Indebtedness;

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  will be guaranteed to the extent described below under "—Subsidiary Guarantees"; and

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  will be structurally subordinated to all existing and future debt and other liabilities, including trade payables and lease obligations, of the Company's Subsidiaries that are not Guarantors.

  The New Second Lien Notes

        The new second lien notes:

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  will be the senior secured obligations of the Company, secured by security interests ("Second Priority Liens") in the Collateral on a second lien basis, subject to Permitted Liens, equally and ratably with any other Second Lien Obligations;

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  will rank equally in right of payment to all existing and future unsubordinated Indebtedness of the Company;

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  will rank senior in right of payment to any future Indebtedness of the Company, if any, that is expressly subordinated to the new second lien notes;

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  will be effectively subordinated to all Indebtedness of the Company that is secured by any assets not constituting Collateral and to any Indebtedness, including any First Lien Obligations, that is secured by a Permitted Lien ranking prior to the Second Priority Liens, in each case, to the extent of the value of the assets securing such secured Indebtedness;

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  will be guaranteed to the extent described below under "—Subsidiary Guarantees"; and

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  will be structurally subordinated to all existing and future debt and other liabilities, including trade payables and lease obligations, of the Company's Subsidiaries that are not Guarantors.

Principal, Maturity and Interest

        The new first lien notes will be issued initially in an aggregate principal amount of $300,000,000. The new first lien notes will mature on May 1, 2013. The new second lien notes will be issued initially in an aggregate principal amount of $175,000,000. The new second lien notes will mature on May 1, 2014. Additional new first lien notes and/or additional new second lien notes may be issued under the applicable indenture from time to time ("additional notes"), subject to the limitations set forth under "—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock," and "—Certain Covenants—Liens" which additional notes will vote as a class with the new first lien notes or the new second lien notes, as the case may be, and otherwise be treated as new first lien notes or new second lien notes, as the case may be, for purposes of the applicable indenture.

  Interest on the New First Lien Notes

        The new first lien notes will accrue interest at a rate per annum equal to the Applicable LIBOR Rate, reset quarterly, plus 2.125%. Interest on the new first lien notes will be payable quarterly in arrears to Holders of record at the close of business on the January 15, April 15, July 15 or October 15 immediately preceding the interest payment date on February 1, May 1, August 1 and November 1 of each year, commencing August 1, 2007. Interest on the new first lien notes will accrue from the Issue Date, or from the most recent date to which interest has been paid.

  Interest on the New Second Lien Notes

        Interest on the new second lien notes will be payable quarterly in arrears to Holders of record at the close of business on the January 15, April 15, July 15 or October 15 immediately preceding the interest payment date on February 1, May 1, August 1 and November 1 of each year, commencing August 1, 2007. Interest on the new second lien notes will accrue from the Issue Date, or from the most recent date to which interest has been paid. The Company may, at its option, elect to pay interest on the new second lien notes (1) entirely in cash ("Cash Interest") or (2) entirely by increasing the principal amount of the outstanding new second lien notes ("PIK Interest"). Cash Interest will accrue on the new second lien notes at a rate per annum equal to the Applicable LIBOR Rate plus 3.25% (the "Cash Interest Rate"). PIK Interest will accrue on the new second lien notes at a rate per annum equal to the Cash Interest Rate plus 0.75%. The Applicable LIBOR Rate will be reset quarterly. To elect the form of interest payment with respect to each interest period, the Company will give the Trustee irrevocable notice of such election not less than ten days prior to the beginning of such interest period. The Trustee will promptly deliver a corresponding notice to the Holders. In the absence of such an election for any interest period, interest on the new second lien notes will be payable entirely in the form of Cash Interest on the related interest payment date. PIK Interest will be payable by increasing the principal amount of the outstanding new second lien notes by an amount equal to the amount of PIK Interest for the applicable interest period (a "PIK Payment"). Interest in respect of the interest period commencing on the Issue Date will be payable entirely in the form of Cash Interest.

        On the interest payment date for any PIK Payment, the principal amount of each new second lien note shall be increased by the amount of the PIK Interest payable, rounded up to the nearest $1.00, for the relevant interest period on the principal amount of such new second lien note as of the relevant record date for such interest payment date, to the credit of the Holders on such record date, pro rata in accordance with their interests, automatically without any further action by any Person. In the case of new second lien notes represented by one or more global notes registered in the name of, or held by, The Depository Trust Company ("DTC") or its nominee, such increase in principal amount shall be recorded in the registrar's books and records and in the schedule to the global notes in accordance with the provisions of the second lien indenture. In the case of certificated notes (if any), Holders shall be entitled upon surrender for transfer or exchange of certificated notes to receive one or more new certificated notes reflecting such increase in principal amount in accordance with the terms of the second lien indenture. References in the second lien indenture and the new second lien notes to the "principal amount" of the new second lien notes shall include increases in the principal amount of the new second lien notes as a result of any PIK Payment.

  General Matters Relating to Interest for the New First Lien Notes and the New Second Lien Notes

        Interest on the new notes for any interest period will be calculated on the basis of a year of 360 days for the actual number of days expired during such interest period.

        The interest rate on the new notes will in no event be higher than the maximum rate permitted by the laws of the State of New York (including any applicable federal laws of the United States of America). All percentages resulting from the calculation of the Applicable LIBOR Rate will be rounded, if necessary, to the nearest one hundred-thousandth of a percentage point, with five one-millionths of a percentage point being rounded upwards (e.g., 9.876545% will be rounded to 9.87655%) and all dollar amounts used in or resulting from such calculations will be rounded to the nearest cent, with one-half cent being rounded upwards. The Company will, upon the request of the Holder of any new note, provide the interest rate then in effect with respect to such new note.

        If a Holder of new notes has given wire transfer instructions to the Company, the Company will pay all principal, cash interest and premium and Liquidated Damages, if any, on that Holder's new notes in accordance with those instructions. All other cash payments on the new notes will be made at the office or agency of the paying agent and registrar unless the Company elects to make interest payments by check mailed to the Holders of the new notes at their address set forth in the register of Holders.

Paying Agent and Registrar for the New Notes

        Each Trustee will initially act as paying agent and registrar for the applicable new notes. The Company may change the paying agent or registrar without prior notice to the Holders of the applicable new notes, and the Company or any of its Subsidiaries may act as paying agent or registrar.

Transfer and Exchange

        A Holder may transfer or exchange new notes in accordance with the provisions of the applicable indenture and applicable securities laws. The registrar and the applicable Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents in connection with a transfer of new notes. Holders will be required to pay all taxes due on transfer. The Company will not be required to transfer or exchange any new note selected for redemption. Also, the Company will not be required to transfer or exchange any note for a period of 15 days before a selection of new notes to be redeemed.

Subsidiary Guarantees

        All obligations of the Company with respect to the new notes will be guaranteed by:

    (1)
    all of the Company's current Subsidiaries; and

    (2)
    all of the Company's future Domestic Restricted Subsidiaries.

        The Subsidiary Guarantees with respect to the new first lien notes:

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  will be the joint and several obligations of each Guarantor;

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  will be the senior secured obligations of the Company, secured by First Priority Liens in the Collateral owned by the Guarantors, subject to Permitted Liens, equally and ratably with any other First Lien Obligations;

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  will rank senior in right of payment to any future Indebtedness of the Guarantors, if any, that is expressly subordinated to the Subsidiary Guarantees of the new first lien notes; and

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  will be effectively subordinated to any Indebtedness of the Guarantors that is secured by any assets not constituting Collateral and to any Indebtedness that is secured by a Permitted Lien ranking prior to the First Priority Liens, in each case, to the extent of the value of the assets securing such secured Indebtedness.

        The Subsidiary Guarantees with respect to the new second lien notes:

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  will be the joint and several obligations of each Guarantor;

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  will be the senior secured obligations of the Guarantors, secured by Second Priority Liens in the Collateral owned by the Guarantors, subject to Permitted Liens, equally and ratably with any other Second Lien Obligations;

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  will rank senior in right of payment to any future Indebtedness of the applicable Guarantor, if any, that is expressly subordinated to such Guarantor's Subsidiary Guarantee of the new second lien notes; and

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  will be effectively subordinated to any Indebtedness of the applicable Guarantor that is secured by any assets not constituting Collateral and to the First Lien Obligations and any other Indebtedness that is secured by a Permitted Lien ranking prior to the Second Priority Liens, in each case, to the extent of the value of the assets securing such secured Indebtedness.

        Each indenture will provide that a Guarantor may not sell or otherwise dispose of all or substantially all of its assets to, or consolidate with or merge with or into (whether or not such

Guarantor is the surviving Person), another Person, other than the Company or another Guarantor, unless, immediately after giving effect to such transaction, no Default has occurred and is continuing and either:

          (a)   such Guarantor is the surviving Person or the Person acquiring the property in any such sale or disposition or the Person formed by any such consolidation or merger assumes all the obligations of that Guarantor under such indenture, its Subsidiary Guarantee in respect of the new notes issued under such indenture and the Collateral Documents pursuant to a supplemental indenture and appropriate supplements to such Documents; or

          (b)   the Net Proceeds of such sale or other disposition are applied in accordance with the "Asset Sale" provisions of such indenture.

        The Subsidiary Guarantee of a Guarantor will be released:

          (1)   in connection with any sale or other disposition of all or a portion of the Capital Stock of a Guarantor by the Company or a Restricted Subsidiary of the Company following which such Guarantor ceases to be a Restricted Subsidiary of the Company, if the sale or other disposition complies with the "Asset Sale" provisions of the applicable indenture;

          (2)   if the Company designates that Guarantor to be an Unrestricted Subsidiary in accordance with the applicable provisions of the applicable indenture; or

          (3)   upon a satisfaction and discharge of the applicable indenture as provided below under the caption "—Satisfaction and Discharge."

Security for the New Notes

        Except as noted below, the obligations of the Company and the Guarantors under the first lien indenture, the new first lien notes, the Subsidiary Guarantees of the new first lien notes and any additional First Lien Obligations will be secured by First Priority Liens granted to the First Lien Trustee (in such capacity, the "First Lien Collateral Agent") on substantially all of the tangible and intangible personal property and fixtures of the Company and the Guarantors, whether now owned or hereafter acquired, (collectively, the "Collateral"), subject to Permitted Liens. Except as noted below, the obligations of the Company and the Guarantors under the second lien indenture, the new second lien notes, the Subsidiary Guarantees of the new second lien notes and any additional Second Lien Obligations will be secured by Second Priority Liens granted to the Second Lien Trustee (in such capacity, the "Second Lien Collateral Agent" and together with the First Lien Collateral Agent, the "Collateral Agents") on the Collateral, subject to Permitted Liens.

        The Collateral includes, without limitation, the following assets of the Company or the Guarantors, to the extent not constituting Excluded Property:

          (1)   all of the Capital Stock of each Restricted Subsidiary owned by the Company or any Guarantor; provided that (i) not more than 65% of the outstanding voting stock of any Foreign Subsidiary (or any Capital Stock of any of Subsidiary of a Foreign Subsidiary) shall be included in the Collateral; and (ii) in the event that Rule 3-16 of Regulation S-X (or any successor regulation) requires the preparation and filing with the SEC of separate audited financial statements of any Restricted Subsidiary owned by the Company or any Guarantor because such Restricted entity's Capital Stock is pledged as Collateral securing the new notes, the portion (or, if necessary, all) of such Capital Stock currently pledged to secure the related old notes necessary to eliminate such filing requirement will automatically be deemed released and not to have been part of the Collateral;

          (2)   all deposit accounts, security accounts, accounts receivable, inventory, investment property (other than Capital Stock of the Subsidiaries of the Company described in clause (1) above),

  intercompany notes, general intangibles, equipment, instruments, contract rights, chattel paper, promissory notes and leases;

          (3)   all fixtures, but only to the extent perfection thereof may be effected through filings under the Uniform Commercial Code;

          (4)   patents, trademarks, copyrights and other intellectual property; and

          (5)   all proceeds of, and all other amounts arising from, the collection, sale, lease, exchange, assignment, licensing or other disposition or realization upon the Collateral described in clauses (1) through (4) above.

        The Collateral will not include (collectively, the "Excluded Property") (a) any lease, contract, general intangible, license, property right (including intellectual property rights), permit or agreement (collectively, a "Contract") to which the Company or any Guarantor is a party (i) to the extent that the grant of a security interest therein by the Company or such Guarantor would constitute or result in the abandonment, invalidation or unenforceability of any right, title or interest of the Company or such Guarantor under such Contract, (ii) to the extent that the terms of such Contract prohibit the creation by the Company or such Guarantor of a security interest therein, (iii) if the grant of a security interest therein by the Company or such Guarantor (x) would give any other party to such Contract a right to terminate its obligations under such Contract or (y) is permitted only with the consent of another party and such consent has not been obtained or (iv) to the extent that any requirement of law applicable thereto prohibits the creation of a security interest therein (other than, in the case of clauses (i), (ii), (iii) or (iv) to the extent that any such term of any such Contract would be rendered ineffective pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the Uniform Commercial Code), (b) any real property (other than fixtures) owned or leased by the Company or any Guarantor, (c) any Capital Stock of a Subsidiary other than that described in clause (1) of the immediately preceding paragraph under the caption "—Security for the New Notes," (d) any vehicles (whether owned or leased) of the Company or any Guarantor, (e) any assets that are subject to Liens permitted under clauses (3), (4), (6) and (17) of the definition of "Permitted Liens" (but only to the extent and for so long as the agreements relating to such Liens prohibit the creation of Liens in favor of the Collateral Agents on such property or assets) or (f) any FCC License held by the Company or any Guarantor on the Issue Date; provided that any proceeds, substitutions or replacements of any Excluded Property shall not themselves be Excluded Property (unless such proceeds, substitutions or replacements would constitute property described in clause (a) through (f) above).

        On the Issue Date, the Company and the Guarantors will enter into (x) the First Lien Collateral Documents, which will provide for a grant of a security interest in the Collateral in favor of the First Lien Collateral Agent for the benefit of the Holders of the new first lien notes and for the benefit of the holders of any other First Lien Obligations and (y) the Second Lien Collateral Documents, which will provide for a grant of a security interest in the Collateral in favor of the Second Lien Collateral Agent for the benefit of the Holders of the new second lien notes and for the benefit of the holders of any other Second Lien Obligations.

        The Liens in favor of each Collateral Agent under the applicable Collateral Documents for the benefit of the Holders of first lien notes or the new second lien notes, as the case may be, will be released in whole:

          (1)   upon payment in full of the principal of, and accrued and unpaid interest and premium, if any, and Liquidated Damages, if any, on the applicable notes and payment in full of all other Obligations with respect to such notes that are due and payable at or prior to the time such principal, accrued and unpaid interest and premium are paid; or

          (2)   upon a satisfaction and discharge of the applicable indenture in accordance with the provisions described below under the caption "—Satisfaction and Discharge."

        The Liens in favor of each Collateral Agent under the Collateral Documents will be released with respect to any asset constituting Collateral upon compliance by the Company and the Guarantors with the applicable provisions of Section 314 of the Trust Indenture Act if:

          (1)   the asset has been sold or otherwise disposed of by the Company or a Guarantor to a Person other than the Company or a Guarantor in a transaction permitted by the indentures, at the time of such sale or disposition;

          (2)   the asset is owned or has been acquired by a Subsidiary that has been released from its Subsidiary Guarantee in accordance with the terms of the applicable indenture (including by virtue of a Guarantor becoming an Unrestricted Subsidiary); or

          (3)   such asset is disposed of in connection with an enforcement action by the First Lien Collateral Agent in accordance with the terms of the Intercreditor Agreement.

        The Company, subject to compliance by the Company and its Restricted Subsidiaries with the covenants described under "—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock," and "—Certain Covenants—Liens", will have the ability to incur additional First Lien Obligations and additional Second Lien Obligations.

  Additional Collateral; Acquisition of Assets or Property

        The Company will, and will cause each of the Guarantors to, do or cause to be done all acts and things which may be required to assure and confirm that the Collateral Agents hold, for the benefit of the holders of First Lien Obligations and the Second Lien Obligations, as applicable, duly created, enforceable and perfected Liens upon the Collateral.

  Perfection and Non-Perfection of Security in Collateral

        The security interests created by the Collateral Documents with respect to deposit accounts have not been and will not be perfected and with respect to security accounts have not been and will not be perfected except to the extent perfection can be obtained through filings under the Uniform Commercial Code. As a result the new notes may not have the benefit of a perfected security interest in all or a substantial portion of our cash, Cash Equivalents and other marketable securities or investments. As of June 30, 2007, we had approximately $66.5 million of cash, Cash Equivalents and other marketable securities and investments. In addition, the new notes will not have a perfected security interest in fixtures and certain other personal property to the extent perfection cannot be effected through filings under the Uniform Commercial Code and will not have a security interest in real estate (whether owned or leased). To the extent that the security interests in favor of the Collateral Agents in any Collateral are not perfected, the Collateral Agents' rights will be equal to the rights of the general unsecured creditors of the Company and the Guarantors in the event of a bankruptcy. Outside of bankruptcy, the security interests of certain lien holders, such as judgment creditors and any creditors who obtain a perfected security interest in any items of Collateral (i) in which the Collateral Agents' security interests are unperfected or (ii) which perfected security interest under applicable law has priority over the Collateral Agents' security interest, would take priority over the Collateral Agents' interests in the Collateral. Accordingly, there can be no assurance that the assets in which the Collateral Agents' security interests are unperfected or perfected but not first priority will be available upon the occurrence of a Default under the other secured obligations to satisfy the obligations under the new notes and the other First Lien Obligations and Second Lien Obligations. In addition, certain assets may be subject to existing Permitted Liens that would take priority over any liens granted in such assets under the Collateral Documents.

        As to any portion of the Capital Stock excluded from the Collateral as described above in clause (1) of the second paragraph of "—Security for the New Notes," such Capital Stock shall not be pledged by the Company for any obligations other than the first or second lien notes that are not exchanged for new notes and certain hedging obligations in existence on the date hereof.

  Intercreditor Agreement

        On the Issue Date, we, the Guarantors, the First Lien Collateral Agent and the Second Lien Collateral Agent will enter into an intercreditor agreement (the "Intercreditor Agreement") in order to set forth certain rights and obligations of the holders of the new first lien notes and other First Lien Obligations, on the one hand, and the holders of the new second lien notes and other Second Lien Obligations, on the other hand, relating to the Collateral. Pursuant to the terms of the Intercreditor Agreement, the Second Lien Collateral Agent will agree, on behalf of the Holders of the new second lien notes and the holders of other Second Lien Obligations, that the security interests created pursuant to the Second Lien Collateral Documents securing the Second Lien Obligations, are junior in priority, operation and effect to the security interests created pursuant to the First Lien Collateral Documents securing the First Lien Obligations, notwithstanding any provisions of applicable law to the contrary, or the fact that the security interests in respect of the First Lien Obligations are subordinated, voided, avoided, invalidated or lapsed. The Second Lien Collateral Agent, on behalf of the holders of Second Lien Obligations, will agree not to contest the security interests securing any First Lien Obligations and the First Lien Collateral Agent, on behalf of the holders of First Lien Obligations, will agree not to contest the security interest securing any Second Lien Obligations. All proceeds of Collateral received by either Collateral Agent at any time prior to the Discharge of First Lien Obligations will be required to be applied pro rata to the First Lien Obligations until such obligations are paid in full and then pro rata to the Second Lien Obligations.

        The First Lien Collateral Documents will provide that, as among the holders of the First Lien Obligations, any instructions to be given to the First Lien Collateral Agent by such holders shall be given by the majority of the holders of the First Lien Obligations voting as a single class. The Second Lien Collateral Documents will provide that, as among the holders of the Second Lien Obligations, any instructions to be given to the Second Lien Collateral Agent by such holders shall be given by the majority of the holders of the Second Lien Obligations voting as a single class.

        Pursuant to the terms of the Intercreditor Agreement, prior to the Discharge of First Lien Obligations, the holders of the First Lien Obligations will have the exclusive right to determine the circumstances, order, time and method by which all Liens on the Collateral will be enforced. Except for limited protective actions, the Second Lien Collateral Agent and the holders of Second Lien Obligations will not be permitted to enforce the Second Priority Liens prior to the Discharge of First Lien Obligations and will be prohibited from hindering the exercise of remedies available to the holders of First Lien Obligations.

        The Intercreditor Agreement will also prohibit the Company and the Guarantors from granting Liens in favor of (i) the holders of First Lien Obligations in any assets unless the holders of Second Lien Obligations are granted Second Priority Liens on such assets or (ii) the holders of Second Lien Obligations in any assets unless the holders of First Lien Obligations are granted First Priority Liens in such assets.

        During the pendency of a bankruptcy case prior to the Discharge of First Lien Obligations, the Intercreditor Agreement will prohibit the Second Lien Collateral Agent and the holders of Second Lien Obligations from filing any pleadings or motions in respect of the Collateral, taking any position at any hearing in respect of the Collateral, seeking relief from the automatic stay in respect of the Collateral or otherwise taking any action in respect of the Collateral, other than to file proofs of claim and taking other limited actions. During the pendency of a bankruptcy case prior to the Discharge of First Lien Obligations, the Intercreditor Agreement will also prohibit the Second Lien Collateral Agent and the holders of Second Lien Obligations from objecting to certain debtor-in-possession financing approved by the holders of First Lien Obligations, including provisions contained in such debtor-in-possession financing that provide Liens that are pari passu with or prior to the First Priority Liens and prior to the Second Priority Liens or the use by any lender under any such debtor-in-possession financing of cash collateral. Further, during the pendency of a bankruptcy case prior to the Discharge of First Lien Obligations, the Intercreditor Agreement will prohibit the Second Lien Collateral Agent and the holders of Second Lien Obligations from objecting to any request by the holders of the First Lien Obligations for adequate protection, or to the release of Collateral sold in connection with a sale under Section 363 of the Bankruptcy Code approved by the holders of the First Lien Obligations and from objecting to a plan of reorganization or disclosure statement related thereto under certain circumstances.

  Bankruptcy Limitations

        In addition to the limitations described above under "—Intercreditor Agreement," you should be aware that the right and ability of the Collateral Agents to repossess and dispose of the Collateral upon the occurrence of an Event of Default is likely to be significantly impaired by title 11 of the United States Code (the "Bankruptcy Code") if a bankruptcy proceeding were to be commenced by or against the Company or a Guarantor prior to a Collateral Agent having repossessed and disposed of the Collateral. Under the Bankruptcy Code, a secured creditor such as the Collateral Agents may be prohibited from repossessing its security from a debtor in a bankruptcy case, or from disposing of security repossessed from such debtor, without bankruptcy court approval. Moreover, the Bankruptcy Code permits the debtor, subject to bankruptcy court approval, to continue to retain and to use collateral (and the proceeds, products, rents or profits of such collateral) even though the debtor is in default under the applicable debt instruments, provided that the secured creditor is given "adequate protection." The meaning of the term "adequate protection" may vary according to circumstances, but it is intended, in general, to protect the value of the secured creditor's interest in the collateral and may include, if approved by the court, cash payments or the granting of additional security for any diminution in the value of the collateral as a result of the stay of repossession or the disposition or any use of the collateral by the debtor during the pendency of the bankruptcy case. The bankruptcy court has broad discretionary powers in all these matters, including the valuation of collateral. In addition, because the enforcement of the Liens of the Collateral Agents in cash, deposit accounts and cash equivalents may be limited in a bankruptcy proceeding, the Holders of the new notes will only have limited consent rights with respect to the use of those funds by the Company or any of its Subsidiaries during the pendency of the proceeding if the court finds that the holders are receiving adequate protection or that such security interests are unperfected. In view of these considerations, it is impossible to predict how long payments under the new notes could be delayed following commencement of a bankruptcy case, whether or when the Collateral Agents could repossess or dispose of the Collateral or whether or to what extent Holders of the new notes would be compensated for any delay in payment or loss of value of the Collateral. Further, the Holders of the new notes may receive in exchange for their claims a recovery that could be substantially less than the amount of their claims (potentially even nothing) and any such recovery could be in the form of cash, new debt instruments or some other security.

Optional Redemption

  New First Lien Notes

        The new first lien notes will be redeemable, at the Company's option, in whole or in part, at the applicable redemption price set forth below (expressed as a percentage of principal amount thereof), plus accrued and unpaid interest, if any, to the relevant redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date), if redeemed during the 12-month period commencing on May 1 of the years set forth below:

Redemption Period	Price
2007	102.000%
2008	101.000%
2009 and thereafter	100.000%

        Unless the Company defaults in the payment of the redemption price, interest will cease to accrue on the new first lien notes or portions thereof called for redemption on the applicable redemption date.

        The Company may acquire new first lien notes by means other than a redemption, whether pursuant to a tender offer, open market purchase, negotiated transaction or otherwise, so long as such acquisition does not otherwise violate the terms of the first lien indenture.

  New Second Lien Notes

        At any time prior to May 1, 2008, the Company may on any one or more occasions redeem up to 35% of the aggregate principal amount of the new second lien notes issued under the second lien indenture at a redemption price of 100% of the principal amount thereof plus a premium equal to the interest rate on the new second lien notes applicable on the date on which notice of redemption is given, plus accrued and unpaid interest and Liquidated Damages, if any, to the redemption date, subject to the right of Holders of second lien notes on the relevant record date to receive interest due on the relevant interest payment date, with the net cash proceeds of a sale of Equity Interests (other than Disqualified Stock) of the Company or a contribution to the Company's common equity capital; provided that:

  (1)
  at least 65% of the aggregate principal amount of second lien notes originally issued under the second lien indenture (excluding second lien notes held by the Company and its Subsidiaries) remains outstanding immediately after the occurrence of such redemption; and

  (2)
  the redemption occurs within 90 days of the date of the closing of such sale of Equity Interests or contribution.

        Except pursuant to the preceding paragraph, the new second lien notes will not be redeemable at the Company's option prior to May 1, 2008.

        The new second lien notes will be redeemable, at the Company's option, in whole or in part, at the applicable redemption price set forth below (expressed as a percentage of principal amount thereof), plus accrued and unpaid interest, if any, to the relevant redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date), if redeemed during the 12-month period commencing on May 1 of the years set forth below:

Redemption Period	Price
2008	102.000%
2009	101.000%
2010 and thereafter	100.000%

        Unless the Company defaults in the payment of the redemption price, interest will cease to accrue on the new second lien notes or portions thereof called for redemption on the applicable redemption date.

        The Company may acquire second lien notes by means other than a redemption, whether pursuant to a tender offer, open market purchase, negotiated transaction or otherwise, so long as such acquisition does not otherwise violate the terms of the second lien indenture.

  Selection and Notice

        If the Company is redeeming less than all of the new notes issued under either indenture at any time, the applicable Trustee will select the new notes to be redeemed (a) if such notes are listed on any national securities exchange, in compliance with the requirements of the principal national securities exchange on which such notes are listed, (b) on a pro rata basis to the extent practicable or (c) by lot or such other similar method in accordance with the procedures of DTC.

        Notices of redemption shall be mailed by first-class mail, postage prepaid, at least 30 but not more than 60 days before the redemption date to each Holder of the new notes being redeemed at such Holder's registered address or otherwise in accordance with the procedures of DTC, except that redemption notices may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with a satisfaction and discharge of either indenture. If any note is to be redeemed in part only, any notice of redemption that relates to such note shall state the portion of the principal amount thereof that has been or is to be purchased or redeemed.

        The Company will issue a new note of the applicable series in a principal amount equal to the unredeemed portion of the original note in the name of the Holder upon cancellation of the original note. Notes called for redemption become due on the date fixed for redemption. On and after the redemption date, interest ceases to accrue on notes or portions thereof called for redemption unless and until there is a default in payment of the applicable redemption price.

Repurchase at the Option of Holders

  Change of Control

        If a Change of Control occurs, each Holder of notes will have the right to require the Company to repurchase all or any part (in the case of a partial repurchase, equal to $1,000 or an integral multiple of $1,000) of that Holder's notes pursuant to a Change of Control Offer on the terms set forth in the indentures. In the Change of Control Offer, the Company will offer a Change of Control Payment in cash equal to 101% of the aggregate principal amount of notes repurchased plus accrued and unpaid interest and Liquidated Damages, if any, on the new notes repurchased to the date of purchase, subject to the rights of Holders of notes on the relevant record date to receive interest due on the relevant interest payment date. Within ten days following any Change of Control, the Company will mail a notice to each Holder describing the transaction or transactions that constitute the Change of Control and offering to repurchase notes on the Change of Control Payment Date specified in the notice, which date will be no earlier than 30 days and no later than 60 days from the date such notice is mailed, pursuant to the procedures required by the indentures and described in such notice. The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the new notes as a result of a Change of Control. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control provisions of the indentures, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Change of Control provisions of the indentures by virtue of such compliance.

        On the Change of Control Payment Date, the Company will, to the extent lawful:

  (1)
  accept for payment all notes or portions of notes properly tendered pursuant to the Change of Control Offer;

  (2)
  deposit with the paying agent under each indenture an amount equal to the Change of Control Payment in respect of all notes or portions of notes issued under such indenture that have been properly tendered; and

  (3)
  deliver or cause to be delivered to the applicable Trustee the new notes properly accepted together with an officers' certificate stating the aggregate principal amount of notes or portions of notes issued under the applicable indenture being purchased by the Company.

        The applicable paying agent will promptly mail to each Holder of notes properly tendered the Change of Control Payment for such notes, and the applicable Trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new note equal in principal amount to any unpurchased portion of the new notes surrendered, if any. The Company will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

        The provisions described above that require the Company to make a Change of Control Offer following a Change of Control will be applicable whether or not any other provisions of either indenture are applicable. Except as described above with respect to a Change of Control, the indentures do not contain provisions that permit the Holders of the new notes to require that the Company repurchase or redeem the new notes in the event of a takeover, recapitalization or similar transaction.

        The Company will not be required to make a Change of Control Offer under either indenture upon a Change of Control if (1) a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in such indenture applicable to a Change of Control Offer made by the Company and purchases all notes properly tendered and not withdrawn under the Change of Control Offer, or (2) notice of redemption has been given pursuant to such indenture as described above under the caption "—Optional Redemption," unless and until there is a default in payment of the applicable redemption price.

        The definition of Change of Control includes a phrase relating to the direct or indirect sale, lease, transfer, conveyance or other disposition of "all or substantially all" of the properties or assets of the Company and its Subsidiaries taken as a whole. Although there is a limited body of case law interpreting the phrase "substantially all," there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a Holder of notes to require the Company to repurchase its notes as a result of a sale, lease, transfer, conveyance or other disposition of less than all of the assets of the Company and its Subsidiaries taken as a whole to another Person or group may be uncertain.

        The Company's ability to pay cash to the Holders of notes upon a Change of Control may be limited by the Company's then existing financial resources. See "Risk Factors—Risks Relating to the New Notes—We may not have sufficient funds to purchase the new notes and any other debt upon a change of control."

  Asset Sales

        The Company will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless:

  (1)
  the Company or the Restricted Subsidiary, as the case may be, receives consideration at the time of the Asset Sale at least equal to the Fair Market Value of the assets or Equity Interests issued or sold or otherwise disposed of; and

  (2)
  at least 75% of the consideration received in the Asset Sale by the Company or such Restricted Subsidiary is in the form of cash or Cash Equivalents. For purposes of this provision, each of the following will be deemed to be cash:

  (a)
  any liabilities, as shown on the Company's most recent consolidated balance sheet, of the Company or any Restricted Subsidiary (other than contingent liabilities and Subordinated Indebtedness) that are assumed by the transferee of any such assets pursuant to a customary novation agreement that releases the Company or such Restricted Subsidiary from further liability;

    (b)
    any securities, notes or other obligations received by the Company or any such Restricted Subsidiary from such transferee that are contemporaneously, subject to ordinary settlement periods, converted by the Company or such Restricted Subsidiary into cash, to the extent of the cash received in that conversion; and

    (c)
    any stock or assets of the kind referred to in clause (2) or (4) of the next paragraph of this covenant.

        Within 360 days after the receipt of any Net Proceeds from an Asset Sale, the Company or the applicable Restricted Subsidiary, as the case may be, may apply such Net Proceeds:

  (1)
  in the case of the first lien indenture, to repay other First Lien Obligations, and, in the case of the second lien indenture, to repay First Lien Obligations;

  (2)
  to acquire all or substantially all of the assets of, or any Capital Stock of, another Permitted Business, if, after giving effect to any such acquisition of Capital Stock, the Permitted Business is or becomes a Restricted Subsidiary of the Company;

  (3)
  to make a capital expenditure; or

  (4)
  to acquire other assets that are not classified as current assets under GAAP and that are used or useful in a Permitted Business;

provided, that if on or prior to the 360th day following the receipt of any Net Proceeds from an Asset Sale the Company or any Restricted Subsidiary has entered into a binding commitment to apply Net Proceeds as provided in any of clauses (2) through (4) above, then such 360 day period shall be extended until the earlier of (x) the date that is 540 days after such receipt and (y) the date on which such commitment terminates without such Net Proceeds having been so applied.

        Pending the final application of any Net Proceeds, the Company may temporarily reduce revolving credit borrowings or otherwise invest the Net Proceeds in any manner that is not prohibited by the indentures.

        Any Net Proceeds from Asset Sales that are not applied or invested as provided in the second paragraph of this covenant will constitute "Excess Proceeds." When the aggregate amount of Excess Proceeds exceeds $10.0 million, within 30 days thereof, the Company will make an Asset Sale Offer to all Holders of notes and all other holders of pari passu Indebtedness containing provisions similar to those set forth in the indentures with respect to offers to purchase or redeem with the proceeds of sales of assets to purchase the maximum principal amount of notes and such other pari passu Indebtedness that may be purchased out of the Excess Proceeds. The offer price in any Asset Sale Offer will be equal to 100% of the principal amount of notes plus accrued and unpaid interest and Liquidated Damages, if any, to the date of purchase, which price will be payable in cash. If any Excess Proceeds remain after consummation of an Asset Sale Offer, the Company may use those Excess Proceeds for any purpose not otherwise prohibited by the indentures. If the aggregate principal amount of notes and other pari passu Indebtedness tendered into such Asset Sale Offer exceeds the amount of Excess Proceeds, the new notes and such other pari passu Indebtedness will be purchased on a pro rata basis; provided that all first lien notes and other First Lien Obligations shall be purchased prior to the repurchase of any Second Lien Notes or other Second Lien Obligations. Upon completion of each Asset Sale Offer, the amount of Excess Proceeds will be reset at zero.

        The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with each repurchase of notes pursuant to an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with the Asset Sale provisions of the indentures, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Asset Sale provisions of the indentures by virtue of such compliance.

Certain Covenants

        Set forth below are summaries of certain covenants contained in the indentures. During any period of time after the Issue Date that (i) the new notes under either indenture have Investment Grade Ratings from both Rating Agencies and (ii) no Default has occurred and is continuing under such indenture (the occurrence of the events described in the foregoing clauses (i) and (ii) being collectively referred to as a "Covenant Suspension Event"), the Company and its Restricted Subsidiaries will not be subject to the covenants in such indenture specifically listed under the following captions in this "Description of New Notes" section of this prospectus (the "Suspended Covenants"):

  (1)
  "—Repurchase at the Option of Holders—Asset Sales";

  (2)
  "—Certain Covenants—Restricted Payments";

  (3)
  "—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock";

  (4)
  "—Certain Covenants—Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries"; and

  (5)
  "—Certain Covenants—Transactions with Affiliates."

In the event that the Company and its Restricted Subsidiaries are not subject to the Suspended Covenants under an indenture for any period of time as a result of the foregoing, and on any subsequent date (the "Reversion Date") one or both of the Rating Agencies withdraw their Investment Grade Rating or downgrade the rating assigned to the applicable notes below an Investment Grade Rating, then the Company and its Restricted Subsidiaries will thereafter again be subject to the Suspended Covenant under such indenture with respect to future events.

        There can be no assurance that any of the new notes will ever achieve or maintain Investment Grade Ratings.

  Restricted Payments

        The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly:

  (1)
  declare or pay any dividend or make any distribution on or in respect of its Equity Interests (including any such payment in connection with any merger or consolidation to which the Company is a party), other than (x) dividends or distributions payable solely in the Equity Interests (other than Disqualified Stock) of the Company and (y) dividends or distributions payable to the Company or any Restricted Subsidiary (and, in the case of any such Restricted Subsidiary making such dividend or distribution, to other holders of its Equity Interests on no more than a pro rata basis);

  (2)
  purchase, redeem or otherwise acquire or retire for value (including, without limitation, in connection with any merger or consolidation involving the Company) any Equity Interests of the Company or any direct or indirect parent of the Company;

  (3)
  make any payment on or with respect to, or purchase, redeem, defease, prepay or otherwise acquire or retire for value, any Subordinated Indebtedness (other than Indebtedness permitted under clause (6) of the definition of "Permitted Debt"), except a payment of interest or principal at the Stated Maturity thereof; or

  (4)
  make any Restricted Investment

(all such payments and other actions set forth in these clauses (1) through (4) above being collectively referred to as "Restricted Payments"), unless, at the time of and after giving effect to such Restricted Payment:

  (1)
  no Default has occurred and is continuing or would occur as a consequence of such Restricted Payment;

  (2)
  the Company would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Debt to Cash Flow Ratio test set forth in the first paragraph of the covenant described below under the caption "—Incurrence of Indebtedness and Issuance of Preferred Stock"; and

  (3)
  such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Company and its Restricted Subsidiaries since the date of the applicable indenture (excluding Restricted Payments permitted by clauses (1), (2), (3), (5), (6), (7), (9) and (10) of the next succeeding paragraph), is less than the sum, without duplication, of:

  (a)
  100% of the Consolidated Cash Flow of the Company for the period (taken as one accounting period) from April 1, 2007 to the end of the Company's most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment less the product of 1.5 times the Company's Consolidated Interest Expense for the same period; plus

  (b)
  100% of the aggregate net cash proceeds received by the Company since the Issue Date as a contribution to its common equity capital or from the issue or sale of Equity Interests of the Company (other than Disqualified Stock) or from the issue or sale of convertible or exchangeable Disqualified Stock or convertible or exchangeable debt securities of the Company that have been converted into or exchanged for such Equity Interests (other than Equity Interests (or Disqualified Stock or debt securities) sold to a Subsidiary of the Company); plus

  (c)
  to the extent that any Restricted Investment that was made after the Issue Date (other than any Restricted Investment made in reliance on clause (8) of the following paragraph) is sold for cash or otherwise liquidated or repaid for cash, the lesser of (i) the cash return of capital with respect to such Restricted Investment (less the cost of disposition, if any) and (ii) the initial amount of such Restricted Investment; plus

  (d)
  to the extent that any Unrestricted Subsidiary of the Company designated as such after the Issue Date is redesignated as a Restricted Subsidiary after the date of the applicable indenture, the lesser of (i) the Fair Market Value of the Company's Investment in such Subsidiary as of the date of such redesignation or (ii) such Fair Market Value as of the date on which such Subsidiary was originally designated as an Unrestricted Subsidiary after the Issue Date; plus

  (e)
  50% of any dividends received by the Company or a Restricted Subsidiary of the Company after the Issue Date from an Unrestricted Subsidiary of the Company, to the extent that such dividends were not otherwise included in the Consolidated Net Income of the Company for such period.

        The preceding provisions will not prohibit:

  (1)
  the payment of any dividend or distribution or the consummation of any irrevocable redemption within 60 days after the date of declaration of the dividend or distribution or giving of the redemption notice, as the case may be, if at the date of declaration or notice, the dividend, distribution or redemption payment would have complied with the provisions of the applicable indenture;

  (2)
  the making of any Restricted Payment in exchange for, or out of the net cash proceeds of the substantially concurrent sale (other than to a Subsidiary of the Company) of, Equity Interests of the Company (other than Disqualified Stock) or from the substantially concurrent contribution of common equity capital to the Company; provided that the amount of any such net cash proceeds that are utilized for any such Restricted Payment will be excluded from clause (3)(b) of the preceding paragraph;

  (3)
  the repurchase, redemption, defeasance or other acquisition or retirement for value of Subordinated Indebtedness with the net cash proceeds from a substantially concurrent incurrence of Permitted Refinancing Indebtedness permitted to be incurred pursuant to the provisions of the covenant set forth below under "—Incurrence of Indebtedness and Issuance of Preferred Stock";

  (4)
  the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of the Company or any Restricted Subsidiary of the Company held by any current or former officer, director or employee of the Company or any of its Restricted Subsidiaries; provided that the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests may not exceed $3.0 million in any twelve-month period;

  (5)
  the repurchase of Equity Interests deemed to occur upon the exercise of stock options to the extent such Equity Interests represent a portion of the exercise price of those stock options;

  (6)
  the declaration and payment of regularly scheduled or accrued dividends to holders of any class or series of Disqualified Stock of the Company or any Restricted Subsidiary of the Company issued on or after the Issue Date in accordance with the Debt to Cash Flow Ratio test described below under the caption "—Incurrence of Indebtedness and Issuance of Preferred Stock";

  (7)
  within 180 days after the Issue Date, to the extent constituting Restricted Payments, the application of the net cash proceeds of the offering of the new notes as set forth under "Use of Proceeds" in this prospectus;

  (8)
  additional Restricted Payments in an aggregate amount not to exceed $25.0 million (increased to the extent that any Restricted Investment made in reliance on this clause (8) is sold for cash or otherwise liquidated or repaid for cash, by an amount equal to the lesser of (i) the cash return of capital with respect to such Restricted Investment (less the cost of disposition, if any) and (ii) the initial amount of such Restricted Investment);

  (9)
  the purchase, repurchase, redemption, acquisition or retirement for value of any Subordinated Indebtedness out of any remaining Excess Proceeds after the Company has purchased all notes under the applicable indenture that are tendered pursuant to an Asset Sale Offer made with such Excess Proceeds; and

  (10)
  the purchase, repurchase, redemption, acquisition or retirement for value of any Subordinated Indebtedness pursuant to a Change of Control Offer after the Company has purchased all notes under the applicable indenture that are tendered in such Change of Control Offer.

        The amount of all Restricted Payments (other than cash) will be the Fair Market Value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued by the Company or such Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment. The Fair Market Value of any assets or securities that are required to be valued by this covenant will be determined by the Board of Directors of the Company, whose resolution with respect thereto will be delivered to each Trustee. The Board of Directors' determination must be based upon an opinion or appraisal issued by an accounting, appraisal or investment banking firm of national standing if the Fair Market Value exceeds $5.0 million.

  Incurrence of Indebtedness and Issuance of Preferred Stock

        The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, "incur") any Indebtedness, and the Company will not issue any Disqualified Stock and will not permit any of its Restricted Subsidiaries to issue any Disqualified Stock or preferred stock; provided, however, that the Company may incur Indebtedness or issue Disqualified Stock, and the Company's Restricted Subsidiaries that are Guarantors may incur Indebtedness or issue Disqualified Stock or preferred stock, if, after giving pro forma effect thereto (including a pro forma application of the net proceeds therefrom), the Company's Debt to Cash Flow Ratio would have been no greater than 7.0 to 1.

        The first paragraph of this covenant will not prohibit the incurrence of any of the following items of Indebtedness (collectively, "Permitted Debt"):

  (1)
  the incurrence by the Company and any of its Restricted Subsidiaries of additional Indebtedness and letters of credit in an aggregate principal amount at any one time outstanding under this clause (1) (with letters of credit being deemed to have a principal amount equal to the maximum potential liability of the Company and its Restricted Subsidiaries thereunder), including all Permitted Refinancing Indebtedness incurred to extend, renew, refund, refinance, replace, defease or discharge any Indebtedness incurred pursuant to this clause (1), not to exceed $50.0 million;

  (2)
  the incurrence by the Company and its Restricted Subsidiaries of the Existing Indebtedness;

  (3)
  the incurrence by the Company and the Guarantors of Indebtedness represented by (i) the new notes to be issued on the Issue Date, (ii) increases in the principal amount of the new second lien notes (whether issued on the Issue Date or thereafter) as a result of a PIK Payment, and (iii) the exchange notes to be issued pursuant to the registration rights agreements; and, in each case, Subsidiary Guarantees in respect thereof;

  (4)
  the incurrence by the Company or any of the Restricted Subsidiaries of Indebtedness represented by Capital Lease Obligations, mortgage financings or purchase money obligations, in each case, incurred for the purpose of financing all or any part of the purchase price or cost of design, construction, installation or improvement of property, plant or equipment used in the business of the Company or any of its Restricted Subsidiaries, in an aggregate principal amount, including all Permitted Refinancing Indebtedness incurred to extend, renew, refund, refinance, replace, defease or discharge any Indebtedness incurred pursuant to this clause (4), not to exceed $20.0 million at any time outstanding;

  (5)
  the incurrence by the Company or any of its Restricted Subsidiaries of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to extend, renew, refund, refinance, replace, defease or discharge, any Indebtedness (other than intercompany Indebtedness) that was permitted by the applicable indenture to be incurred under the first paragraph of this covenant or clause (2) or (3) of this paragraph or this clause (5);

  (6)
  the incurrence by the Company or any of its Restricted Subsidiaries of intercompany Indebtedness between or among the Company and any of its Restricted Subsidiaries; provided, however, that if the Company or any Guarantor is the obligor on such Indebtedness, such Indebtedness is expressly subordinated to the prior payment in full in cash of all obligations of the Company or such Guarantor with respect to the new notes and the Subsidiary Guarantees, as applicable; and provided, further, that

    (a)
    any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than the Company or a Restricted Subsidiary of the Company, and

    (b)
    any sale or other transfer of any such Indebtedness to a Person that is neither the Company nor a Restricted Subsidiary of the Company,

    will be deemed, in each case, to constitute an incurrence of such Indebtedness by the Company or such Restricted Subsidiary, as the case may be, that was not permitted by this clause (6);

  (7)
  the issuance by any of the Company's Restricted Subsidiaries to the Company or to any of its Restricted Subsidiaries of shares of preferred stock; provided, however, that

  (a)
  any subsequent issuance or transfer of Equity Interests that results in any such preferred stock being held by a Person other than the Company or a Restricted Subsidiary of the Company, and

  (b)
  any sale or other transfer of any such preferred stock to a Person that is neither the Company nor a Restricted Subsidiary of the Company,

    will be deemed, in each case, to constitute an issuance of such preferred stock by such Restricted Subsidiary that was not permitted by this clause (7);

  (8)
  the incurrence by the Company or any of its Restricted Subsidiaries of Hedging Obligations that are not entered into for speculative purposes;

  (9)
  the guarantee by the Company or any Restricted Subsidiary of Indebtedness of the Company or a Restricted Subsidiary of the Company that was permitted to be incurred by another provision of this covenant; provided that if the Indebtedness being guaranteed is subordinated to the new notes or any Subsidiary Guarantee, then the guarantee shall be subordinated to the same extent as the Indebtedness guaranteed; and provided, further, that there shall be no guarantee by a Restricted Subsidiary that is not a Guarantor or any Indebtedness of the Company or a Guarantor pursuant to this clause (9);

  (10)
  the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness in respect of workers' compensation claims, self-insurance obligations, bankers' acceptances, performance and surety bonds in the ordinary course of business;

  (11)
  the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently drawn against insufficient funds, so long as such Indebtedness is covered within five Business Days;

  (12)
  the incurrence by the Company and any of its Restricted Subsidiaries of additional Indebtedness in an aggregate principal amount at any one time outstanding under this clause (12), including all Permitted Refinancing Indebtedness incurred to extend, renew, refund, refinance, replace, defease or discharge any Indebtedness incurred pursuant to this clause (12), not to exceed $25.0 million;

  (13)
  Indebtedness of the Company or any Restricted Subsidiary arising from customary agreements providing for indemnification, adjustment of purchase price or similar obligations, in each case, incurred or assumed in connection with the disposition of any business, fixed or capital assets or a Subsidiary; and

  (14)
  obligations of the Company or any Restricted Subsidiary in respect of bid, performance, surety or appeal bonds and completion guarantees provided in the ordinary course of business of the Company and its Restricted Subsidiaries.

        The Company will not incur, and will not permit any Guarantor to incur, any Indebtedness (including Permitted Debt) that is contractually subordinated in right of payment to any other Indebtedness of the Company or such Guarantor unless such Indebtedness is also contractually subordinated in right of payment to the new notes and the applicable Guarantee on substantially identical terms; provided, however, that no Indebtedness will be deemed to be contractually subordinated in right of payment to any other Indebtedness of the Company or a Guarantor solely by virtue of being unsecured or by virtue of being secured on a first or junior Lien basis.

        For purposes of determining compliance with this "Incurrence of Indebtedness and Issuance of Preferred Stock" covenant, in the event that an item of proposed Indebtedness meets the criteria of more than one of the categories of Permitted Debt described in clauses (1) through (14) above, or is entitled to be incurred pursuant to the first paragraph of this covenant, the Company will be permitted to classify such item of Indebtedness on the date of its incurrence, or later reclassify all or a portion of such item of Indebtedness, in any manner that complies with this covenant. The accrual of interest, the accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, the reclassification of preferred stock as Indebtedness due to a change in accounting principles, and the payment of dividends on Disqualified Stock in the form of additional shares of the same class of Disqualified Stock will not be deemed to be an incurrence of Indebtedness or an issuance of Disqualified Stock for purposes of this covenant. Notwithstanding any other provision of this covenant, the maximum amount of Indebtedness that the Company or any Restricted Subsidiary may incur pursuant to this covenant shall not be deemed to be exceeded solely as a result of fluctuations in exchange rates or currency values.

        The amount of any Indebtedness outstanding as of any date will be:

  (1)
  the accreted value of the Indebtedness, in the case of any Indebtedness issued with original issue discount;

  (2)
  the principal amount of the Indebtedness, in the case of any other Indebtedness; and

  (3)
  in respect of Indebtedness of another Person secured by a Lien on the assets of the specified Person, the lesser of:

  (a)
  the Fair Market Value of such assets at the date of determination; and

  (b)
  the amount of the Indebtedness of the other Person.

  Liens

        The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume or suffer to exist any Lien of any kind on any asset now owned or hereafter acquired, except Permitted Liens.

  Dividend and Other Payment Restrictions Affecting Subsidiaries

        The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to:

  (1)
  pay dividends or make any other distributions on its Capital Stock to the Company or any of its Restricted Subsidiaries, or with respect to any other interest or participation in, or measured by, its profits, or pay any Indebtedness owed to the Company or any of its Restricted Subsidiaries;

  (2)
  make loans or advances or to pay any Indebtedness or other obligation of the Company or any of its Restricted Subsidiaries; or

  (3)
  sell, lease or transfer any of its properties or assets to the Company or any of its Restricted Subsidiaries.

        However, the preceding restrictions will not apply to encumbrances or restrictions existing under or by reason of:

  (1)
  agreements or instruments governing Indebtedness incurred pursuant to clause (1) of the definition of "Permitted Debt" so long as either (a) the encumbrances and restrictions contained therein do not impair the ability of any Restricted Subsidiary of the Company to pay dividends or make any other distributions or payments directly or indirectly to the Company in an amount sufficient to permit the Company to pay the principal of, or interest (in cash) and premium and Liquidated Damages, if any, on, the new notes, or (b) the encumbrances or restrictions contained therein are no more restrictive, taken as a whole, than those contained in the new notes and the applicable indenture;

  (2)
  the indentures, the new notes and the Subsidiary Guarantees;

  (3)
  applicable law, rule, regulation or order;

  (4)
  any instrument governing Indebtedness or Equity Interests of a Person acquired by the Company or any of its Restricted Subsidiaries as in effect at the time of such acquisition (except to the extent such Indebtedness or Equity Interests were incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person or the properties or assets of any Person, other than the Person or the property or assets of the Person so acquired; provided that, in the case of Indebtedness, such Indebtedness was permitted by the terms of the applicable indenture to be incurred;

  (5)
  customary non-assignment provisions in contracts and licenses entered into in the ordinary course of business;

  (6)
  purchase money obligations for property acquired in the ordinary course of business and mortgage financings and Capital Lease Obligations that impose restrictions on the property purchased or leased of the nature described in clause (3) of the preceding paragraph;

  (7)
  any agreement for the sale or other disposition of a Restricted Subsidiary that restricts distributions by that Restricted Subsidiary or sales of the Capital Stock issued by, or the assets of such, Restricted Subsidiary pending the sale or other disposition;

  (8)
  Permitted Refinancing Indebtedness; provided that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are not materially more restrictive, taken as a whole, than those contained in the agreements governing the Indebtedness being refinanced;

  (9)
  Liens permitted to be incurred under the provisions of the covenant described above under the caption "—Liens" that limit the right of the debtor to dispose of the assets subject to such Liens;

  (10)
  provisions limiting the disposition or distribution of assets or property in joint venture agreements, asset sale agreements, sale-leaseback agreements, stock sale agreements and other similar agreements entered into with the approval of the Company's Board of Directors, which limitation is applicable only to the assets that are the subject of such agreements;

  (11)
  restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business; and

  (12)
  encumbrances or restrictions contained in agreements and related documents in respect of Existing Indebtedness

  Merger, Consolidation or Sale of Assets

        The Company will not, directly or indirectly: (1) consolidate or merge with or into another Person (whether or not the Company is the surviving corporation); or (2) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of the Company and its Restricted Subsidiaries taken as a whole, in one or more related transactions, to another Person, unless:

  (1)
  either: (a) the Company is the surviving corporation; or (b) the Person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, conveyance or other disposition has been made is a corporation organized or existing under the laws of the United States, any state of the United States or the District of Columbia;

  (2)
  the Person formed by or surviving any such consolidation or merger (if other than the Company) or the Person to which such sale, assignment, transfer, conveyance or other disposition has been made assumes all the obligations of the Company under the new notes, the indentures, the Collateral Documents and the registration rights agreements pursuant to agreements reasonably satisfactory to the applicable Trustee and shall have made all filings required to preserve the security interests of the Collateral Documents;

  (3)
  immediately after such transaction, no Default exists; and

  (4)
  the Company or the Person formed by or surviving any such consolidation or merger (if other than the Company), or to which such sale, assignment, transfer, conveyance or other disposition has been made, would, on the date of such transaction after giving pro forma effect thereto and any related financing transactions as if the same had occurred at the beginning of the applicable four-quarter period, either (a) have a Debt to Cash Flow Ratio no higher than the Company's Debt to Cash Flow Ratio immediately prior to such transaction or (b) be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Debt to Cash Flow Ratio test set forth in the first paragraph of the covenant described above under the caption "—Incurrence of Indebtedness and Issuance of Preferred Stock."

        In addition, the Company will not, directly or indirectly, lease all or substantially all of the properties and assets of it and its Restricted Subsidiaries taken as a whole, in one or more related transactions, to any other Person.

        Clauses (3) and (4) of this "Merger, Consolidation or Sale of Assets" covenant will not apply to:

  (1)
  a merger of the Company with or into Sprint Nextel Corporation or any of its Subsidiaries or Affiliates, provided, that Sprint Nextel Corporation provides a Qualifying Guarantee;

  (2)
  a merger of the Company with an Affiliate solely for the purpose of reincorporating the Company in another jurisdiction;

  (3)
  any consolidation or merger, or any sale, assignment, transfer, conveyance, lease or other disposition of assets between or among the Company and its Restricted Subsidiaries; or

  (4)
  any transaction consummated at such time when an Investment Grade Rating is in effect and no Default exists.

  Transactions with Affiliates

        The Company will not, and will not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate of the Company (each, an "Affiliate Transaction"), unless:

  (1)
  the Affiliate Transaction is on terms that are no less favorable to the Company or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Company or such Restricted Subsidiary with an unrelated Person; and

  (2)
  the Company delivers to each Trustee:

  (a)
  with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $1.0 million, a resolution of the Board of Directors of the Company set forth in an officers' certificate certifying that such Affiliate Transaction complies with this covenant and that such Affiliate Transaction has been approved by a majority of the disinterested members of the Board of Directors of the Company; and

  (b)
  with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $10.0 million, an opinion as to the fairness to the Company or such Subsidiary of such Affiliate Transaction from a financial point of view issued by an accounting, appraisal or investment banking firm of national standing.

        The following items will not be deemed to be Affiliate Transactions and, therefore, will not be subject to the provisions of the prior paragraph:

  (1)
  any employment agreement, employee benefit plan, officer or director indemnification agreement or any similar arrangement entered into by the Company or any of its Restricted Subsidiaries in the ordinary course of business and payments pursuant thereto;

  (2)
  transactions between or among the Company and/or its Restricted Subsidiaries;

  (3)
  payment of reasonable directors' fees to Persons who are not otherwise Affiliates of the Company;

  (4)
  any issuance of Equity Interests (other than Disqualified Stock) of the Company to Affiliates of the Company; and

  (5)
  Restricted Payments that do not violate the provisions of the indentures described above under the caption "—Restricted Payments."

  Business Activities

        The Company will not, and will not permit any of its Restricted Subsidiaries to, engage in any business other than Permitted Businesses, except to such extent as would not be material to the Company and its Restricted Subsidiaries taken as a whole.

  Future Guarantors

        The Company will cause each Domestic Restricted Subsidiary formed or acquired after the Issue Date to execute and deliver to each Trustee a supplemental indenture or other instrument pursuant to which such Subsidiary will guarantee payment of the new notes, whereupon such Subsidiary will become a Guarantor for all purposes under each indenture. The Company will cause such Subsidiary to deliver such supplemental indenture or other instrument not later than 30 days after such Subsidiary becomes a Domestic Restricted Subsidiary of the Company, and will concurrently cause an opinion of counsel, in form satisfactory to the applicable Trustee, to be delivered to such Trustee. In addition, the Company may cause any Subsidiary that is not a Guarantor to guarantee payment of the new first lien notes or the new second lien notes and become a Guarantor thereof.

  Designation of Restricted and Unrestricted Subsidiaries

        The Board of Directors of the Company may designate any Restricted Subsidiary to be an Unrestricted Subsidiary under either indenture if that designation would not cause a Default. If a Restricted Subsidiary is designated as an Unrestricted Subsidiary under an indenture, the aggregate Fair Market Value of all outstanding Investments owned by the Company and its Restricted Subsidiaries in the Subsidiary designated as an Unrestricted Subsidiary will be deemed to be an Investment made as of the time of the designation and will reduce the amount available under such indenture for Restricted Payments under the covenant described above under the caption "—Restricted Payments" or under one or more clauses of the definition of "Permitted Investments," as determined by the Company. That designation will only be permitted if the Investment would be permitted at that time and if the Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary. The Board of Directors of the Company may redesignate any Unrestricted Subsidiary to be a Restricted Subsidiary if that redesignation would not cause a Default.

        Any designation of a Subsidiary of the Company as an Unrestricted Subsidiary will be evidenced to the applicable Trustee by filing with such Trustee a certified copy of a resolution of the Board of Directors of the Company giving effect to such designation and an officers' certificate certifying that such designation complied with the preceding conditions and was permitted by the covenant described above under the caption "—Restricted Payments." If, at any time, any Unrestricted Subsidiary would fail to meet the preceding requirements as an Unrestricted Subsidiary, it will thereafter cease to be an Unrestricted Subsidiary for purposes of the applicable indenture and any Indebtedness of such Subsidiary will be deemed to be incurred by a Restricted Subsidiary of the Company as of such date and, if such Indebtedness is not permitted to be incurred as of such date under the covenant described under the caption "—Incurrence of Indebtedness and Issuance of Preferred Stock," the Company will be in default of such covenant. The Board of Directors of the Company may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary of the Company, provided that such designation will be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of the Company of any outstanding Indebtedness of such Unrestricted Subsidiary, and such designation will only be permitted if (1) such Indebtedness is permitted under the covenant described under the caption "—Incurrence of Indebtedness and Issuance of Preferred Stock," calculated on a pro forma basis as if such designation had occurred at the beginning of the four-quarter reference period; and (2) no Default would be in existence following such designation.

  Payments for Consent

        The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration to or for the benefit of any Holder of notes under either indenture for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of such indenture or such notes unless such consideration is offered to be paid and is paid to all Holders of the new notes issued under such indenture that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

Reports

        Whether or not required by the rules and regulations of the SEC, so long as any notes are outstanding, the Company will, subject to the second succeeding paragraph, file with the SEC, within the time periods specified in the SEC's rules and regulations:

  (1)
  all quarterly and annual reports that would be required to be filed with the SEC on Forms 10-Q and 10-K if the Company were required to file such reports; and

  (2)
  all current reports that would be required to be filed with the SEC on Form 8-K if the Company were required to file such reports.

        All such reports will be prepared in all material respects in accordance with all of the rules and regulations applicable to such reports. Each annual report on Form 10-K will include a report on the Company's consolidated financial statements by the Company's certified independent accountants. In addition, the Company will file a copy of each of the reports referred to in clauses (1) and (2) above with the SEC for public availability within the time periods specified in the rules and regulations applicable to such reports (unless the SEC will not accept such a filing) and will post the reports on its website within those time periods.

        If, at any time, the Company is no longer subject to the periodic reporting requirements of the Exchange Act for any reason, the Company will nevertheless continue filing the reports specified in the preceding paragraphs of this covenant with the SEC within the time periods specified above unless the SEC will not accept such a filing. The Company will not take any action for the purpose of causing the SEC not to accept any such filings. If, notwithstanding the foregoing, the SEC will not accept the Company's filings for any reason, the Company will post the reports referred to in the preceding paragraphs on its website within the time periods that would apply if the Company were required to file those reports with the SEC.

        If the Company has designated any of its Subsidiaries as Unrestricted Subsidiaries, then the quarterly and annual financial information required by the preceding paragraphs will include a reasonably detailed presentation, either on the face of the financial statements or in the footnotes thereto, and in Management's Discussion and Analysis of Financial Condition and Results of Operations, of the financial condition and results of operations of the Company and its Restricted Subsidiaries separate from the financial condition and results of operations of the Unrestricted Subsidiaries of the Company.

        In the event that the Company is acquired by Sprint Nextel Corporation or any of its Subsidiaries in a transaction that complies with the provisions of each indenture and Sprint Nextel Corporation provides a Qualifying Guarantee in respect of the new notes, the applicable indenture will permit the Company, at its election (a "Substitute Reporting Election"), to replace its obligations under this covenant with respect to annual, quarterly and current reports relating to the Company with an obligation to furnish, file and post (as applicable) annual, quarterly and current reports relating to Sprint Nextel Corporation in a manner consistent with the foregoing provisions (except that references to "the Company" shall be deemed to be references to "Sprint Nextel Corporation").

        Each Trustee shall promptly provide notice of a Substitute Reporting Election to the applicable Holders.

        In addition, the Company and the Guarantors agree that, for so long as any notes remain outstanding, if at any time they are not required to file with the SEC the reports required by the preceding paragraphs, they will furnish to the Holders of notes and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

Events of Default and Remedies

        Each of the following is an "Event of Default" under each indenture:

  (1)
  default for 30 days in the payment when due of interest on, or Liquidated Damages, if any, with respect to, the new notes issued under such indenture;

  (2)
  default in the payment when due (at maturity, upon redemption or otherwise) of the principal of, or premium, if any, on, the new notes issued under such indenture;

  (3)
  failure by the Company or any of its Restricted Subsidiaries to comply with the provisions of such indenture described under the captions "—Repurchase at the Option of Holders—

    Change of Control," "—Repurchase at the Option of Holders—Asset Sales," "—Certain Covenants—Restricted Payments," "—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock," "—Certain Covenants—Future Guarantors" or "—Certain Covenants—Merger, Consolidation or Sale of Assets";

  (4)
  failure by the Company or any of its Restricted Subsidiaries for 60 days after notice to the Company by the applicable Trustee or the Holders of at least 25% in aggregate principal amount of the new notes under such indenture then outstanding voting as a single class to comply with any of the other agreements in such indenture or in the Collateral Documents entered into pursuant to such indenture;

  (5)
  default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Restricted Subsidiaries (or the payment of which is guaranteed by the Company or any of its Restricted Subsidiaries), whether such Indebtedness or guarantee now exists, or is created after the date of the applicable indenture, if that default:

  (a)
  is caused by a failure to pay principal of, or interest or premium, if any, on, such Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of such default (a "Payment Default"); or

  (b)
  results in the acceleration of such Indebtedness prior to its express maturity,

    and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates to $10.0 million or more;

  (6)
  failure by the Company or any of its Restricted Subsidiaries to pay final judgments entered by a court or courts of competent jurisdiction aggregating in excess of $10.0 million, which judgments are not paid, discharged or stayed for a period of 60 days;

  (7)
  except as permitted by such indenture, any Subsidiary Guarantee relating to such notes is held in any judicial proceeding to be unenforceable or invalid or ceases for any reason to be in full force and effect, or any Guarantor, or any Person acting on behalf of any Guarantor, denies or disaffirms its obligations under any such Subsidiary Guarantee;

  (8)
  certain events of bankruptcy or insolvency described in such indenture with respect to the Company or any of its Restricted Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary; and

  (9)
  so long as the Collateral Documents relating to such indenture have not otherwise been terminated in accordance with their terms or the Collateral as a whole has not otherwise been released from the Liens of such Collateral Documents in accordance with the terms thereof:

  (a)
  repudiation or disaffirmation by the Company or any Guarantors that individually or together would constitute a Significant Subsidiary of its or their obligations under such Collateral Documents; or

  (b)
  the determination in a judicial proceeding that all or any material portion of such Collateral Documents, taken as a whole, are unenforceable or invalid, for any reason, against the Company or any of such Guarantors that individually or together would constitute a Significant Subsidiary.

        In the case of an Event of Default arising from certain events of bankruptcy or insolvency with respect to the Company, all outstanding notes under the applicable indenture will become due and payable immediately without further action or notice. If any other Event of Default occurs and is continuing, the applicable Trustee or the Holders of at least 25% in aggregate principal amount of the then outstanding notes under such indenture may declare all the new notes to be due and payable immediately.

        Subject to certain limitations, Holders of a majority in aggregate principal amount of the then outstanding notes under an indenture may direct the Trustee under such indenture in its exercise of any trust or power. A Trustee may withhold from Holders of the new notes notice of any continuing Default or Event of Default if it determines that withholding notice is in their interest, except a Default or Event of Default relating to the payment of principal, interest or premium or Liquidated Damages, if any.

        Subject to the provisions of each indenture relating to the duties of the Trustee thereunder, in case an Event of Default occurs and is continuing, each Trustee will be under no obligation to exercise any of the rights or powers under such indenture at the request or direction of any Holders of notes issued thereunder unless such Holders have offered to such Trustee reasonable indemnity or security against any loss, liability or expense. Except to enforce the right to receive payment of principal, premium, if any, or interest or Liquidated Damages, if any, when due, no Holder of a note may pursue any remedy with respect to an indenture or the new notes unless:

  (1)
  such Holder has previously given the applicable Trustee notice that an Event of Default is continuing;

  (2)
  Holders of at least 25% in aggregate principal amount of the then outstanding notes under such indenture have requested that the applicable Trustee pursue the remedy;

  (3)
  such Holders have offered such Trustee reasonable security or indemnity against any loss, liability or expense;

  (4)
  such Trustee has not complied with such request within 60 days after the receipt of the request and the offer of security or indemnity; and

  (5)
  Holders of a majority in aggregate principal amount of the then outstanding notes under such indenture have not given the Trustee a direction inconsistent with such request within such 60-day period.

        The Holders of a majority in aggregate principal amount of the then outstanding notes under an indenture by notice to the applicable Trustee may, on behalf of the Holders of all of the new notes under such indenture, rescind an acceleration or waive any existing Default or Event of Default and its consequences under such indenture except a continuing Default or Event of Default in the payment of interest or premium or Liquidated Damages, if any, on, or the principal of, the new notes under such indenture.

        In the case of any Event of Default occurring by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Company with the intention of avoiding payment of the premium that the Company would have had to pay if the Company then had elected to redeem the new notes under such indenture pursuant to the optional redemption provisions of such indenture, an equivalent premium will also become and be immediately due and payable to the extent permitted by law upon the acceleration of the new notes.

        The Company will be required to deliver to each Trustee annually a statement regarding compliance with the applicable indenture. Upon becoming aware of any Default under an indenture, the Company will be required to deliver to the Trustee under such indenture a statement specifying such Default.

No Personal Liability of Directors, Officers, Employees and Stockholders

        No director, officer, employee, incorporator or stockholder of the Company or any Guarantor, as such, will have any liability for any obligations of the Company or any Guarantor under the new notes, the indentures or the Subsidiary Guarantees, or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of notes by accepting a note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the new notes. The waiver may not be effective to waive liabilities under the federal securities laws.

Amendment, Supplement and Waiver

        Except as provided in the next two succeeding paragraphs, each indenture, the new notes issued thereunder, the Intercreditor Agreement, the Collateral Documents entered into pursuant thereto and the Subsidiary Guarantees relating thereto may be amended or supplemented with the consent of the Holders of at least a majority in aggregate principal amount of the new notes then outstanding under such indenture (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, notes), and any existing Default or compliance with any provision of such indenture, the new notes, such Collateral Documents or such Subsidiary Guarantees may be waived with the consent of the Holders of a majority in aggregate principal amount of the then outstanding notes under such indenture (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, notes).

        Without the consent of each Holder of notes under an indenture affected, an amendment, supplement or waiver may not (with respect to any notes held by a non-consenting Holder):

  (1)
  reduce the principal amount of notes whose Holders must consent to an amendment, supplement or waiver;

  (2)
  reduce the principal of or change the fixed maturity of any note issued under such indenture or alter the provisions with respect to the redemption of the new notes under such indenture (other than provisions relating to the covenants described above under the caption "—Repurchase at the Option of Holders");

  (3)
  reduce the rate of or change the time for payment of interest, including default interest, on any note issued under such indenture;

  (4)
  waive a Default in the payment of principal of, or interest or premium or Liquidated Damages, if any, on, the new notes under such indenture (except a rescission of acceleration of the new notes by the Holders of at least a majority in aggregate principal amount of the then outstanding notes under such indenture and a waiver of the payment default that resulted from such acceleration);

  (5)
  make any note issued under such indenture payable in money other than that stated in such notes;

  (6)
  make any change in the provisions of such indenture relating to waivers of past Defaults or the rights of Holders of notes issued under such indenture to receive payments of principal of, or interest or premium or Liquidated Damages, if any, on, such notes;

  (7)
  waive a redemption payment with respect to any note issued under such indenture (other than a payment required by one of the covenants described above under the caption "—Repurchase at the Option of Holders");

  (8)
  release all or substantially all of the Guarantors from any of their obligations under their Subsidiary Guarantees or such indenture, except in accordance with the terms of such indenture; or

  (9)
  make any change in the preceding amendment and waiver provisions.

        Additionally, any amendment, consent or waiver that would constitute a release of all or substantially all of the Collateral securing the new notes issued under an indenture from the Collateral Documents will require the consent of holders of not less than 75% of the outstanding notes under such indenture.

        Notwithstanding the preceding, without the consent of any Holder of notes, the Company, the Guarantors and the Trustee will be authorized to amend or supplement the indentures, and notes, the Intercreditor Agreement, the Collateral Documents entered into pursuant to such indenture and the Subsidiary Guarantees:

  (1)
  to cure any ambiguity, defect or inconsistency;

  (2)
  to provide for uncertificated notes in addition to or in place of certificated notes;

  (3)
  to provide for the assumption of the Company's or a Guarantor's obligations under the applicable indenture, the new notes and the Guarantees in the case of a merger or consolidation or sale of all or substantially all of the Company's or such Guarantor's assets;

  (4)
  to make any change that would provide any additional rights or benefits to the Holders of notes or that does not adversely affect the legal rights under the applicable indenture of any such Holder;

  (5)
  to comply with requirements of the SEC in order to effect or maintain the qualification of such indenture under the Trust Indenture Act;

  (6)
  to conform the text of such indenture, the new notes, the Intercreditor Agreement, such Collateral Documents or any Subsidiary Guarantee to any provision of this "Description of New Notes" to the extent that such provision in this "Description of New Notes" was intended to be a verbatim recitation of a provision of the applicable indenture, the new notes, the Intercreditor Agreement, such Collateral Documents or a Subsidiary Guarantee;

  (7)
  to provide for the issuance of Additional Notes in accordance with the limitations set forth in the indentures as of the date of such indenture;

  (8)
  to allow any Guarantor to execute a supplemental indenture and/or a Subsidiary Guarantee with respect to the new notes;

  (9)
  to add to the Collateral for the new notes issued under such indenture or to release Collateral from the Lien of such indenture and the Collateral Documents in accordance with the terms of the indentures or the Collateral Documents; or

  (10)
  to evidence and provide for the appointment of a successor trustee.

Satisfaction and Discharge

        An indenture will be discharged and will cease to be of further effect as to all notes issued thereunder, when:

  (1)
  either:

  (a)
  all notes that have been authenticated under such indenture, except lost, stolen or destroyed notes that have been replaced or paid and notes for whose payment money has been deposited in trust and thereafter repaid to the Company, have been delivered to the applicable Trustee for cancellation; or

  (b)
  all notes issued under such indenture that have not been delivered to the applicable Trustee for cancellation have become due and payable by reason of the mailing of a notice of redemption or otherwise or will become due and payable within one year and the Company has irrevocably deposited or caused to be deposited with such Trustee as trust funds in trust solely for the benefit of the Holders of such notes, cash in U.S. dollars, non-callable Government Securities, or a combination of cash in U.S. dollars and non-callable Government Securities, in amounts as will be sufficient, without consideration of any reinvestment of interest, to pay and discharge the entire Indebtedness on the new notes issued under such indenture not delivered to such Trustee for cancellation for principal, premium and Liquidated Damages, if any, and accrued interest to the date of maturity or redemption;

  (2)
  no Default has occurred and is continuing on the date of the deposit (other than a Default resulting from the borrowing of funds to be applied to such deposit) and the deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which the Company or any Guarantor is a party or by which the Company or any Guarantor is bound;

  (3)
  the Company or any Guarantor has paid or caused to be paid all sums payable by the Company and/or the Guarantors under such indenture; and

  (4)
  the Company has delivered irrevocable instructions to the Trustee under such indenture to apply the deposited money toward the payment of the new notes issued under such indenture at maturity or on the redemption date, as the case may be.

        In addition, the Company must deliver an officers' certificate and an opinion of counsel to the Trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

Concerning the Trustees

        If the Trustee under an indenture becomes a creditor of the Company or a Guarantor, each indenture limits the right of such Trustee to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. Each Trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest (as defined under the Trust Indenture Act) it must eliminate such conflict within 90 days, apply to the SEC for permission to continue as Trustee (if the applicable indenture has been qualified under the Trust Indenture Act) or resign.

        The Holders of a majority in aggregate principal amount of the then outstanding notes under an indenture will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee under such indenture, subject to certain exceptions. Each indenture provides that in case an Event of Default occurs and is continuing, the Trustee under such indenture will be required, in the exercise of its power, to use the degree of care of a prudent man in the conduct of his own affairs. Subject to such provisions, the Trustee under an indenture will be under no obligation to exercise any of its rights or powers under such indenture at the request of any Holder of notes, unless such Holder has offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

Book-Entry, Delivery and Form

        Except as set forth below, the new notes will be issued in registered, global form in minimum denominations of $1,000 and integral multiples of $1,000 in excess thereof. New notes will be issued at the closing of this offering only against payment in immediately available funds.

        New notes initially will be represented by one or more new notes in registered, global form without interest coupons (collectively, the "Global Notes"). The Global Notes will be deposited upon issuance with the trustee as custodian for The Depository Trust Company ("DTC"), in New York,

New York, and registered in the name of DTC or its nominee, in each case, for credit to an account of a direct or indirect participant in DTC as described below.

        Except as set forth below, the Global Notes may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee. Beneficial interests in the Global Notes may not be exchanged for definitive new notes in registered certificated form ("Certificated Notes") except in the limited circumstances described below. See "—Exchange of Global Notes for Certificated Notes." Except in the limited circumstances described below, owners of beneficial interests in the Global Notes will not be entitled to receive physical delivery of new notes in certificated form. In addition, transfers of beneficial interests in the Global Notes will be subject to the applicable rules and procedures of DTC and its direct or indirect participants (including, if applicable, those of Euroclear and Clearstream), which may change from time to time.

Depository Procedures

        The following description of the operations and procedures of DTC, Euroclear and Clearstream are provided solely as a matter of convenience. These operations and procedures are solely within the control of the respective settlement systems and are subject to changes by them. The Company takes no responsibility for these operations and procedures and urges investors to contact the system or their participants directly to discuss these matters.

        DTC has advised the Company that DTC is a limited-purpose trust company created to hold securities for its participating organizations (collectively, the "Participants") and to facilitate the clearance and settlement of transactions in those securities between the Participants through electronic book-entry changes in accounts of its Participants. The Participants include securities brokers and dealers (including the initial purchasers), banks, trust companies, clearing corporations and certain other organizations. Access to DTC's system is also available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (collectively, the "Indirect Participants"). Persons who are not Participants may beneficially own securities held by or on behalf of DTC only through the Participants or the Indirect Participants. The ownership interests in, and transfers of ownership interests in, each security held by or on behalf of DTC are recorded on the records of the Participants and Indirect Participants.

        Except as described below, owners of interests in the Global Notes will not have new notes registered in their names, will not receive physical delivery of new notes in certificated form and will not be considered the registered owners or "Holders" thereof under the indentures for any purpose.

        Payments in respect of the principal of, and interest and premium, if any, and Liquidated Damages, if any, on, a Global Note registered in the name of DTC or its nominee will be payable to DTC in its capacity as the registered holder under each indenture. Under the terms of the indentures, the Company and the Trustees will treat the Persons in whose names the new notes, including the Global Notes, are registered as the owners of the new notes for the purpose of receiving payments and for all other purposes. Consequently, neither the Company, the Trustees nor any agent of the Company or the Trustees has or will have any responsibility or liability for:

  (1)
  any aspect of DTC's records or any Participant's or Indirect Participant's records relating to or payments made on account of beneficial ownership interest in the Global Notes or for maintaining, supervising or reviewing any of DTC's records or any Participant's or Indirect Participant's records relating to the beneficial ownership interests in the Global Notes; or

  (2)
  any other matter relating to the actions and practices of DTC or any of its Participants or Indirect Participants.

        DTC has advised the Company that its current practice, upon receipt of any payment in respect of securities such as the new notes (including principal and interest), is to credit the accounts of the relevant Participants with the payment on the payment date unless DTC has reason to believe that it will not receive payment on such payment date. Each relevant Participant is credited with an amount proportionate to its beneficial ownership of an interest in the principal amount of the relevant security as shown on the records of DTC. Payments by the Participants and the Indirect Participants to the beneficial owners of new notes will be governed by standing instructions and customary practices and will be the responsibility of the Participants or the Indirect Participants and will not be the responsibility of DTC, the Trustees or the Company. Neither the Company nor the Trustees will be liable for any delay by DTC or any of the Participants or the Indirect Participants in identifying the beneficial owners of the new notes, and the Company and the Trustees may conclusively rely on and will be protected in relying on instructions from DTC or its nominee for all purposes.

        Transfers between the Participants will be effected in accordance with DTC's procedures, and will be settled in same-day funds, and transfers between participants in Euroclear and Clearstream will be effected in accordance with their respective rules and operating procedures.

        Cross-market transfers between the Participants, on the one hand, and Euroclear or Clearstream participants, on the other hand, will be effected through DTC in accordance with DTC's rules on behalf of Euroclear or Clearstream, as the case may be, by their respective depositaries; however, such cross-market transactions will require delivery of instructions to Euroclear or Clearstream, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines (Brussels time) of such system. Euroclear or Clearstream, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its respective depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the relevant Global Note in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Euroclear participants and Clearstream participants may not deliver instructions directly to the depositories for Euroclear or Clearstream.

        DTC has advised the Company that it will take any action permitted to be taken by a holder of new notes only at the direction of one or more Participants to whose account DTC has credited the interests in the Global Notes and only in respect of such portion of the aggregate principal amount of the new notes as to which such Participant or Participants has or have given such direction. However, if there is an Event of Default under the applicable indenture, DTC reserves the right to exchange the Global Notes for legended new notes in certificated form, and to distribute such new notes to its Participants.

        Although DTC, Euroclear and Clearstream have agreed to the foregoing procedures to facilitate transfers of interests among participants in DTC, Euroclear and Clearstream, they are under no obligation to perform or to continue to perform such procedures, and may discontinue such procedures at any time. None of the Company, the Trustees or any of their respective agents will have any responsibility for the performance by DTC, Euroclear or Clearstream or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

Exchange of Global Notes for Certificated Notes

        A Global Note is exchangeable for Certificated Notes if:

  (1)
  DTC (a) notifies the Company that it is unwilling or unable to continue as depositary for the Global Notes or (b) has ceased to be a clearing agency registered under the Exchange Act and, in either case, the Company fails to appoint a successor depositary;

  (2)
  the Company, at its option, notifies the trustee in writing that it elects to cause the issuance of the Certificated Notes; or

  (3)
  there has occurred and is continuing a Default with respect to the new notes.

        In addition, beneficial interests in a Global Note may be exchanged for Certificated Notes upon prior written notice given to the applicable Trustee by or on behalf of DTC in accordance with the applicable indenture. In all cases, Certificated Notes delivered in exchange for any Global Note or beneficial interests in Global Notes will be registered in the names, and issued in any approved denominations, requested by or on behalf of the depositary (in accordance with its customary procedures).

Exchange of Certificated Notes for Global Notes

        Certificated Notes may not be exchanged for beneficial interests in any Global Note unless the transferor first delivers to the applicable Trustee a written certificate (in the form provided in the applicable indenture) to the effect that such transfer will comply with the appropriate transfer restrictions applicable to such notes.

Same Day Settlement and Payment

        The Company will make payments in respect of the new notes represented by the Global Notes (including principal, premium, if any, interest and Liquidated Damages, if any) by wire transfer of immediately available funds to the accounts specified by DTC or its nominee. The Company will make all payments of principal, interest and premium, if any, and Liquidated Damages, if any, with respect to Certificated Notes by wire transfer of immediately available funds to the accounts specified by the holders of the Certificated Notes or, if no such account is specified, by mailing a check to each such holder's registered address.

        Because of time zone differences, the securities account of a Euroclear or Clearstream participant purchasing an interest in a Global Note from a Participant will be credited, and any such crediting will be reported to the relevant Euroclear or Clearstream participant, during the securities settlement processing day (which must be a business day for Euroclear and Clearstream) immediately following the settlement date of DTC. DTC has advised the Company that cash received in Euroclear or Clearstream as a result of sales of interests in a Global Note by or through a Euroclear or Clearstream participant to a Participant will be received with value on the settlement date of DTC but will be available in the relevant Euroclear or Clearstream cash account only as of the business day for Euroclear or Clearstream following DTC's settlement date.

Certain Definitions

        Set forth below are certain defined terms used in the indentures. Reference is made to the indentures for a full disclosure of all defined terms used therein, as well as any other capitalized terms used herein for which no definition is provided.

        "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control," as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided that beneficial ownership of 10% or more of the Voting Stock of a Person will be deemed to be control. For purposes of this definition, the terms "controlling," "controlled by" and "under common control with" have correlative meanings.

        "Applicable LIBOR Rate" means, for each quarterly interest period during which any note is outstanding, the rate (expressed as a percentage per annum) reasonably determined by the Company (notice of such rate to be sent to the applicable Trustee by the Company on the date of determination thereof) equal to the applicable British Bankers' Association LIBOR rate for deposits in U.S. dollars for a period of three months as reported by any generally recognized financial information service as of

11:00 a.m. (London time) two Business Days prior to the first day of such quarterly interest period; provided that, if no such British Bankers' Association LIBOR rate is available to the Company, the Applicable LIBOR Rate for the relevant quarterly interest period shall instead be the rate at which Banc of America Securities LLC or one of its affiliate banks offers to place deposits in U.S. dollars with first-class banks in the London interbank market for a period of three months at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such quarterly interest period, in amounts equal to $1.0 million (notice of such rate to be sent to the applicable Trustee by the Company on the date of determination).

        "Asset Sale" means:

  (1)
  the sale, lease, conveyance or other disposition of any assets or rights; provided that the sale, lease, conveyance or other disposition of all or substantially all of the assets of the Company and its Restricted Subsidiaries taken as a whole will be governed by the provisions of each indenture described above under the caption "—Repurchase at the Option of Holders—Change of Control" and/or the provisions described above under the caption "—Certain Covenants—Merger, Consolidation or Sale of Assets" and not by the provisions of the Asset Sale covenant; and

  (2)
  the issuance of Equity Interests in any of the Company's Restricted Subsidiaries or the sale of Equity Interests in any of its Subsidiaries.

        Notwithstanding the preceding, none of the following items will be deemed to be an Asset Sale:

  (1)
  any single transaction or series of related transactions that involves assets having a Fair Market Value of less than $2.0 million;

  (2)
  a transfer of assets between or among the Company and its Restricted Subsidiaries;

  (3)
  an issuance of Equity Interests by a Restricted Subsidiary of the Company to the Company or to a Restricted Subsidiary of the Company;

  (4)
  the sale or lease of products, services or accounts receivable in the ordinary course of business and any sale or other disposition of damaged, worn-out or obsolete assets in the ordinary course of business;

  (5)
  the sale or other disposition of cash or Cash Equivalents;

  (6)
  a Restricted Payment that does not violate the covenant described above under the caption "—Certain Covenants—Restricted Payments" or a Permitted Investment; and

  (7)
  the sale-leaseback of Company-owned or Restricted Subsidiary-owned wireless towers.

        "Asset Sale Offer" has the meaning assigned to that term in the indentures governing the new notes.

        "Beneficial Owner" has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular "person" (as that term is used in Section 13(d)(3) of the Exchange Act), such "person" will be deemed to have beneficial ownership of all securities that such "person" has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only after the passage of time. The terms "Beneficially Owns" and "Beneficially Owned" have a corresponding meaning.

        "Board of Directors" means:

  (1)
  with respect to a corporation, the board of directors of the corporation or any committee thereof duly authorized to act on behalf of such board;

  (2)
  with respect to a partnership, the board of directors of the general partner of the partnership;

  (3)
  with respect to a limited liability company, the managing member or members or any controlling committee of managing members thereof; and

  (4)
  with respect to any other Person, the board or committee of such Person serving a similar function.

        "Business Day" means a day other than a Saturday, Sunday or other day on which commercial banking institutions are authorized or required by law to close in New York City.

        "Capital Lease Obligation" means, at the time any determination is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet prepared in accordance with GAAP, and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be prepaid by the lessee without payment of a penalty.

        "Capital Stock" means:

  (1)
  in the case of a corporation, corporate stock;

  (2)
  in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

  (3)
  in the case of a partnership or limited liability company, partnership interests (whether general or limited) or membership interests; and

  (4)
  any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person,

but excluding from all of the foregoing any debt securities convertible into Capital Stock, whether or not such debt securities include any right of participation with Capital Stock.

        "Cash Equivalents" means:

  (1)
  United States dollars;

  (2)
  securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality of the United States government (provided that the full faith and credit of the United States is pledged in support of those securities) having maturities of not more than six months from the date of acquisition;

  (3)
  certificates of deposit and eurodollar time deposits with maturities of six months or less from the date of acquisition, bankers' acceptances with maturities not exceeding six months and overnight bank deposits, in each case, with any domestic commercial bank having capital and surplus in excess of $500.0 million and a Thomson Bank Watch Rating of "B" or better;

  (4)
  repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (2) and (3) above entered into with any financial institution meeting the qualifications specified in clause (3) above;

  (5)
  commercial paper having one of the two highest ratings obtainable from Moody's Investors Service, Inc. or Standard & Poor's Rating Services and, in each case, maturing within nine months after the date of acquisition; and

  (6)
  money market funds that comply with the criteria set forth in Rule 2a-7 promulgated by the Securities and Exchange Commission.

        "Change of Control" means the occurrence of any of the following events:

  (1)
  the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of the Company and its Subsidiaries taken as a whole, to any "person" (as that term is used in Section 13(d) of the Exchange Act) other than a Permitted Holder;

  (2)
  the adoption of a plan relating to the liquidation or dissolution of the Company;

  (3)
  the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any "person" (as defined above) (other than a Permitted Holder or any entity formed for the purpose of owning the Capital Stock of the Company) becomes the Beneficial Owner, directly or indirectly, of more than 50% of the Voting Stock of the Company, measured by voting power rather than number of shares; or

  (4)
  the first day on which a majority of the members of the Board of Directors of the Company are not Continuing Directors.

        "Change of Control Offer" has the meaning assigned to that term in the indentures governing the new notes.

        "Collateral Documents" means the First Lien Collateral Documents and the Second Lien Collateral Documents collectively.

        "Consolidated Cash Flow" means, with respect to any specified Person for any period, the Consolidated Net Income of such Person for such period plus, without duplication:

  (1)
  an amount equal to any extraordinary loss plus any net loss realized by such Person or any of its Restricted Subsidiaries in connection with an Asset Sale, to the extent such losses were deducted in computing such Consolidated Net Income; plus

  (2)
  provision for taxes based on income or profits of such Person and its Restricted Subsidiaries for such period, to the extent that such provision for taxes was deducted in computing such Consolidated Net Income; plus

  (3)
  the Consolidated Interest Expense of such Person and its Restricted Subsidiaries for such period, to the extent that such Consolidated Interest Expense was deducted in computing such Consolidated Net Income; plus

  (4)
  depreciation, amortization (including amortization of intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period) and other non-cash expenses (excluding any such non-cash expense to the extent that it represents an accrual of or reserve for cash expenses in any future period or amortization of a prepaid cash expense that was paid in a prior period) of such Person and its Restricted Subsidiaries for such period to the extent that such depreciation, amortization and other non-cash expenses were deducted in computing such Consolidated Net Income; plus

  (5)
  in the case of the Company or any of its Subsidiaries, expenses incurred in connection with any dispute, litigation, arbitration or similar proceeding against or involving Sprint Nextel Corporation or any of its Subsidiaries or Affiliates in an amount not to exceed $5.0 million in such period to the extent that such amounts were deducted in computing such Consolidated Net Income; plus

  (6)
  expenses incurred by the Company and its Subsidiaries in connections with the Transactions to the extent such amounts reduced such Consolidated Net Income; minus

  (7)
  non-cash items increasing such Consolidated Net Income, other than the accrual of revenue in the ordinary course of business,

in each case, on a consolidated basis and determined in accordance with GAAP.

        Notwithstanding the preceding, the provision for taxes based on the income or profits of, and the depreciation and amortization and other non-cash expenses of, a Restricted Subsidiary of the Company will be added to Consolidated Net Income to compute Consolidated Cash Flow of the Company only to the extent that a corresponding amount would be permitted at the date of determination to be dividended to the Company by such Restricted Subsidiary without prior governmental approval (that has not been obtained), and without direct or indirect restriction pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to that Restricted Subsidiary or its stockholders.

        "Consolidated Indebtedness" means, with respect to any specified Person as of any date of determination, the sum, without duplication, of:

  (1)
  the total amount of Indebtedness of such Person and its Restricted Subsidiaries (other than Indebtedness in respect of Hedging Obligations); plus

  (2)
  the total amount of Indebtedness of any other Person, to the extent that such Indebtedness has been guaranteed by the referent Person or one or more of its Restricted Subsidiaries; plus

  (3)
  the aggregate liquidation value of all Disqualified Stock of such Person and any of its Restricted Subsidiaries that have guaranteed the Indebtedness of such Person and all preferred stock of the Restricted Subsidiaries of such Person.

        "Consolidated Interest Expense" means, with respect to any specified Person for any period, the sum, without duplication, of:

  (1)
  the consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued, including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net of the effect of all payments made or received pursuant to Hedging Obligations in respect of interest rates; plus

  (2)
  the consolidated interest expense of such Person and its Restricted Subsidiaries that was capitalized during such period; plus

  (3)
  any interest expense on Indebtedness of another Person that is guaranteed by such Person or one of its Restricted Subsidiaries or secured by a Lien on assets of such Person or one of its Restricted Subsidiaries, whether or not such guarantee or Lien is called upon; plus

  (4)
  the product of (a) all dividends, whether paid or accrued and whether or not in cash, on any series of preferred stock or Disqualified Stock of such Person or any of its Restricted Subsidiaries, other than dividends on Equity Interests payable solely in Equity Interests of the Company (other than Disqualified Stock) or to the Company or a Restricted Subsidiary of the Company, times (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of such Person, expressed as a decimal, in each case, on a consolidated basis and in accordance with GAAP.

        "Consolidated Net Income" means, with respect to any specified Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided that:

  (1)
  the Net Income (but not loss) of any Person that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting will be included only to the extent of the amount of dividends or similar distributions paid in cash to the specified Person or a Restricted Subsidiary of the Person;

  (2)
  the Net Income of any Restricted Subsidiary will be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders;

  (3)
  the cumulative effect of a change in accounting principles will be excluded; and

  (4)
  notwithstanding clause (1) above, the Net Income of any Unrestricted Subsidiary will be excluded, whether or not distributed to the specified Person or one of its Subsidiaries.

        "Continuing Directors" means, as of any date of determination, any member of the Board of Directors of the Company who:

  (1)
  was a member of such Board of Directors on the Issue Date; or

  (2)
  was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board of Directors at the time of such nomination or election or by the Permitted Holders.

        "Debt to Cash Flow Ratio" means, with respect to any specified Person as of any date of determination, the ratio of (a) the Consolidated Indebtedness of such Person as of such date to (b) the Consolidated Cash Flow of such Person for the four most recent full fiscal quarters for which internal financial statements are available prior to such date of determination, determined on a pro forma basis after giving effect to all acquisitions or dispositions of assets made by such Person and its Restricted Subsidiaries from the beginning of such four-quarter period through and including such date of determination (including any related financing transactions) as if such acquisitions and dispositions (and related financing transactions) had occurred at the beginning of such four-quarter period.

        In addition, for purposes of calculating the Debt to Cash Flow Ratio:

  (1)
  acquisitions that have been made by the specified Person or any of its Restricted Subsidiaries, including through mergers or consolidations, or any Person or any of its Restricted Subsidiaries acquired by the specified Person or any of its Restricted Subsidiaries, and including increases in ownership of Restricted Subsidiaries, during the four-quarter reference period or subsequent to such reference period and on or prior to the date on which the event for which the calculation of the Debt to Cash Flow Ratio is made (the "Calculation Date") will be given pro forma effect (determined in good faith on a reasonable basis in accordance with Regulation S-X under the Securities Act by a responsible financial or accounting officer of the specified Person) as if they had occurred on the first day of the four-quarter reference period and Consolidated Cash Flow for such reference period shall be calculated without giving effect to clause (3) of the proviso set forth in the definition of Consolidated Net Income;

  (2)
  the Consolidated Cash Flow attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses (and ownership interests therein) disposed of prior to the Calculation Date, will be excluded;

  (3)
  any Person that is a Restricted Subsidiary on the Calculation Date will be deemed to have been a Restricted Subsidiary at all times during such four-quarter period; and

  (4)
  any Person that is not a Restricted Subsidiary on the Calculation Date will be deemed not to have been a Restricted Subsidiary at any time during such four-quarter period.

        "Default" means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

        "Discharge of First Lien Obligations" shall mean the first date on which all First Lien Obligations have been repaid in full in cash (other than contingent indemnification obligations not yet due and payable) and no commitments to extend credit that would constitute First Lien Obligations are outstanding.

        "Disqualified Stock" means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case, at the option of the holder of the Capital Stock), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder of the Capital Stock, in whole or in part, on or prior to the date that is 91 days after the final maturity date of the new notes under the applicable indenture. Notwithstanding the preceding sentence, any Capital Stock that would constitute Disqualified Stock solely because the holders of the Capital Stock have the right to require the Company to repurchase such Capital Stock upon the occurrence of a change of control or an asset sale will not constitute Disqualified Stock if the terms of such Capital Stock provide that the Company may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption complies with the covenant described above under the caption "—Certain Covenants—Restricted Payments." The amount of Disqualified Stock deemed to be outstanding at any time for purposes of each indenture will be the maximum amount that the Company and its Restricted Subsidiaries may become obligated to pay upon the maturity of, or pursuant to any mandatory redemption provisions of, such Disqualified Stock, exclusive of accrued dividends.

        "Domestic Restricted Subsidiary" means any Restricted Subsidiary of the Company that was formed under the laws of the United States or any state of the United States or the District of Columbia.

        "Equity Interests" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

        "Existing Indebtedness" means Indebtedness of the Company and its Subsidiaries in existence on the Issue Date, until such amounts are repaid.

        "Fair Market Value" means the value that would be paid by a willing buyer to an unaffiliated willing seller in a transaction not involving distress or necessity of either party, determined in good faith by the Board of Directors of the Company (unless otherwise provided in the applicable indenture).

        "FCC License" means any license issued by the Federal Communications Commission.

        "First Lien Collateral Documents" means, collectively, all agreements, instruments, documents, pledges or filings executed in connection with granting, or that otherwise evidence, the Lien of the First Lien Collateral Agent for the benefit of the holders of First Lien Obligations in the Collateral.

        "First Lien Debt to Cash Flow Ratio" for any Person, as of any date, shall mean the Debt to Cash Flow Ratio of such Person as of such date except that only Indebtedness constituting First Lien Obligations and Indebtedness secured by Liens of the types described in clauses (3), (4), (6) and (7) of the definition of Permitted Liens shall be included in Consolidated Indebtedness of such Person for purposes of calculating the First Lien Debt to Cash Flow Ratio of such Person.

        "First Lien Obligations" means, collectively:

          (1)   Indebtedness of the Company represented by the new first lien notes issued on the Issue Date, Indebtedness of the Guarantors under the Subsidiary Guarantees with respect to the new first lien notes issued on the Issue Date and all other payment obligations of the Company and the Guarantors under the first lien indenture with respect thereto;

          (2)   any Indebtedness and other obligations of the Company secured by a Lien on the Collateral (x) permitted by clause (1) of the definition of Permitted Liens (it being understood that this subclause (2)(x) shall not be duplicative of clause (1) of such definition) and (y) any other Indebtedness of the Company and the Guarantors (including any additional first lien notes) designated by the Company as "First Lien Obligations" for purposes of the First Lien Collateral Documents and the Intercreditor Agreement; provided that in the case of this subclause (y), such Indebtedness is permitted to be incurred by the applicable indenture and either (i) such Indebtedness constitutes Permitted Refinancing Indebtedness in respect of First Lien Obligations or (ii) after giving effect to the issuance of such Indebtedness and the application of the proceeds therefrom, the First Lien Debt to Cash Flow Ratio as of the date of incurrence of such First Lien Obligations would be less that 4.5 to 1.0; and

          (3)   Hedging Obligations that are designated as "First Lien Obligations" for purposes of the First Lien Collateral Documents and the Intercreditor Agreement by the Company.

        "Foreign Subsidiary" means any Subsidiary of the Company that is organized under the laws of any jurisdiction other than the United States, any state of the United States or the District of Columbia.

        "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect from time to time.

        "Government Securities" means direct obligations of, or obligations guaranteed by, the United States of America, and the payment for which the United States pledges its full faith and credit.

        "Guarantee" means a guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take or pay or to maintain financial statement conditions or otherwise); and when used as a verb, "guarantee" and conjugations thereof shall have correlative meanings.

        "Guarantor" means any Restricted Subsidiary of the Company that enters into a Subsidiary Guarantee.

        "Hedging Obligations" means, with respect to any specified Person, the obligations of such Person under:

  (1)
  interest rate swap agreements (whether from fixed to floating or from floating to fixed), interest rate cap agreements and interest rate collar agreements;

  (2)
  other agreements or arrangements designed to manage interest rates or interest rate risk; and

  (3)
  other agreements or arrangements designed to protect such Person against fluctuations in currency exchange rates or commodity prices.

        "Indebtedness" means, with respect to any specified Person, any indebtedness of such Person (excluding accrued expenses and trade payables), whether or not contingent:

  (1)
  in respect of borrowed money;

  (2)
  evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof);

  (3)
  in respect of banker's acceptances;

  (4)
  representing Capital Lease Obligations;

  (5)
  representing the balance deferred and unpaid of the purchase price of any property or services due more than six months after such property is acquired or such services are completed; or

  (6)
  representing any net Hedging Obligations,

if and to the extent any of the preceding items would appear as a liability upon a balance sheet of the specified Person prepared in accordance with GAAP.

        In addition, the term "Indebtedness" includes all Indebtedness of others secured by a Lien on any asset of the specified Person (whether or not such Indebtedness is assumed by the specified Person) and, to the extent not otherwise included, the guarantee by the specified Person of any Indebtedness of any other Person.

        "Investment Grade Rating" means a rating equal to or higher than Baa3 (or the equivalent) by Moody's and BBB- (or the equivalent) by S&P, or an equivalent rating by any other Rating Agency.

        "Investments" means, with respect to any Person, all direct or indirect investments by such Person in other Persons (including Affiliates) in the forms of loans (including guarantees or other obligations), advances or capital contributions (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP. If the Company or any Restricted Subsidiary of the Company sells or otherwise disposes of any Equity Interests of any direct or indirect Restricted Subsidiary of the Company such that, after giving effect to any such sale or disposition, such Person is no longer a Restricted Subsidiary of the Company, the Company will be deemed to have made an Investment on the date of any such sale or disposition equal to the Fair Market Value of the Company's Investments in such Restricted Subsidiary that were not sold or disposed of in an amount determined as provided in the final paragraph of the covenant described above under the caption "—Certain Covenants—Restricted Payments." The acquisition by the Company or any Restricted Subsidiary of the Company of a Person that holds an Investment in a third Person will be deemed to be an Investment by the Company or such Restricted Subsidiary in such third Person in an amount equal to the Fair Market Value of the Investments held by the acquired Person in such third Person in an amount determined as provided in the final paragraph of the covenant described above under the caption "—Certain Covenants—Restricted Payments." Except as otherwise provided in each indenture, the amount of an Investment will be determined at the time the Investment is made and without giving effect to subsequent changes in value.

        "Issue Date" means the first date on which notes under the applicable indenture are issued.

        "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction.

        "Liquidated Damages" means all liquidated damages then owing pursuant to the applicable registration rights agreement.

        "Moody's" means Moody's Investors Service, Inc. and any successor to its rating agency business.

        "Net Income" means, with respect to any specified Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends, excluding, however:

  (1)
  any gain (but not loss), together with any related provision for taxes on such gain (but not loss), realized in connection with: (a) any Asset Sale; or (b) the disposition of any securities by such Person or any of its Restricted Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Restricted Subsidiaries; and

  (2)
  any extraordinary gain (but not loss), together with any related provision for taxes on such extraordinary gain (but not loss).

        "Net Proceeds" means the aggregate cash proceeds received by the Company or any of its Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of the direct costs relating to such Asset Sale, including, without limitation, legal, accounting and investment banking fees, and sales commissions, and any relocation expenses incurred as a result of the Asset Sale, taxes paid or payable as a result of the Asset Sale, in each case, after taking into account any available tax credits or deductions and any tax sharing arrangements, and amounts required to be applied to the repayment of Indebtedness (other than Indebtedness incurred pursuant to clause (1) of the definition of "Permitted Debt") secured by a Lien on the asset or assets that were the subject of such Asset Sale and any reserve for adjustment in respect of the sale price of such asset or assets established in accordance with GAAP.

        "Non-Recourse Debt" means Indebtedness:

  (1)
  as to which neither the Company nor any of its Restricted Subsidiaries (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness), (b) is directly or indirectly liable as a guarantor or otherwise, or (c) constitutes the lender;

  (2)
  no default with respect to which (including any rights that the Holders of the Indebtedness may have to take enforcement action against an Unrestricted Subsidiary) would permit upon notice, lapse of time or both any holder of any other Indebtedness of the Company or any of its Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment of the Indebtedness to be accelerated or payable prior to its Stated Maturity; and

  (3)
  as to which the lenders have been notified in writing that they will not have any recourse to the stock or assets of the Company or any of its Restricted Subsidiaries.

        "Obligations" means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

        "Permitted Business" means the delivery or distribution of telecommunications, voice, data or video services, or any business or activity reasonably related or ancillary thereto.

        "Permitted Holder" means Sprint Nextel Corporation and its Affiliates.

        "Permitted Investments" means:

  (1)
  any Investment in the Company or in a Restricted Subsidiary of the Company;

  (2)
  any Investment in Cash Equivalents;

  (3)
  any Investment by the Company or any Restricted Subsidiary of the Company in a Person, if in connection with or as a result of such Investment:

  (a)
  such Person becomes a Restricted Subsidiary of the Company; or

  (b)
  such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or a Restricted Subsidiary of the Company;

  (4)
  any Investment made as a result of the receipt of non-cash consideration from sales of assets that was made in compliance with the covenant described above under the caption "—Repurchase at the Option of Holders—Asset Sales";

  (5)
  any acquisition of assets or Capital Stock solely in exchange for the issuance of Equity Interests (other than Disqualified Stock) of the Company;

  (6)
  any Investments received in compromise or resolution of (A) obligations of trade debtors or customers that were incurred in the ordinary course of business of the Company or any of its Restricted Subsidiaries, including pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of any trade debtor or customer; or (B) litigation, arbitration or other disputes with Persons who are not Affiliates of the Company;

  (7)
  Investments represented by Hedging Obligations;

  (8)
  Investments in prepaid expenses, negotiable instruments held for collection, and lease, utility and workers' compensation, performance and other similar deposits;

  (9)
  loans or advances to employees made in the ordinary course of business of the Company or the Restricted Subsidiary of the Company in an aggregate principal amount not to exceed $1.0 million at any one time outstanding;

  (10)
  repurchases of the new notes; and

  (11)
  other Investments in an amount not to exceed $25.0 million at any time outstanding.

        "Permitted Liens" means:

  (1)
  Liens on the Collateral (which may, at the option of the Company, secure First Lien Obligations) securing Indebtedness in an aggregate principal amount not to exceed $50.0 million;

  (2)
  Liens in favor of the Company or any Guarantor;

  (3)
  Liens on property of a Person existing at the time such Person is merged with or into or consolidated with the Company or any Subsidiary of the Company; provided that such Liens were in existence prior to the contemplation of such merger or consolidation and do not extend to any assets other than those of the Person merged into or consolidated with the Company or such Subsidiary;

  (4)
  Liens on property (including Capital Stock) existing at the time of acquisition of the property by the Company or any Subsidiary of the Company; provided that such Liens were in existence prior to such acquisition, and not incurred in contemplation of, such acquisition;

  (5)
  Liens to secure the performance of statutory obligations, surety or appeal bonds, performance bonds or other obligations of a like nature incurred in the ordinary course of business;

  (6)
  Liens to secure Indebtedness (including Capital Lease Obligations) permitted by clause (4) of the second paragraph of the covenant entitled "—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock" covering only the assets acquired with or financed by such Indebtedness;

  (7)
  Liens existing on the Issue Date;

  (8)
  Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded; provided that any reserve or other appropriate provision as is required in conformity with GAAP has been made therefor;

  (9)
  Liens imposed by law, such as carriers', warehousemen's, landlords' and mechanics' Liens, in each case, incurred in the ordinary course of business;

  (10)
  survey exceptions, easements or reservations of, or rights of others for, licenses, rights-of-way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real property that were not incurred in connection with Indebtedness and that do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of such Person;

  (11)
  Liens, other than Liens securing Indebtedness for money borrowed, that may arise under the Company's management and services agreements with Sprint Spectrum, L.P. and its Affiliates;

  (12)
  Liens for security for payment of workers' compensation or other insurance or arising under workers' compensation laws or similar legislation;

  (13)
  Liens with respect to leasehold interests, mortgages, obligations, liens and other encumbrances incurred, created, assumed or permitted to exist and arising by, through or under a landlord or owner of the leased property, with or without the consent of the lessee, none of which materially impairs the use of any parcel of property material to the business of the Company and its Restricted Subsidiaries, taken as a whole, or the value of such property for the purpose of such business;

  (14)
  Liens arising from leases, subleases, licenses or other similar rights that do not interfere with the ordinary course of the business of the Company and its Restricted Subsidiaries;

  (15)
  Liens securing reimbursement obligations with respect to letters of credit that encumber documents and other property relating to such letters of credit;

  (16)
  Liens created for the benefit of (or to secure) the new notes issued under the applicable indenture or the related Subsidiary Guarantees;

  (17)
  Liens to secure any Permitted Refinancing Indebtedness permitted to be incurred under the applicable indenture; provided, however, that:

  (a)
  the new Lien shall be limited to all or part of the same property and assets that secured or, under the written agreements pursuant to which the original Lien arose, could secure the original Lien (and improvements and accessions to such property or proceeds or distributions thereof); and

  (b)
  the Indebtedness secured by the new Lien is not increased to any amount greater than the sum of (x) the outstanding principal amount or, if greater, committed amount, of the Permitted Refinancing Indebtedness and (y) an amount necessary to pay any fees and expenses, including premiums, related to such renewal, refunding, refinancing, replacement, defeasance or discharge;

  (18)
  Liens on the Collateral securing First Lien Obligations; and

  (19)
  Lien on the Collateral securing Second Lien Obligations.

        "Permitted Refinancing Indebtedness" means any Indebtedness of the Company or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to extend, renew, refund, refinance, replace, defease or discharge other Indebtedness of the Company or any of its Restricted Subsidiaries (other than intercompany Indebtedness); provided that:

  (1)
  the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness extended, renewed, refunded, refinanced, replaced, defeased or discharged (plus all accrued interest on the Indebtedness and the amount of all fees and expenses, including premiums, incurred in connection therewith);

  (2)
  such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being extended, renewed, refunded, refinanced, replaced, defeased or discharged;

  (3)
  if the Indebtedness being extended, renewed, refunded, refinanced, replaced, defeased or discharged is subordinated in right of payment to the new notes, such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and is subordinated in right of payment to, the new notes on terms, taken as a whole, at least as favorable to the Holders of notes as those contained in the documentation governing the Indebtedness being extended, renewed, refunded, refinanced, replaced, defeased or discharged; and

  (4)
  such Indebtedness is incurred either (x) by the Company or a Guarantor or (y) by the Restricted Subsidiary who is the obligor on the Indebtedness being extended, renewed, refunded, refinanced, replaced, defeased or discharged.

        "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.

        "Qualifying Guarantee" means a guarantee of the new notes pursuant to which the Person providing such guarantee, as primary obligor and not merely as surety, jointly and severally, irrevocably and fully and unconditionally guarantees, on a senior basis (which need not be secured), the punctual payment when due, whether at Stated Maturity, by acceleration or otherwise, of all monetary obligations of the Company under the applicable indenture and notes, whether for principal of or interest on such notes, expenses, indemnification or otherwise.

        "Rating Agencies" means Moody's and S&P or, if Moody's or S&P or both shall not make a rating on the applicable notes publicly available, a nationally recognized statistical rating agency or agencies, as the case may be, selected by the Company which shall be substituted for Moody's or S&P or both, as the case may be.

        "registration rights agreements" means (i) the registration rights agreements dated as of the Issue Date among the Company, the Guarantors and the initial purchasers of the new notes issued on the Issue Date and (ii) any other exchange and registration rights agreements entered into in connection with an issuance of Additional Notes in a private offering after the Issue Date.

        "Restricted Investment" means an Investment other than a Permitted Investment.

        "Restricted Subsidiary" of a Person means any Subsidiary of the referent Person that is not an Unrestricted Subsidiary.

        "S&P" means Standard & Poor's, a division of The McGraw-Hill Companies, Inc., and any successor to its rating agency business.

        "Second Lien Collateral Documents" means, collectively, all agreements, instruments, documents, pledges or filings executed in connection with granting, or that otherwise evidence, the Lien of the Second Lien Collateral Agent for the benefit of the holders of Second Lien Obligations in the Collateral.

        "Second Lien Obligations" means, collectively:

  (1)
  Indebtedness of the Company under the new second lien notes, Indebtedness of the Guarantors under the Subsidiary Guarantees with respect to the new second lien notes and all other payment obligations of the Company and the Guarantors under the second lien indenture; and

  (2)
  any other Indebtedness of the Company and the Guarantors (including any additional second lien notes) which is designated by the Company as "Second Lien Obligations" for purposes of the Second Lien Collateral Documents and the Intercreditor Agreement; provided that such Indebtedness is permitted to be incurred pursuant to the terms of the applicable indenture.

        "Significant Subsidiary" means any Subsidiary of the Company that would be a "significant subsidiary" of the Company as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the date of the applicable indenture.

        "Stated Maturity" means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which the payment of interest or principal was scheduled to be paid in the documentation governing such Indebtedness, and will not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

        "Subsidiary" means, with respect to any specified Person:

  (1)
  any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency and after giving effect to any voting agreement or stockholders' agreement that effectively transfers voting power) to vote in the election of directors, managers or trustees of the corporation, association or other business entity is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

  (2)
  any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are that Person or one or more Subsidiaries of that Person (or any combination thereof).

        Unless otherwise specified or unless the context otherwise requires, "Subsidiary" shall refer to a Subsidiary of the Company.

        "Subsidiary Guarantee" means a guarantee of the new notes under an indenture by a Guarantor in accordance with such indenture.

        "Subordinated Indebtedness" means, with respect to each indenture, any Indebtedness of the Company or any Guarantor (whether outstanding on the Issue Date or thereafter incurred) that is subordinate or junior in right of payment (other than solely as a result of being unsecured or secured by junior Liens) to the new notes issued under such indenture or the applicable Subsidiary Guarantee of such notes pursuant to a written agreement to that effect or otherwise pursuant to the terms of such Indebtedness.

        "Transactions" means the offering of the new notes, the tender offer for certain of the Company's existing debt securities and repurchase of debt securities pursuant thereto and the application of the proceeds of the new notes and the other transactions described in this prospectus, in each case, as specifically contemplated by this prospectus.

        "Unrestricted Subsidiary" means any Subsidiary of the Company that is designated by the Board of Directors of the Company as an Unrestricted Subsidiary pursuant to a resolution of the Board of Directors, but only to the extent that such Subsidiary:

  (1)
  has no Indebtedness other than Non-Recourse Debt;

  (2)
  except as permitted by the covenant described above under the caption "—Certain Covenants—Transactions with Affiliates," is not party to any agreement, contract, arrangement or understanding with the Company or any Restricted Subsidiary of the Company unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to the Company or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Company;

  (3)
  is a Person with respect to which neither the Company nor any of its Restricted Subsidiaries has any direct or indirect obligation (a) to subscribe for additional Equity Interests or (b) to maintain or preserve such Person's financial condition or to cause such Person to achieve any specified levels of operating results; and

  (4)
  has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of the Company or any of its Restricted Subsidiaries.

        "Voting Stock" of any specified Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

        "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing:

  (1)
  the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect of the Indebtedness, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by

  (2)
  the then outstanding principal amount of such Indebtedness.

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS

General

        The following summary describes, in the case of U.S. holders, certain U.S. federal income tax consequences and, in the case of, non-U.S. holders, certain U.S. federal income and estate tax consequences, of the acquisition, beneficial ownership and disposition of the new notes, as well as the exchange of the old notes for the new notes, but does not purport to be a complete analysis of all the potential tax considerations relating thereto. We have based this summary on the provisions of the Internal Revenue Code of 1986, as amended, or the Code, the applicable Treasury Regulations promulgated or proposed thereunder, relevant judicial authority and current administrative rulings and practice, all of which are subject to change, possibly on a retroactive basis, or to different interpretation. This summary applies to you only if you are an initial purchaser of the new notes who acquired the new notes at their original issue price within the meaning of Section 1273 of the Code and hold the new notes as capital assets. A capital asset is generally an asset held for investment rather than as inventory or as property used in a trade or business. This summary does not discuss all of the aspects of U.S. federal income and estate taxation that may be relevant to investors in light of their particular investment or other circumstances. This summary also does not discuss the particular tax consequences that might be relevant to investors that are subject to special rules under the federal income tax laws including:

  •
  a bank, thrift, insurance company, regulated investment company, real estate investment trust or other financial institution or financial service company;

  •
  a broker or dealer in securities or foreign currency;

  •
  a U.S. person that has a functional currency other than the U.S. dollar;

  •
  a partnership or other flow-through entity;

  •
  a subchapter S corporation;

  •
  a person subject to alternative minimum tax;

  •
  a person who owns the new notes as part of a straddle, hedging transaction, constructive sale transaction or other integrated investment for U.S. federal income tax purposes;

  •
  a tax-exempt entity;

  •
  certain expenditures; or

  •
  a person who acquires the new notes in connection with its employment or other performance of services.

        In addition, the following summary does not address all possible tax consequences. In particular, except as specifically provided, it does not discuss any estate, gift, generation-skipping, transfer, state, local or foreign tax consequences and does not address the tax consequences to equity holders of, or other interest holders in, an investor in new notes. No statutory or judicial authority directly addresses the treatment of all aspects of the new notes for U.S. federal income tax purposes. No ruling has been or is expected to be sought from the U.S. Internal Revenue Service (the "IRS") with respect to the new notes. As a result, no assurance can be given that the IRS or a court will agree with all of the tax characterizations and tax consequences described below.

Classification of the New Notes

        We intend to treat the new notes as indebtedness for U.S. federal income tax purposes and intend to take the position that the new notes will be subject to the Treasury Regulations governing variable rate debt instruments (the "VRDI regulations"). Under the indentures governing the new notes, we will agree, and by acceptance of a beneficial interest in a new note, each holder of a note will be deemed to have agreed, to treat each new note as indebtedness for U.S. federal income tax purposes that is subject to the VRDI regulations. This discussion does not address possible alternative interpretations of such regulations or different treatment of the new notes. It is likely that a different treatment of the new notes would affect the amount, timing and character of income, gain or loss with respect to an investment in the notes. Each prospective investor should consult its own tax adviser regarding the VRDI regulations and other possible U.S. federal income tax treatment of the new notes. The remainder of this discussion assumes that the new notes will be treated as indebtedness subject to the VRDI regulations as described above.

Exchange Offer

        The exchange of old notes for new notes pursuant to the exchange offer will not be treated as an exchange or other taxable event for United States federal income tax purposes because under Treasury regulations, the new notes do not differ materially in kind or extent from the old notes. Rather, the new notes received by a Holder will be treated as a continuation of the old notes in the hands of such Holder. As a result, there will be no United States federal income tax consequences to holders who exchange old notes for new notes pursuant to the exchange offer and any such Holder will have the same tax basis and holding period in the new notes as it had in the old notes immediately before the exchange.

U.S. Holders

        As explained below, the U.S. federal income tax consequences of acquiring, beneficially owning and disposing of the new notes depend on whether or not you are a U.S. Holder. For purposes of this summary, you are a U.S. Holder if you are a beneficial owner of new notes and for U.S. federal income tax purposes are:

  •
  a citizen or resident of the United States, including an alien individual who is a lawful permanent resident of the United States or who meets the substantial presence residency test under the federal income tax laws;

  •
  a corporation or other entity treated as a corporation for U.S. federal income tax purposes that is created or organized in or under the laws of the United States, any of the 50 states or the District of Columbia;

  •
  an estate the income of which is subject to federal income taxation regardless of its source; or

  •
  a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust or a trust for which a valid election to be treated as a United States person is in effect;

and if your status as a U.S. Holder is not overridden under the provisions of an applicable tax treaty.

        If a partnership (wherever organized) holds the new notes, the tax treatment of a partner will generally depend upon the status of the partner and upon the activities of the partnership. If you are a partner in a partnership, you should consult your tax advisor.

Interest on the New Notes

        Interest paid on a new first lien note will generally be taxable to you as ordinary interest income at the time it is accrued or received, in accordance with your method of accounting for U.S. federal income tax purposes. U.S. Holders may contact the Company at the address below to receive the "issue price" of the new first lien notes.

        In the case of new second lien notes, because interest on the new second lien notes is not unconditionally payable in cash at least annually (due to the fact that we have the option to pay PIK interest in lieu of paying cash interest), the new second lien notes will be considered to be issued with "original issue discount" ("OID"). Under the rules governing OID, regardless of a U.S. Holder's method of accounting, a U.S. Holder will be required to accrue its pro rata share of OID on the new second lien notes on a constant yield basis (subject to the VRDI regulations, as described below) and include such accruals in gross income, regardless of the U.S. Holder's method of accounting, and whether or not such U.S. Holder receives a cash payment of interest on the new second lien notes on the scheduled interest payment dates. The payment of PIK interest is generally not treated as a payment of interest. Instead, the new second lien note and any notes issued in respect of PIK interest thereon are treated as a single debt instrument under the OID rules.

        The new second lien notes will be treated as issued with OID in an amount equal to the difference between their "stated redemption price at maturity" (the sum of all payments to be made on the new second lien notes other than "qualified stated interest") and their "issue price." The "issue price" of each second lien note will be the first price at which a substantial amount of the new second lien notes are sold (other than to an underwriter, placement agent or wholesaler). The term "qualified stated interest" means stated interest that is unconditionally payable in cash or in property (other than debt instruments of the issuer) at least annually at a single fixed rate or, subject to certain conditions, based on one or more interest indices. Because we have the option in any interest payment period to make interest payments in PIK interest instead of paying cash, the stated interest payments on the new second lien notes are not qualified stated interest.

        The amount of OID that a U.S. Holder is required to include in gross income is the sum of the "daily portions" of OID with respect to the new second lien notes for each day during the taxable year in which the U.S. Holder is the beneficial owner of the new second lien notes. The "daily portions" of interest in respect of the new second lien notes are determined by allocating to each day in an "accrual period" the ratable portion of OID on the new second lien notes that accrues in the "accrual period." The "accrual period" for the new second lien notes may be of any length and may vary in length over the term of the new second lien notes, provided that each "accrual period" is no longer than one year and that each scheduled payment of interest or principal occurs on the first or final day of an "accrual period."

        The amount of interest on the new second lien notes that accrues in an "accrual period" is the product of the "yield to maturity" on the new second lien notes (adjusted to reflect the length of the "accrual period") and the "adjusted issue price" of the new second lien notes. The "yield to maturity" on the new second lien notes is determined under the VRDI regulations and is discussed below. The "adjusted issue price" of the new second lien notes at the beginning of the first "accrual period" will equal its "issue price" and for any "accrual periods" thereafter will be (x) the sum of the "issue price" of the new second lien notes and any OID previously accrued thereon minus (y) the amount of any payments previously made on the new second lien notes. Under the VRDI regulations, the "yield to maturity" on the new second lien notes is the yield of an "equivalent fixed rate debt instrument." An "equivalent fixed rate debt instrument" is a debt instrument having terms identical to those of the new second lien notes (including the issue price as discussed above) and having a projected payment schedule based on certain assumptions we are making regarding our options to call the new second lien notes and to accrue, rather than pay, interest (see discussion below), but substituting the value of the floating rate (in this case, LIBOR plus 4.00%) as of the date the new second lien notes are issued for the floating rate throughout the term of the instrument. Holders that desire to obtain our projected payment schedule (which will incorporate the assumptions we will make regarding our options to call the new second lien notes and to accrue, rather than pay, interest) may do so by contacting us at: iPCS, Inc., 1901 North Roselle Road, Schaumburg, Illinois 60195, Attention: Chief Financial Officer. Under the VRDI regulations, the OID allocable to an "accrual period" must be increased (or decreased) if the interest actually paid or accrued during an "accrual period" exceeds (or is less than)

the interest assumed to be paid or accrued during the "accrual period" under the equivalent fixed rate debt instrument.

        In determining the amount of OID that a U.S. Holder must include in income, and in creating the projected payment schedule under the VRDI regulations, as described above, we have made certain assumptions regarding our elections to call the new second lien notes and to accrue, rather than pay, interest in a manner that minimizes the yield on the new second lien notes. Applicable Treasury Regulations require us to assume that we will make (or not make) these elections in such a manner so as to minimize the yield on the new second lien notes. These assumptions are made solely for United States federal income tax purposes and do not constitute a representation by us regarding the actual amounts, or the timing of amounts, that will be paid on the new second lien notes. If the assumptions that we make are contrary to actual circumstances (a "change in circumstances") then solely for purposes of determining the amount of OID on the new second lien notes, the new second lien notes will be treated as retired and reissued on the date of the change in circumstances for an amount equal to the "adjusted issue price" of the new second lien notes (as defined below). We will revise our projected payment schedule upon a "change in circumstances" (as defined above), and holders that desire to obtain a copy of any such revised projected payment schedule may do so by contacting us at the same address.

Acquisition Premium

        In general, if a U.S. Holder purchases a new note for an amount that is greater than the "adjusted issue price" of the new note (as defined above) on the purchase date, such U.S. Holder will generally be deemed to have acquired the new note with acquisition premium. To the extent that a U.S. Holder has acquisition premium with respect to a new note, such U.S. Holder will be permitted to reduce the OID otherwise includible for the year by the portion of the acquisition premium properly allocable to that year. It is not certain how such allocation is determined given our options to call the new notes. U.S. Holders are urged to seek advice from their own tax advisers on this issue.

Market Discount

        In general, if a U.S. Holder purchases a new note for an amount that is less than the "revised issue price" (that is, its original "issue price" plus any accrued OID, if any), such U.S. Holder will be deemed to have acquired the new note at a market discount. A U.S. Holder that acquires a new note at a market discount that is more than a statutorily defined de minimis amount will generally be required to treat as ordinary income any principal payment on, or any gain recognized on the disposition of, a new note to the extent of the accrued market discount that has not previously been included in income. Market discount will generally be considered to accrue ratably during the period from the date of acquisition to the maturity date of the new note. It is not certain how the maturity date of the new note is determined for such purposes given our options to call the new notes. U.S. Holders are urged to seek advice from their own tax advisers on this issue. However, an election may be made to accrue market discount on the basis of a constant interest rate in lieu of a ratable accrual. In addition, there are rules that defer the deduction of all or part of the interest expense on indebtedness incurred or continued to purchase or carry new notes acquired with market discount and that permit a U.S. Holder to elect to include accrued market discount in income on a current basis and thereby avoid such deferral.

Sale, Exchange or Redemption of New Notes

        You will generally recognize gain or loss upon the sale, exchange, redemption, retirement or other disposition of the new notes measured by the difference between (i) the amount of cash proceeds and the fair market value of any property you receive (except to the extent attributable to accrued interest income not previously included in income, which will generally be taxable as ordinary income, or attributable to accrued interest previously included in income, which amount may be received without generating further income), and (ii) your adjusted tax basis in the new notes. Your adjusted tax basis in a new note generally will equal your cost of the new note, increased by any OID previously accrued by you received on the new second lien notes and decreased by the amount of any cash payments previously made on the new second lien notes and principal payments previously made on the new first lien notes. In addition, a U.S. Holder's basis in the new notes will be increased by any market discount that such U.S. Holder has previously elected to include in gross income.

        Subject to the market discount rules described above, gain or loss on the disposition of new notes will generally be capital gain or loss and will be long-term gain or loss if the new notes have been held for more than one year at the time of such disposition. In general, for individuals, long-term capital gains are taxed at a maximum rate of 15% for exchanges occurring prior to January 1, 2009 (and 20% for exchanges occurring on or after such date) and short-term capital gains are taxed at a maximum rate of 35% (although without further Congressional action, this rate will increase to 39.6% in 2011). The deductibility of capital losses is subject to limitations.

Information Reporting and Backup Withholding Tax

        In general, information reporting requirements will apply to payments to certain noncorporate U.S. Holders of principal and interest on a new note and the proceeds of the sale of a new note. If you are a U.S. Holder, you may be subject to backup withholding when you receive interest with respect to the new notes (including OID), or when you receive proceeds upon the sale, exchange, redemption, retirement or other disposition of the new notes. The backup withholding rate currently is 28%; without Congressional action, this rate will increase to 31% in 2011. In general, you can avoid this backup withholding by properly executing under penalties of perjury an IRS Form W-9 or substantially similar form that provides:

  •
  your correct taxpayer identification number; and

  •
  a certification that (a) you are exempt from backup withholding because you are a corporation or come within another enumerated exempt category, (b) you have not been notified by the IRS that you are subject to backup withholding, or (c) you have been notified by the IRS that you are no longer subject to backup withholding.

        If you do not provide your correct taxpayer identification number on the IRS Form W-9 or substantially similar form in a timely manner, you may be subject to penalties imposed by the IRS.

        Backup withholding will not apply, however, with respect to payments made to certain holders, including corporations, tax-exempt organizations and certain foreign persons, provided their exemptions from backup withholding are properly established.

        Amounts withheld are generally not an additional tax and may be refunded or credited against your federal income tax liability, provided you furnish required information to the IRS.

        We will report to the U.S. Holders of new notes and to the IRS the amount of any "reportable payments" for each calendar year and the amount of tax withheld, if any, with respect to such payments.

Non-U.S. Holders

        As used herein, the term, "Non-U.S. Holder" means any beneficial owner of a new note that is treated for U.S. federal income tax purposes as (i) a nonresident alien individual, (ii) a foreign corporation, (iii) an estate that is not subject to U.S. federal income tax on a net income basis, or (iv) a trust if no United States court can exercise primary supervision over the trust's administration or no United States person is authorized to control all substantial decisions of the trust and the trust has no election to be treated as a United States person in effect.

        Payment of Interest:    Generally, subject to the discussion of backup withholding below, if you are a Non-U.S. Holder, interest income that is not effectively connected with a United States trade or business will not be subject to a U.S. withholding tax provided that:

  •
  you do not actually or constructively own 10% or more of the combined voting power of all of our classes of stock entitled to vote;

  •
  you are not a controlled foreign corporation related to us actually or constructively through stock ownership;

  •
  you are not a bank that acquired the new notes in consideration for an extension of credit made pursuant to a loan agreement entered into in the ordinary course of business; and

  •
  either (a) you provide a Form W-8BEN (or a suitable substitute form) signed under penalties of perjury that includes your name and address and certifies as to your Non-U.S. Holder status, or (b) a securities clearing organization, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business, provides a statement to us or our agent under penalties of perjury in which it certifies that a Form W-8BEN or W-8IMY (or a suitable substitute form) has been received by it from you or a qualifying intermediary and furnishes us or our agent with a copy of such form.

        Treasury Regulations provide alternative methods for satisfying the certification requirement described in the paragraph above. These regulations may require a Non-U.S. Holder that provides an IRS form, or that claims the benefit of an income tax treaty, to also provide its U.S. taxpayer identification number.

        Interest on new notes not exempted from U.S. withholding tax as described above and not effectively connected with a U.S. trade or business generally will be subject to U.S. withholding tax at a 30% rate, except where an applicable tax treaty provides for the reduction or elimination of such withholding tax. We may be required to report annually to the IRS and to each Non-U.S. Holder the amount of interest paid to, and the tax withheld, if any, with respect to, each Non-U.S. Holder.

        Except to the extent that an applicable treaty otherwise provides, generally you will be taxed in the same manner, for U.S. federal income tax purposes, as a U.S. Holder with respect to interest or OID on the new notes if the interest income or OID is effectively connected with your conduct of a U.S. trade or business. If you are a corporate Non-U.S. Holder, you may also, under certain circumstances, be subject to an additional "branch profits tax" at a 30% rate (or, if applicable, a lower treaty rate). Even though such effectively connected interest or OID is subject to federal income tax, and may be subject to the branch profits tax, it may not be subject to withholding tax if you deliver proper documentation.

        To claim the benefit of a tax treaty or to claim exemption from withholding because the income is effectively connected with U.S. trade or business income, the Non-U.S. Holder must provide a properly executed Form W-8BEN or W-8ECI. Under the Treasury Regulations, a Non-U.S. Holder may under certain circumstances be required to obtain a U.S. taxpayer identification number and make certain certifications to us. Special procedures are provided in the Treasury Regulations for payments through qualified intermediaries. Prospective investors should consult their tax advisors regarding the effect, if any, of the Treasury Regulations.

        Sale, Exchange or Redemption of New Notes:    If you are a Non-U.S. Holder of a new note, generally you will not be subject to the United States federal income tax or withholding tax on any gain realized on the sale, exchange or redemption of the new note, unless:

  •
  the gain is effectively connected with your conduct of a U.S. trade or business;

  •
  you are an individual and are present in the United States for a period or periods aggregating 183 days or more during the taxable year of the disposition (as determined under the Code) and certain other conditions are met; or

  •
  you are subject to tax pursuant to the provisions of the Code applicable to certain United States expatriates.

        Death of a Non-U.S. Holder:    If you are an individual Non-U.S. Holder and you hold a new note at the time of your death, it will generally not be includable in your gross estate for U.S. estate tax purposes, so long as you are not subject to tax pursuant to the provisions of the Code applicable to certain U.S. expatriates and provided that you do not at the time of death actually or constructively own 10% or more of the combined voting power of all of our classes of stock entitled to vote, and provided that, at the time of death, payments with respect to such new note would not have been effectively connected with your conduct of a trade or business within the United States.

        Information Reporting and Backup Withholding Tax:    If you are a Non-U.S. Holder, U.S. backup withholding tax will not apply to payments of interest (including OID) on a new note if you provide the statement described in "—Payment of Interest," provided that the payor does not have actual knowledge that you are a U.S. person. Information reporting requirements may continue to apply, however, to payments of interest on a new note with respect to Non-U.S. Holders.

        Information reporting will not apply to any payment of the proceeds of the sale of a new note effected outside the United States by a foreign office of a "broker" (as defined in applicable Treasury Regulations), unless such broker:

  (i)
  is a U.S. person;

  (ii)
  is a foreign person that derives 50% or more of its gross income for certain periods from the conduct of a trade or business in the United States;

  (iii)
  is a controlled foreign corporation for U.S. federal income tax purposes; or

  (iv)
  is a foreign partnership, if at any time during its tax year, one or more of its partners are U.S. persons (as defined in U.S. Treasury Regulations) who in the aggregate hold more than 50% of the income or capital interests in the partnership or if, at any time during its tax year, such foreign partnership is engaged in a U.S. trade or business.

        Notwithstanding the foregoing, payment of the proceeds of any such sale effected outside the United States by a foreign office of any broker that is described in (i), (ii), (iii) or (iv) of the preceding sentence will not be subject to information reporting if the broker has documentary evidence in its records that you are a Non-U.S. Holder and certain other conditions are met, or you otherwise establish an exemption. Payment of the proceeds of any sale effected outside the United States by a foreign office of a broker is not subject to backup withholding. Payment of the proceeds of any such sale to or through the U.S. office of a broker is subject to information reporting and backup withholding requirements, unless you provide the statement described in "—Payment of Interest" or otherwise establish an exemption.

PLAN OF DISTRIBUTION

        Based on interpretations by the SEC staff set forth in no-action letters issued to third parties, including the Exxon Capital and Morgan Stanley no-action letters and similar no-action letters, we believe that you may transfer the new notes issued in the exchange offer in exchange for the old notes if:

  •
  you acquire the new notes in the ordinary course of business;

  •
  you have no arrangement or understanding with any person to participate in a distribution of the old notes or the new notes; and

  •
  you are not a broker-dealer, and you are not engaged in, and do not intend to engage in, the distribution of the new notes.

        If you are an affiliate of us or if you tender in the exchange offer with the intention to participate, or for the purpose of participating, in a distribution of the new notes, you may not rely on the position of the SEC staff enunciated in the Exxon Capital and Morgan Stanley letters and similar letters, but rather must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction. In addition, any such resale transaction should be covered by an effective registration statement containing the selling security holder information required by Item 507 or 508, as applicable, of Regulation S-K under the Securities Act.

        Each broker-dealer that receives the new notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such new notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of the new notes received in exchange for the old notes where such old notes were acquired as a result of market-making activities or other trading activities. We have agreed that, for a period of 180 days after the expiration date of the exchange offer, we will make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale and shall include the legend required by Item 502(e) of Regulation S-K on the back cover of the exchange offer prospectus. In addition, until                     , 2008, all dealers effecting transactions in the new notes may be required to deliver a prospectus.

        We will not receive any proceeds from any sale of the new notes by broker-dealers. New notes received by broker-dealers for their own account pursuant to the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the new notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer or the purchasers of any such new notes. Any broker-dealer that resells new notes that were received by it for its own account pursuant to the exchange offer and any broker or dealer that participates in a distribution of such new notes may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit on any such resale of the new notes and any commission or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that, by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

        For a period of 180 days after the expiration date of the exchange offer, we will promptly send additional copies of this prospectus and any amendment or supplement to this prospectus to any broker-dealer that requests such documents in the letter of transmittal. We have agreed to pay all expenses incident to the exchange offer (including the expenses of one counsel for the initial purchasers) other than commissions or concessions of any brokers or dealers and will indemnify the holders of the notes (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.

LEGAL MATTERS

        Mayer, Brown, Rowe & Maw LLP, Chicago, Illinois, will pass on the validity of the new notes.

EXPERTS

        The consolidated financial statements and management's report on the effectiveness of internal control over financial reporting incorporated in this prospectus by reference from the Company's Annual Report on Form 10-K for the year ended December 31, 2006 have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports (which reports express an unqualified opinion and includes an explanatory paragraph referring to the preparation of the financial statements in conformity with AICPA Statement of Position 90-7, Financial Reporting for Entities in Reorganization Under the Bankruptcy Code), which are incorporated herein by reference, and have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

        The consolidated financial statements of Horizon PCS, Inc. and subsidiaries as of December 31, 2004 (Successor Company) and 2003 (Predecessor Company), and for the period from October 1, 2004 through December 31, 2004 (Successor Company), the period from January 1, 2004 through September 30, 2004 (Predecessor Company) and for each of the years in the two-year period ended December 31, 2003 (Predecessor Company), have been incorporated by reference in this prospectus in reliance upon the report of KPMG LLP, independent registered public accounting firm, dated March 17, 2005, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. The report covering the Horizon PCS, Inc. and subsidiaries financial statements contains an explanatory paragraph that states on September 21, 2004, the Bankruptcy Court entered an order confirming the plan of reorganization, which became effective on October 1, 2004. Accordingly, the financial statements have been prepared in conformity with AICPA Statement of Position 90-7, "Financial Reporting for Entities in Reorganization Under the Bankruptcy Code," for the Successor Company as a new entity with assets, liabilities, and a capital structure having carrying values not comparable with prior periods.

iPCS, Inc.

OFFER TO EXCHANGE
$300,000,000 New First Lien Senior Secured Floating Rate Notes due 2013
for a Like Amount of
$300,000,000 First Lien Senior Secured Floating Rate Notes due 2013
$175,000,000 New Second Lien Senior Secured Floating Rate Notes due 2014
for a Like Amount of
$175,000,000 Second Lien Senior Secured Floating Rate Notes due 2014

Prospectus
                         , 2007

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20.    Indemnification of Directors and Officers

        Our Restated Certificate of Incorporation provides that the liability of our directors to us or any of our stockholders for monetary damages arising from acts or omissions occurring in their capacity as directors shall be limited to the fullest extent permitted by the laws of Delaware or any other applicable law. This limitation does not apply with respect to any action in which a director would be liable under Section 174 of the General Corporation Law of the State of Delaware nor does it apply with respect to any liability in which a director:

  •
  breached his or her duty of loyalty to us or our stockholders;

  •
  did not act in good faith or, in failing to act, did not act in good faith;

  •
  acted in a manner involving intentional misconduct or a knowing violation of law or, in failing to act, shall have acted in a manner involving intentional misconduct or a knowing violation of law; or

  •
  derived an improper personal benefit.

        Our Restated Certificate of Incorporation provides that we shall indemnify our directors, officers and employees and agents and former directors and officers to the fullest extent permitted by the laws of Delaware or any other applicable law. Pursuant to the provisions of Section 145 of the General Corporation Law of the State of Delaware, we have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by us or in our right) by reason of the fact that he or she is or was a director, officer, employee or agent of ours, against any and all expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding. The power to indemnify applies only if such person acted in good faith and in a manner he or she reasonably believed to be in our best interest, or not opposed to our best interest, and with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

        The power to indemnify applies to actions brought by us or in our right as well, but only to the extent of defense and settlement expenses and not to any satisfaction of a judgment or settlement of the claim itself and with the further limitation that in such actions no indemnification shall be made in the event of any adjudication of negligence or misconduct unless the court, in its discretion, believes that in light of all the circumstances indemnification should apply.

        The statute further specifically provides that the indemnification authorized thereby shall not be deemed exclusive of any other rights to which any such officer or director may be entitled under any bylaws, agreements, vote of stockholders or disinterested directors, or otherwise.

        We have directors' and officers' liability insurance covering our directors and officers. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 21.    Exhibits and Financial Statement Schedules

(a)
A list of exhibits filed with this registration statement is contained in the index to exhibits which is incorporated by reference.

(b)
Financial Statement Schedules:

  No financial statement schedules are filed because the required information is not applicable or is included in the financial statements or related notes.

(c)
Not applicable.

Item 22.    Undertakings

        Each of the undersigned registrants hereby undertakes:

  (1)
  To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

  (i)
  To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

  (ii)
  To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) that, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

  (iii)
  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

  (2)
  That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (3)
  To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

  (4)
  That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (5)
  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 20 or otherwise, the registrant has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

  (6)
  To respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11 or 13 of this form within one business day of receipt of such request and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of this registration statement through the date of responding to the request.

  (7)
  To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in this registration statement when it became effective.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, each of the registrants has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Schaumburg, State of Illinois, on August 21, 2007.

iPCS, INC.
By:	/s/ TIMOTHY M. YAGER Timothy M. Yager Director, President and Chief Executive Officer
iPCS WIRELESS, INC.; iPCS EQUIPMENT, INC.; HORIZON PERSONAL COMMUNICATIONS, INC.; BRIGHT PCS HOLDINGS, INC.
By:	/s/ TIMOTHY M. YAGER Timothy M. Yager Director, President and Chief Executive Officer
BRIGHT PERSONAL COMMUNICATIONS SERVICES, LLC
By:	/s/ TIMOTHY M. YAGER Timothy M. Yager Manager, President and Chief Executive Officer

POWER OF ATTORNEY

        Each person whose signature appears below constitutes and appoints Timothy M. Yager, Stebbins B. Chandor, Jr. and Edmund L. Quatmann, Jr., and each of them, with full power to act without the other, the true and lawful attorneys-in-fact and agents of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and to file the same, with exhibits thereto, and any and all documents in connection therewith, with the U.S. Securities and Exchange Commission, or with any other regulatory authority, and hereby grants unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ TIMOTHY M. YAGER Timothy M. Yager	Director, President and Chief Executive
Officer of iPCS, Inc.;
iPCS Wireless, Inc.;
iPCS Equipment, Inc.;
Horizon Personal Communications, Inc.;
Bright PCS Holdings, Inc.
Manager, President and Chief Executive
Officer of Bright Personal Communications
Services, LLC
	(Principal Executive Officer)	August 21, 2007
/s/ TIMOTHY G. BILTZ Timothy G. Biltz	Director of iPCS, Inc.	August 21, 2007
/s/ JEFFREY W. JONES Jeffrey W. Jones	Director of iPCS, Inc.	August 21, 2007
/s/ RYAN L. LANGDON Ryan L. Langdon	Director of iPCS, Inc.	August 21, 2007
/s/ KEVIN M. ROE Kevin M. Roe	Director of iPCS, Inc.	August 21, 2007

/s/ MIKAL J. THOMSEN Mikal J. Thomsen	Director of iPCS, Inc.	August 21, 2007
/s/ ERIC L. ZINTERHOFER Eric L. Zinterhofer	Director of iPCS, Inc.	August 21, 2007
/s/ STEBBINS B. CHANDOR, JR. Stebbins B. Chandor, Jr.
Executive Vice President and Chief Financial
Officer of iPCS, Inc.;
iPCS Wireless, Inc.;
iPCS Equipment, Inc.;
Horizon Personal Communications, Inc.;
Bright PCS Holdings, Inc.;
Bright Personal Communications Services, LLC
(Principal Financial Officer)
(Director—iPCS Wireless, Inc.;
iPCS Equipment, Inc.;
Horizon Personal Communications, Inc.;
Bright PCS Holdings, Inc.)
(Manager—Bright Personal Communications
	Services, LLC)	August 21, 2007
/s/ PATRICIA M. GRETEMAN Patricia M. Greteman
Vice President and Controller of iPCS, Inc.;
iPCS Wireless, Inc.;
iPCS Equipment, Inc.;
Horizon Personal Communications, Inc.;
Bright PCS Holdings, Inc.;
Bright Personal Communications
Services, LLC
	(Principal Accounting Officer)	August 21, 2007
/s/ EDMUND L. QUATMANN, JR. Edmund L. Quatmann, Jr.
Director, Vice President, General Counsel and
Secretary of
iPCS Wireless, Inc.;
iPCS Equipment, Inc.;
Horizon Personal Communications, Inc.;
Bright PCS Holdings, Inc.
Manager, Vice President, General Counsel
and Secretary of Bright Personal
	Communications Services, LLC	August 21, 2007

INDEX TO EXHIBITS

3.1	Certificate of Incorporation of Bright PCS Holdings, Inc.
3.2	Bylaws of Bright PCS Holdings, Inc.
4.1	First Lien Indenture, dated as of April 23, 2007, by and among iPCS, Inc., the Guarantors and U.S. Bank National Association, as trustee (Incorporated by reference to Exhibit 99.3 to the current report on Form 8-K filed by iPCS, Inc. with the SEC on April 25, 2007 (SEC File No. 000-51844))
4.2	Second Lien Indenture, dated as of April 23, 2007, by and among iPCS, Inc., the Guarantors and U.S. Bank National Association, as trustee. (Incorporated by reference to Exhibit 99.4 to the current report on Form 8-K filed by iPCS, Inc. with the SEC on April 25, 2007 (SEC File No. 000-51844))
4.3	First Lien Registration Rights Agreement, dated as of April 23, 2007, by and among iPCS, Inc., the Guarantors, Banc of America Securities LLC, UBS Securities LLC and Jefferies & Company, Inc. (Incorporated by reference to Exhibit 99.5 to the current report on Form 8-K filed by iPCS, Inc. with the SEC on April 25, 2007 (SEC File No. 000-51844))
4.4	Second Lien Registration Rights Agreement, dated as of April 23, 2007, by and among iPCS, Inc., the Guarantors, Banc of America Securities LLC, UBS Securities LLC and Jefferies & Company, Inc. (Incorporated by reference to Exhibit 99.6 to the current report on Form 8-K filed by iPCS, Inc. with the SEC on April 25, 2007 (SEC File No. 000-51844))
4.5	First Lien Security Agreement, dated as of April 23, 2007, made by iPCS, Inc. and the Guarantors in favor of U.S. Bank National Association, as collateral agent. (Incorporated by reference to Exhibit 99.7 to the current report on Form 8-K filed by iPCS, Inc. with the SEC on April 25, 2007 (SEC File No. 000-51844))
4.6	Second Lien Security Agreement, dated as of April 23, 2007, made by iPCS, Inc. and the Guarantors in favor of U.S. Bank National Association, as collateral agent. (Incorporated by reference to Exhibit 99.8 to the current report on Form 8-K filed by iPCS, Inc. with the SEC on April 25, 2007 (SEC File No. 000-51844))
4.7	Intercreditor Agreement, dated as of April 23, 2007, between U.S. Bank National Association, as first lien collateral agent and U.S. Bank National Association, as second lien collateral agent. (Incorporated by reference to Exhibit 99.9 to the current report on Form 8-K filed by iPCS, Inc. with the SEC on April 25, 2007 (SEC File No. 000-51844))
5.1	Legal Opinion of Mayer, Brown, Rowe & Maw LLP
21.1	Subsidiaries of iPCS, Inc. (Incorporated by reference to Exhibit 21.1 to the current report on Form 10-K filed by iPCS, Inc. with the SEC on March 16, 2007 (SEC File No. 000-51844))
23.1	Consent of Deloitte & Touche LLP
23.2	Consent of KPMG
23.3	Consent of Mayer, Brown, Rowe & Maw LLP (contained in legal opinion filed as Exhibit 5.1)
24.1	Power of Attorney (contained in signature pages to this registration statement)
25.1	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of U.S. Bank National Association
99.1	Form of Letter of Transmittal
99.2	Form of Notice of Guaranteed Delivery

EX-1

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CO-REGISTRANT INFORMATION
TABLE OF CONTENTS
IMPORTANT NOTICE TO READERS
DEALER PROSPECTUS DELIVERY OBLIGATION
FORWARD-LOOKING STATEMENTS
INDUSTRY AND MARKET DATA
DOCUMENTS INCORPORATED BY REFERENCE AND AVAILABLE INFORMATION
PROSPECTUS SUMMARY
The Exchange Offer
Summary of the Terms of the Exchange Offer
Consequences of Not Exchanging Old Notes
Summary of the Terms of the New Notes
RISK FACTORS
RATIO OF EARNINGS TO FIXED CHARGES
USE OF PROCEEDS
THE EXCHANGE OFFER
DESCRIPTION OF NEW NOTES
CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS
PLAN OF DISTRIBUTION
LEGAL MATTERS
EXPERTS
PART II INFORMATION NOT REQUIRED IN PROSPECTUS
  Item 20. Indemnification of Directors and Officers
  Item 21. Exhibits and Financial Statement Schedules
  Item 22. Undertakings
SIGNATURES
POWER OF ATTORNEY
INDEX TO EXHIBITS